As filed with the Securities and Exchange Commission on May 7, 2008
Registration No. 333-149677

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Home Federal Bancorp, Inc. of Louisiana

(Exact name of registrant as specified in its articles of incorporation)

Louisiana	6036	26-2140274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

624 Market Street
Shreveport, Louisiana 71101
(318) 222-1145

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Daniel R. Herndon
Chairman, President and Chief Executive Officer
Home Federal Bancorp, Inc. of Louisiana
624 Market Street
Shreveport, Louisiana 71101
(318) 222-1145

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Raymond A. Tiernan, Esq.
Philip R. Bevan, Esq.	Victor L. Cangelosi, Esq.
Eric M. Marion, Esq.	Sean P. Kehoe, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.	Muldoon Murphy & Aguggia LLP
734 15th Street, N.W., 12th Floor	5101 Wisconsin Avenue, N.W.
Washington, D.C. 20005	Washington, D.C. 20016
202-347-0300	202-362-0840

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value per share	5,438,606 shares(1)	$10.00	$39,265,708 (2)	$1,543.14 (3)
________________________
(1)
Represents the maximum number of shares of common stock, par value $.01 per share, of Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, that may be issued pursuant to the transactions described herein, based on (a) 1,422,301 shares of common stock, par value $.01 per share, of Home Federal Bancorp, Inc. of Louisiana, a federal corporation, which is the maximum number of shares of common stock of Home Federal Bancorp, Inc. of Louisiana, a federal corporation, that may be outstanding immediately before the completion of the conversion and reorganization described herein, assuming the exercise of 174,389 options to purchase shares of common stock of Home Federal Bancorp, Inc. of Louisiana, a federal corporation, and excluding shares owned by Home Federal Mutual Holding Company, (b) 876,503 shares of common stock, par value $.01 per share, of First Louisiana Bancshares, Inc., which is the maximum number of shares of First Louisiana Bancshares common stock that may be outstanding immediately before the consummation of the merger described herein, assuming the exercise of 87,979 options to purchase shares of common stock of First Louisiana Bancshares, (c) an assumed exchange ratio of 1.1148 shares of common stock of Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, for each outstanding share of common stock of Home Federal Bancorp, Inc. of Louisiana, a federal corporation and (d) an assumed exchange ratio of 2.8 shares of common stock of Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, for each outstanding share of common stock of First Louisiana Bancshares for 60% of the outstanding shares of First Louisiana Bancshares common stock.

(2)
Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rules 457(f)(1), 457(f)(3), 457(h) and 457(c) under the Securities Act of 1933, the registration fee has been calculated based on (a) a price of $10.00 per share of common stock of Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, which is the purchase price in the offering, (b) a price of $8.99 per share of common stock of Home Federal Bancorp, Inc. of Louisiana, a federal corporation, which equals the average of the high and low price per share of Home Federal Bancorp, Inc. of Louisiana, a federal corporation, common stock as reported on the OTC Bulletin Board on March 7, 2008 and (c)(i) a price of $14.25 per share of First Louisiana Bancshares common stock, which equals the book value per share as of December 31, 2007, less (ii) the payment by Home Federal Bancorp, Inc. of Louisiana, a Louisiana corporation, of the cash component of the merger consideration of $28.00 per share for 40% of the outstanding shares of First Louisiana Bancshares common stock.

(3)	Registration fee of $1,543.14 previously paid with initial registration statement on March 12, 2008.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

ALTERNATE PROSPECTUS FOR EXCHANGE OFFERS

Explanatory Note

Home Federal Bancorp, Inc. of Louisiana, a recently formed Louisiana corporation, is offering shares of its common stock for sale to eligible depositors, certain borrowers and the public in connection with the conversion of Home Federal Mutual Holding Company from the mutual holding company structure to the stock holding company structure (the "Offering").  Concurrent with the completion of the offering, shares of the existing Home Federal Bancorp, Inc. of Louisiana, a federal corporation, common stock owned by the public shareholders will be canceled and exchanged for shares of the new holding company's common stock.  Concurrent with the completion of the conversion and offering, the new holding company will acquire First Louisiana Bancshares, Inc. and shares of First Louisiana Bancshares common stock will be cancelled and exchanged for shares of the new holding company common stock and/or cash (together with the Home Federal Bancorp exchange, the "Exchange Offers").  This alternate prospectus serves as the joint proxy statement for the special meetings of shareholders of the existing Home Federal Bancorp and First Louisiana Bancshares and the prospectus for the shares of the new holding company to be issued in the Exchange Offers.

The cover page through page 19 of this joint proxy statement prospectus replaces the cover page through page 17 of the prospectus for the Offering.

Pages 18 through 24 of the prospectus for the Offering follows page 19 of this joint proxy statement prospectus.

Pages 19 through 25 of this joint proxy statement prospectus follow page 25 of the prospectus for the Offering.

Pages 26 through 121 (or pages 51 to 146 when renumbered) of this joint proxy statement prospectus are identical to pages 26 through 121 of the prospectus for the Offering.

Pages 26 through 81 of this joint proxy statement prospectus follow page 121 of the prospectus for the Offering.

Pages 121 through to 146 and pages 149 through F-64 and of the prospectus for the Offering follows page 81 of this joint proxy statement prospectus; pages 146 to 149 ("Acquisition of First Louisiana Bancshares") are not included in the joint proxy statement prospectus.

The back cover page of the prospectus for the Offering will not appear on this joint proxy statement prospectus.

This explanatory note will not appear in the final joint proxy statement prospectus.

[Home Federal Bancorp Logo]	[First Louisiana Bancshares Logo]
Subject to Completion, dated May 7, 2008

PROSPECTUS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA ( a Louisiana corporation)
JOINT PROXY STATEMENT OF HOME FEDERAL BANCORP, INC. OF LOUISIANA (a federal corporation)
AND FIRST LOUISIANA BANCSHARES, INC.
_______________________
Home Federal Bancorp, Inc. of Louisiana, a recently formed Louisiana corporation, referred to as the new holding company or New Home Federal Bancorp, has been organized as part of the conversion of Home Federal Mutual Holding Company of Louisiana from the mutual to the stock form of organization and concurrent offering of the new holding company's common stock. Upon completion of the conversion and offering, Home Federal Bancorp, Inc. of Louisiana, a federal corporation, will no longer exist and new Home Federal Bancorp will succeed to all of the rights and obligations of the federal corporation. Immediately after the conversion and offering is completed, First Louisiana Bancshares, Inc., the holding company of First Louisiana Bank, will merge with and into the new holding company. The merger will not occur if we do not complete the conversion and offering or other customary conditions are not satisfied.  Likewise, the conversion and offering will not be completed if the merger does not occur.  Following the merger, the new holding company will change its name to "First Louisiana Bancshares, Inc."  We expect that our common stock will be listed on the Nasdaq Global Market under the symbol "FLBI."
If you are currently a shareholder of Home Federal Bancorp, Home Federal Bancorp is holding a special meeting of shareholders on _______, 2008. This document is the proxy statement that Home Federal Bancorp is using to solicit your vote at the special meeting and the prospectus of new Home Federal Bancorp for the stock that will be issued to you in the conversion and offering. Home Federal Bancorp is asking you to vote in favor of the following three proposals at the special meeting:

1.	Approval of the Plan of Conversion and Reorganization;

2.
Approval of the Agreement and Plan of Merger by and between Home Federal Mutual Holding Company of Louisiana, Home Federal Bancorp, Inc. of Louisiana and First Louisiana Bancshares, Inc., dated as of December 11, 2007; and

3.	Approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies.
•	Home Federal Bancorp's board of directors has unanimously approved the plan of conversion and reorganization and the merger agreement, and recommends that you vote "FOR" each proposal.
•
As part of the conversion, your shares of common stock of Home Federal Bancorp will be exchanged for between 0.7165 and 0.9694 shares of New Home Federal Bancorp, which may be increased to 1.1148 shares in the event the offering closes at the maximum, as adjusted. The new holding company will issue cash in lieu of any fractional shares. The actual exchange ratio will ensure that immediately after the exchange of existing shares of Home Federal Bancorp for new shares but before the merger with First Louisiana Bancshares is completed, the public shareholders of Home Federal Bancorp common stock will own approximately the same aggregate percentage of shares of common stock of the new holding company that they owned immediately prior to the conversion, excluding any shares they purchased in the offering and excluding any shares issued in connection with the acquisition of First Louisiana Bancshares.  The actual exchange ratio cannot be calculated, however, until the conversion and offering are completed.

•
By their approval of the plan of conversion and reorganization as set forth in Proposal 1, the board of directors of Home Federal Bancorp has approved the informational proposals described in this joint proxy statement prospectus relating to the new holding company's articles of incorporation.  Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

If you are currently a stockholder of First Louisiana Bancshares, First Louisiana Bancshares is holding a special meeting of shareholders on _______, 2008. This document is the proxy statement that First Louisiana Bancshares is using to solicit your vote at the special meeting and the prospectus of New Home Federal Bancorp for the stock that will be issued in the merger. First Louisiana Bancshares is asking you to vote in favor of adopting the merger agreement, pursuant to which First Louisiana Bancshares will merge with and into New Home Federal Bancorp immediately following Home Federal Mutual Holding Company's conversion from the mutual to stock form; and for the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.
•	First Louisiana Bancshares' board of directors has unanimously approved the merger agreement and recommends that you vote "FOR" the adoption of the merger agreement.
•
In the merger, for each of your shares of First Louisiana Bancshares common stock you may elect to receive either (a) $28.00 in cash, without interest or (b) 2.8 shares of common stock of New Home Federal Bancorp, subject to proration if either the cash election or the stock election is oversubscribed.

We urge you to read this entire document carefully, including the section entitled "Risk Factors" beginning on page __.
These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense.

The date of this document is ______ __, 2008 and it is first being mailed on or about ______ __, 2008

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained in this joint proxy statement prospectus or to which we have referred you.  We have not authorized anyone to provide you with information that is different.  This joint proxy statement prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful.  The affairs of Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company, Home Federal Savings and Loan Association and First Louisiana Bancshares, Inc. and their respective subsidiaries may change after the date of this joint proxy statement prospectus.  Delivery of this joint proxy statement prospectus and the exchange of shares of Home Federal Bancorp common stock made hereunder does not mean otherwise.

Page
Questions and Answers About the Conversion and Offering
Questions and Answers About the Merger
Summary
Risk Factors
Forward-Looking Statements
Information About the Special Meeting of Shareholders of Home Federal Bancorp
Information About the Special Meeting of Shareholders of First Louisiana Bancshares
Selected Consolidated Financial and Other Data of Home Federal Bancorp
Selected Consolidated Financial and Other Data of First Louisiana Bancshares
Summary Selected Pro Forma Condensed Consolidated Financial Data
Recent Developments of Home Federal Bancorp
Recent Developments of First Louisiana Bancshares
How Our Net Proceeds Will Be Used
We Intend to Continue to Pay Quarterly Cash Dividends
Market for Home Federal Bancorp's Common Stock
Home Federal Savings and Loan Meets All of Its Regulatory Capital Requirements
Capitalization
Pro Forma Data
Additional Pro Forma Conversion Data
Management's Discussion and Analysis of Financial Condition and Results of Operations of Home Federal Bancorp
Business of Home Federal Bancorp
Management's Discussion and Analysis of Financial Condition and Results of Operations of First Louisiana Bancshares
Business of First Louisiana Bancshares
Regulation
Taxation
Management
Beneficial Ownership of Common Stock
Proposed Management Purchases
Home Federal Bancorp's Proposal 1 – Approval of the Plan of Conversion and Reorganization

Page
Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1 – Approval of the Merger Agreement
Home Federal Bancorp’s Proposal 3 and First Louisiana Bancshares’ Proposal 2 – Adjournment of the Special Meetings
Beneficial Ownership of First Louisiana Bancshares Common Stock
Dissenters' Right of Appraisal
Comparison of Shareholder Rights for Shareholders of First Louisiana Bancshares
Comparison of Shareholder Rights for Shareholders of Home Federal Bancorp
Informational Proposals Related to the Articles of Incorporation of New Home Federal Bancorp
The Conversion and the Offering
Restrictions on Acquisitions of Home Federal Bancorp and Home Federal Savings and Loan and Related Anti-Takeover Provisions
Description of New Home Federal Bancorp Capital Stock
Experts
Legal and Tax Opinions
Registration Requirements
Where You Can Find Additional Information
Index to Consolidated Financial Statements
Appendix A – Agreement and Plan of Merger	A-1
Appendix B – Opinion of Sandler O'Neill & Partners, L.P.	B-1
Appendix C – Opinion of National Capital Corporation	C-1
Appendix D – Section 12:131 of the Louisiana Business Corporation Law (Dissenters' Rights)	D-1

HOME FEDERAL BANCORP, INC. OF LOUISIANA
(a federal corporation)
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on __________, 2008

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Home Federal Bancorp will be held at 624 Market Street, Shreveport, Louisiana on ________, ________, 2008 at ____ p.m., Central time, to consider and vote upon:

1.
The approval of a plan of conversion and reorganization and the transactions contemplated thereby pursuant to which, among other things, new Home Federal Bancorp will offer for sale shares of its common stock and existing shares of common stock of Home Federal Bancorp held by public shareholders will be exchanged for shares of common stock of the new holding company upon the conversion of Home Federal Mutual Holding Company from the mutual holding company structure to the stock holding company form;

2.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of December 11, 2007, by and among Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares, Inc.  A copy of the merger agreement is included as Appendix A to the accompanying joint proxy statement prospectus.

3.
Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Home Federal Bancorp special meeting to approve and adopt the merger agreement; and

4.	Any other matters that may properly come before the special meeting or an adjournment or postponement thereof. Management is not aware of any such other business at this time.

The following informational proposals relating to Home Federal Bancorp's articles of incorporation are also described in this joint proxy statement prospectus, but, due to Office of Thrift Supervision regulations, are not subject to a vote of Home Federal Bancorp's shareholders.  Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

•
1A – increasing the authorized capital stock of New Home Federal Bancorp to 10,000,000 shares of preferred stock and 40,000,000 shares of common stock from 2,000,000 shares of preferred stock and 8,000,000 shares of common stock in Home Federal Bancorp's federal stock charter;

•	1B – a super-majority shareholder approval requirement to amend certain provisions in the articles of incorporation of New Home Federal Bancorp; and

•	1C – a provision adding a super-majority shareholder approval requirement to amend to certain provisions in the bylaws of New Home Federal Bancorp.

The Board of Directors has fixed ________, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Home Federal Bancorp at the address given above, shareholders may obtain an additional copy of this joint proxy statement prospectus and/or a copy of the plan of conversion and reorganization.  In order to assure timely receipt of the additional copy of the joint proxy statement prospectus and/or the plan of conversion and reorganization, the written request should be received by Home Federal Bancorp, Inc. by __________, 2008.  In addition, all such documents may be obtained by calling our Stock Information Center at (___) ___-____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Central time.

By Order of the Board of Directors

Shreveport, Louisiana
Daniel R. Herndon
____________, 2008	Chairman, President and Chief Executive Officer

FIRST LOUISIANA BANCSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on __________, 2008

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of First Louisiana Bancshares, Inc. will be held at the main office, located at 1350 East 70th Street, Shreveport, Louisiana on ________, ________, 2008 at ____ p.m., Central time, to consider and vote upon:

1.
To consider approval of the Agreement and Plan of Merger, dated as of December 11, 2007, by and among Home Federal Bancorp, Inc., Home Federal Mutual Holding Company and First Louisiana Bancshares, Inc.  A copy of the merger agreement is included as Appendix A to the accompanying joint proxy statement prospectus.

2.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the First Louisiana Bancshares special meeting to approve and adopt the merger agreement;

3.	Any other matters that may properly come before the special meeting or an adjournment or postponement thereof. Management is not aware of any such other business at this time.

The Board of Directors has fixed ________, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at an adjournment or postponement thereof.

Dissenting shareholders who comply with the procedural requirements of the Business Corporation Law of Louisiana will be entitled to receive payment of the fair cash value of their shares if the merger is effected upon approval by less than eighty percent of the total voting power of First Louisiana Bancshares.

Upon written request addressed to the Secretary of First Louisiana Bancshares at the address given above, shareholders may obtain an additional copy of this joint proxy statement prospectus.  In order to assure timely receipt of the additional copy of the joint proxy statement prospectus, the written request should be received by First Louisiana Bancshares, Inc. by __________, 2008.

By Order of the Board of Directors

Ron C. Boudreaux
President and Chief Executive Officer
Shreveport, Louisiana
____________, 2008

QUESTIONS AND ANSWERS ABOUT THE CONVERSION AND OFFERING

For Shareholders of Home Federal Bancorp, Inc.

You should read this document and the plan of conversion and reorganization for more information about the conversion and offering.  The plan of conversion and reorganization has been conditionally approved by our regulators.

Q.	What are shareholders being asked to approve?

A.
Home Federal Bancorp shareholders as of ________, 2008 are asked to vote on the plan of conversion and reorganization as well as the acquisition of First Louisiana Bancshares and, if necessary, a proposal to adjourn the special meeting.  See "Questions and Answers About the Merger" beginning on page __ for information regarding the merger.  Under the plan of conversion and reorganization, Home Federal Mutual Holding Company will convert from the mutual holding company form to a stock holding company, and as part of such conversion, a new company, Home Federal Bancorp will offer for sale, in the form of shares of its common stock, Home Federal Mutual Holding Company's 63.1% ownership interest in Home Federal Bancorp (this percentage does not take into account the affect on such percentage of the shares issued in connection with the acquisition of First Louisiana Bancshares).  In addition to the shares of common stock to be issued to those who purchase shares in the stock offering, public shareholders of Home Federal Bancorp as of the completion of the conversion and offering, will receive shares of New Home Federal Bancorp common stock in exchange for their existing shares.  In addition, informational proposals relating to New Home Federal Bancorp's articles of incorporation are also described in this joint proxy statement prospectus, but, due to Office of Thrift Supervision regulations, are not subject to a vote of the Home Federal Bancorp's shareholders.  Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

Q.	What is the conversion?

A.
Home Federal Mutual Holding Company is converting from a mutual holding company structure to a fully-public ownership structure.  Currently, Home Federal Mutual Holding Company owns 63.1% of Home Federal Bancorp's common stock.  The remaining 36.9% of common stock is owned by public shareholders.  The percentage originally held by public shareholders upon completion of our mutual holding company reorganization in January 2005 was 40%.  Such percentage has been reduced by subsequent share repurchases conducted by Home Federal Bancorp. As a result of the conversion and offering, our newly formed company, also called Home Federal Bancorp, Inc. of Louisiana will become the parent of Home Federal Savings and Loan.

Shares of common stock of the new holding company, representing the current 63.1% ownership interest of Home Federal Mutual Holding Company in Home Federal Bancorp, are being offered for sale to eligible depositors, certain borrowers and to the public.  At the completion of the conversion and offering, current public shareholders of Home Federal Bancorp will exchange their shares of Home Federal Bancorp common stock for shares of common stock of the new holding company which will be renamed "First Louisiana Bancshares, Inc."

After the conversion and offering are completed, Home Federal Savings and Loan will become a wholly-owned subsidiary of the new holding company, and 100% of the common stock of the new holding company will be owned by public shareholders.  As a result of the conversion and offering, Home Federal Mutual Holding Company and the current Home Federal Bancorp will cease to exist.

See "The Conversion and Offering" beginning on page __ of this joint proxy statement prospectus, for more information about the conversion.

Q.	What will shareholders receive for their existing Home Federal Bancorp shares?

A.
As more fully described in the section entitled "The Conversion and Offering," depending on the number of shares sold in the stock offering, each share of common stock that you own upon completion of the conversion and offering will be exchanged for between 0.7165 shares at the minimum and 0.9694 shares at the maximum of the offering range (cash will be paid in lieu of fractional shares).  For example, if you own 100 shares of Home Federal Bancorp common stock and the exchange ratio is 0.7165, after the conversion you will receive 71 shares of the new holding company common stock and $6.50 in cash, the value of the fractional share, based on the $10.00 per share offering price.  Shareholders who hold shares in street name at a brokerage firm will receive these funds in their brokerage account.  Shareholders who have stock certificates will receive checks.  The number of shares you receive will depend on the number of shares sold in the offering and will be based on an exchange ratio determined as of the closing of the conversion and offering.  The actual number of shares you receive will depend upon the number of shares we sell, which in turn will depend upon the final appraised value of Home Federal Bancorp.  The exchange ratio will adjust based on the number of shares sold in the offering.  It will not depend on the market price of Home Federal Bancorp's common stock.  However, since the exchange ratio is less than one-for-one, unless the offering range is increased, the market value per share of the shares of common stock of New Home Federal Bancorp received may be less that the per share market value of the existing Home Federal Bancorp common stock and the estimated pro forma stockholders' equity per share will be less.

Q.	What are the reasons for the conversion and offering?

A.	We are pursuing the conversion and offering for the following reasons:

•
The additional funds resulting from the offering will first be used to fund the cash portion of the merger consideration to acquire First Louisiana Bancshares and second, will support continued growth and expansion of Home Federal Bancorp’s and Home Federal Savings and Loan’s operations as well as provide increased lending capability.

•
We believe that our current mutual holding company structure has limited our opportunities to acquire other institutions because we cannot now issue stock in an acquisition in an amount that would cause Home Federal Mutual Holding Company to own less than a majority of the outstanding shares of Home Federal Bancorp.  We expect that our conversion and offering will facilitate our ability to acquire other institutions in the future by eliminating this requirement of majority ownership by our mutual holding company.  Currently, we have no plans, agreements or understandings regarding any merger or acquisition transactions other than the acquisition of First Louisiana Bancshares.

•
The conversion and offering, especially when combined with the shares to be issued in connection with First Louisiana Bancshares, will increase the number of outstanding shares held by public shareholders and we expect our stock to have greater liquidity.

In view of Home Federal Bancorp's current operations and capital level and due to the significant additional capital that will be raised by New Home Federal Bancorp in connection with the conversion of Home Federal Mutual Holding Company, Home Federal Mutual Holding Company and Home Federal Bancorp believes that conducting the acquisition of First Louisiana Bancshares in connection with the conversion will result in an institution whose competitive position will be substantially improved upon conversion.  We believe that the acquisition of First Louisiana Bancshares will significantly expand and diversify our loan portfolio, improve our lending platform, add depth and strength to management and result in an institution which will be better able to offer the increasingly sophisticated and broad array of services that are necessary to meet the convenience and needs of Home Federal Saving and Loan's (including First Louisiana Bank’s customers as a result of the merger) customers.

Q.	Why should I vote?

A.
You are not required to vote, but your vote is very important.  In order for us to implement the plan of conversion and reorganization, we must receive the affirmative vote of the holders of (1) two-thirds of the outstanding shares of Home Federal Bancorp common stock and (2) a majority of the outstanding shares of Home Federal Bancorp common stock, other than shares held by Home Federal Mutual Holding Company.  In addition, the merger must be approved for us to proceed with the conversion and offering as currently structured.

Q.	What happens if I don't vote?

A.
Your prompt vote is very important.  Not voting will have the same effect as voting "Against" the plan of conversion and reorganization.  Without sufficient favorable votes "for" the conversion, we will not proceed with the conversion and offering or the merger with First Louisiana Bancshares.  In addition, if the merger is not approved by shareholders, we cannot complete the conversion and offering as currently structured.

Q.	How do I vote?

A.	You should sign your proxy card and return it in the enclosed proxy reply envelope. Please vote promptly. Not voting has the same effect as voting "Against" the plan of conversion and reorganization.

THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP RECOMMENDS
THAT SHAREHOLDERS OF HOME FEDERAL BANCORP VOTE "FOR" THE PLAN OF CONVERSION AND REORGANIZATION

Q.	If my shares are held in street name, will my broker automatically vote on my behalf?

A.
No.  Your broker will not be able to vote your shares without instructions from you.  You should instruct your broker to vote your shares, using the directions that your broker provides to you.  If you do not instruct your broker to vote your shares by proxy, each unvoted share will have the same effect as a vote against the plan of conversion and reorganization.

Q.	How will my existing Home Federal Bancorp shares be exchanged?

A.
The exchange of your shares of Home Federal Bancorp common stock into the right to receive shares of the new holding company common stock will occur automatically on the effective date of the conversion and offering, although you will need to return your stock certificate(s) if you hold shares in certificate form.  As soon as practicable after the effective date of the conversion and offering, our exchange agent will send a transmittal form to you.  The transmittal forms are expected to be mailed promptly after the effective date and will contain instructions on how to submit the stock certificate(s) representing existing shares of Home Federal Bancorp common stock.  No fractional shares of the new holding company common stock will be issued to you when the conversion and offering are completed.  For each fractional share that would otherwise be issued to a shareholder who holds a certificate, you will be paid by check an amount equal to the product obtained by multiplying the fractional share interest to which you would otherwise be entitled by $10.00.  If your shares are held in street name, you will automatically receive cash in lieu of fractional shares.

Q.	Should I submit my stock certificates now?

A.
No.  If you hold your certificate(s), instructions for exchanging the shares will be sent to you promptly after completion of the conversion and offering.  If your shares are held in "street name," rather than in certificate form, the share exchange will occur automatically upon completion of the conversion and offering.

Further Questions?

For answers to other questions regarding the conversion and offering, please read this joint proxy statement prospectus.  Questions about the conversion and offering or voting may be directed to the Stock Information Center by calling (___) ___-____, Monday – Friday, from 9:00 a.m. and 4:00 p.m., Central time.

QUESTIONS AND ANSWERS ABOUT THE MERGER

For Shareholders of Home Federal Bancorp, Inc. and
First Louisiana Bancshares, Inc.

Q:	What am I being asked to vote on? What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the acquisition of First Louisiana Bancshares by new Home Federal Bancorp and, if necessary, the adjournment of the special meeting.  The boards of directors of Home Federal Bancorp and First Louisiana Bancshares have determined that the proposed merger is in the best interests of Home Federal Bancorp shareholders and First Louisiana Bancshares shareholders, respectively, have unanimously approved the merger agreement and recommend that Home Federal Bancorp shareholders and First Louisiana Bancshares shareholders, respectively, vote "FOR" the approval of the merger agreement and for a proposal to adjourn the respective special meetings to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the respective special meetings to approve the merger agreement.

Q:	Can I change my vote after I have delivered my proxy card?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways:

•
by submitting a written statement that you would like to revoke your proxy to the Corporate Secretary of Home Federal Bancorp, if you are a shareholder of Home Federal Bancorp, or the Secretary of First Louisiana Bancshares, if you are a shareholder of First Louisiana Bancshares, before the meeting;

•	by submitting a new proxy before the meeting; or

•	if you are a holder of record, by attending the meeting and voting in person.

Attendance at the meeting in and of itself will not revoke the proxy.  If your shares are held in an account at a broker, you should contact your broker to change your vote.

Q:	What will First Louisiana Bancshares stockholders be entitled to receive in the merger?

A:
Under the merger agreement, each share of First Louisiana Bancshares common stock will be exchanged for either 2.8 shares of the new holding company common stock or $28.00 in cash.  First Louisiana Bancshares shareholders may elect either of these options and, if they desire, may elect to exchange some common stock for cash and some common stock for the new holding company common stock.

Elections will be limited by the requirement that the 60% of the shares of First Louisiana Bancshares common stock must be converted into the new holding company common stock in the merger with the remaining 40% being converted into the right to receive cash.  Therefore, the form of consideration received will depend in part on the elections of other First Louisiana Bancshares shareholders.

The new holding company will not issue fractional shares in the merger.  Instead, First Louisiana Bancshares shareholders will receive a cash payment, without interest, for the value of any fraction of a share of Home Federal Bancorp common stock that they would otherwise be entitled to receive.  See "Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1 — Approval of the Merger Agreement" and "Description of new Home Federal Bancorp Capital Stock" in this joint proxy statement prospectus.

Q:	What will my dividends be after the merger?

A:
Home Federal Bancorp currently pays quarterly cash dividends on its common stock.  After the offering, the new holding company expects to continue to pay regular quarterly cash dividends at a rate substantially similar to its current rate, which is $.06 per share.  The new holding company's determination as to whether it will continue to pay dividends will depend on a number of factors, including capital requirements, its operating results and financial condition, tax considerations, industry standards and economic conditions.  Initially, the new holding company's ability to pay dividends will be limited to the net proceeds of the offering retained by the new holding company and earnings from the investment of such proceeds.  Additionally, funds could be contributed from Home Federal Savings and Loan through dividends; however, the ability of Home Federal Savings and Loan to dividend funds to Home Federal Bancorp is subject to regulatory limitations described in more detail in "We Intend to Continue to Pay Quarterly Cash Dividends" in this joint proxy statement prospectus.

Q:	How do shareholders of First Louisiana Bancshares elect to receive cash, stock or a combination of both for First Louisiana Bancshares stock?

A:
A form for making an election will be sent to shareholders of First Louisiana Bancshares separately no later than 15 days prior to the expected effective time of the merger.  For your election to be effective, your properly completed election form, along with your First Louisiana Bancshares stock certificates or an appropriate guarantee of delivery, must be sent to and received by Registrar and Transfer Company, the exchange agent before the end of the election period.   If you do not make a timely election you will be allocated Home Federal Bancorp common stock and/or cash depending on the elections made by other First Louisiana Bancshares shareholders.

Q:	How do stockholders of First Louisiana Bancshares exchange their stock certificates?

A:
 If you make an election, you must return your First Louisiana Bancshares stock certificates or an appropriate guarantee of delivery with your election form.  Shortly after completion of the merger, the new holding company's transfer agent will allocate cash and the new holding company's common stock among First Louisiana Bancshares shareholders, consistent with their elections and the allocation and proration procedures in the merger agreement.  If you do not submit an election form, promptly after completion of the merger the new holding company's transfer agent will send you instructions on how and where to surrender your First Louisiana Bancshares stock certificates after the merger is completed.  Please do not send your First Louisiana Bancshares stock certificates before you receive the election form.

Q:	What are the federal tax consequences of the merger?

A:
If you are a shareholder of Home Federal Bancorp, you will not recognize any gain or loss in connection with the merger.  The tax consequence of the merger to shareholders of First Louisiana Bancshares will depend on whether you receive only cash, only new holding company common stock, or a combination of cash and new holding company common stock in exchange for your shares of First Louisiana Bancshares common stock.  If you exchange your shares solely for new holding company common stock, you should not recognize gain or loss except with respect to the cash you receive instead of any fractional share of new holding company common stock.  If you exchange your shares solely for cash, you should recognize gain or loss on the exchange.  If you exchange your shares for a combination of new holding company common stock and cash, you should recognize capital gain, but not any loss, on the exchange.  Because the allocations of cash and new holding company common stock that you receive will depend on the elections of other First Louisiana Bancshares shareholders, you will not know the actual tax consequences of the merger to you until the allocations are completed.

Q:	Are shareholders of First Louisiana Bancshares entitled to appraisal rights?

A:
Louisiana law provides shareholders of First Louisiana Bancshares with objecting shareholders' rights of dissent in the merger, unless the merger is approved by at least 80% of the total shares eligible to vote. This means that you may be legally entitled to receive payment in cash of the fair value of your shares.  To maintain your appraisal rights you must (i) deliver to First Louisiana Bancshares a written objection to the merger at or before the special meeting of First Louisiana Bancshares shareholders, (ii) not vote in favor of the merger, and (iii) within 20 days of the date that notice is mailed to such shareholder that the merger was approved by the required vote but less than 80% of the total voting power, make a written demand on First Louisiana Bancshares for payment for your stock, stating the number and class of shares for which you demand payment.  Written objections should be addressed to First Louisiana Bancshares' Secretary and sent to 1350 East 70th Street, Shreveport, Louisiana 71105.  Your failure to follow exactly the procedures specified under Louisiana law will result in the loss of your dissenters' rights.  A copy of the section of the Louisiana Business Corporation Law pertaining to objecting shareholders' rights of dissent is provided as Appendix D to this document.  See "Dissenters' Right of Appraisal" on page __ of this joint proxy statement prospectus.

Q:	If I plan to attend the special meeting in person, should I still return my proxy?

A:	Yes. Whether or not you plan to attend the special meeting, you should complete and return the enclosed proxy card.

Q:	What do I need to do now to vote my shares of common stock?

A:
After you have carefully read and considered the information contained in this joint proxy statement prospectus, please complete, sign, date and mail your proxy card in the enclosed return envelope as soon as possible. This will enable your shares to be represented at the special meeting. You may also vote in person at the special meeting. If you do not return a properly executed proxy card and do not vote at the special meeting, this will have the same effect as a vote against the merger agreement. If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted in favor of adoption of the merger agreement.

Q:	If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A:
No.  Your broker will not be able to vote your shares on the proposal to adopt the merger agreement unless you provide instructions on how to vote.  Please instruct your broker how to vote your shares, following the directions that your broker provides.  If you do not provide instructions to your broker on the proposal to approve the merger agreement, your shares will not be voted, and this will have the effect of voting against the merger agreement.  Please check the voting form used by your broker to see if it offers telephone or Internet voting.

Q:	When is the merger expected to be completed?

A:
We intend to complete the merger as soon as possible.  In order to do so, the merger agreement must be approved by Home Federal Bancorp's shareholders and First Louisiana Bancshares' shareholders, respectively, and we must obtain the necessary regulatory approvals. Assuming holders of at least two-thirds of the outstanding shares of Home Federal Bancorp common stock and at least two-thirds of the voting power of First Louisiana Bancshares common stock present vote in favor of the merger agreement and we obtain the other necessary approvals, we expect to complete the merger late in the second quarter of 2008.  However, the merger cannot be completed, and you will not receive any shares of the new holding company or cash, unless and until the conversion and offering are completed.  The offering is scheduled to terminate on __________, 2008.  The offering may be extended until __________, 2008, unless the Office of Thrift Supervision approves a later date.

Q:	Is completion of the merger subject to any conditions besides shareholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other customary closing conditions that must be satisfied. To review the conditions of the merger in more detail, see "Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1—Approval of the Merger Agreement—Conditions to Completing the Merger" of this joint proxy statement prospectus.

SUMMARY

The following summary highlights the material information from this joint proxy statement prospectus and may not contain all the information that is important to you.  You should read this entire document carefully, including the sections entitled "Risk Factors" and "The Conversion and Offering" and the consolidated financial statements and the notes to the consolidated financial statements.

What This Document Is About

The Boards of Directors of Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan have adopted a plan of conversion and reorganization pursuant to which Home Federal Savings and Loan will reorganize from the mutual holding company structure to the stock form holding company structure.  As part of the conversion, Home Federal Savings and Loan formed a new Louisiana holding company, also called Home Federal Bancorp, Inc. of Louisiana.  Public shareholders of Home Federal Bancorp will receive shares in the new holding company in exchange for their shares of Home Federal Bancorp common stock based on an exchange ratio.  This conversion to a stock holding company structure also includes the offering by the new holding company of shares of its common stock to eligible depositors and certain borrowers of Home Federal Savings and Loan in a subscription offering and, if necessary, to the public in a community offering and a syndicated community offering.  Following the conversion and offering, Home Federal Mutual Holding Company and Home Federal Bancorp will no longer exist and the new holding company will be the parent company of Home Federal Savings and Loan.

The Boards of Directors of Home Federal Bancorp, Home Federal Mutual Holding Company, Home Federal Savings and Loan and First Louisiana Bancshares have adopted an agreement and plan of merger pursuant to which the new holding company will acquire First Louisiana Bancshares.  As a result of the merger, the shareholders of First Louisiana Bancshares will receive 2.8 shares of the new holding company or $28.00 in cash for each share of First Louisiana Bancshares common stock, subject to allocation and proration procedures whereby 60% of the shares of First Louisiana Bancshares will be exchanged for shares of the common stock of the new holding company with the reminder to be exchanged for cash.  The completion of the merger and the conversion and offering are expected to occur on the same day.

The conversion and offering cannot be completed unless the shareholders of Home Federal Bancorp approve the plan of conversion and reorganization.  In addition, the conversion and the offering cannot be completed unless the merger is completed.  Home Federal Bancorp's shareholders will vote on the plan of conversion and reorganization at Home Federal Bancorp's special meeting. The plan of conversion and reorganization must be approved by the holders of at least two-thirds of the outstanding shares of Home Federal Bancorp on the record date and the holders of two-thirds of the shares of Home Federal Bancorp other than those held by Home Federal Mutual Holding Company.  The merger agreement must be approved by the holders of a two-thirds of the outstanding shares of Home Federal Bancorp common stock on the record date.  Because Home Federal Mutual Holding Company and its directors and executives collectively in the aggregate own more than a two-thirds of the outstanding shares and Home Federal Mutual Holding Company and each of the directors intends to vote all of the shares beneficially owned thereby in favor of the adoption of the merger agreement, the adoption of the merger agreement by the shareholders of Home Federal Bancorp is assured.  The adoption of the merger agreement also requires the affirmative vote of at least two-thirds of the voting power present in person or by proxy of First Louisiana Bancshares.  As of ___________, 2008, the voting record date, directors of Home Federal Bancorp and First Louisiana Bancshares beneficially owned 125,013 shares and 230,800 shares, respectively, of Home Federal Bancorp and First Louisiana Bancshares common stock, or approximately 3.7% and 29.3%, respectively, of the outstanding shares, excluding shares that can be acquired upon the exercise of stock options.  Each of the directors of Home Federal Bancorp and First Louisiana Bancshares have agreed to vote the shares they own, or are otherwise entitled to vote, in favor of adopting the merger agreement. This document is the joint proxy statement used by Home Federal Bancorp's Board of Directors and First Louisiana Bancshares' Board of Directors to solicit proxies for their respective special meetings.  It also includes the prospectus of New Home Federal Bancorp regarding the shares of the new holding company common stock to be issued to the existing Home Federal Bancorp's shareholders in the share exchange and to First Louisiana Bancshares' shareholders in the merger.  This document does not serve as the prospectus relating to the offering by the New Home Federal Bancorp of its shares of common stock in the subscription offering and any community offering or syndicated community offering, all of which will be made pursuant to a separate prospectus.

In addition, informational proposals relating to Home Federal Bancorp's articles of incorporation are also described in this joint proxy statement prospectus, but, due to Office of Thrift Supervision regulations, are not subject to a vote of Home Federal Bancorp shareholders.  Home Federal Bancorp shareholders are not being asked to approve these informational proposals at the special meeting.

The Home Federal Bancorp Special Meeting

Date, Time and Place. Home Federal Bancorp will hold its special meeting of shareholders to consider and vote on the plan of conversion and reorganization, the merger agreement and the proposal to adjourn the special meeting, if necessary, at its main office located at 624 Market Street, Shreveport, Louisiana, on __________, 2008 at ____ _.m., Central time.

Record Date. The record date for shareholders entitled to vote at the special meeting of shareholders is __________, 2008.  3,383,287 shares of Home Federal Bancorp common stock including 2,135,375 shares held by Home Federal Mutual Holding Company, were outstanding on the record date and entitled to vote at the special meeting.

The Proposals.  Shareholders of Home Federal Bancorp will be voting on the following proposals at the special meeting:

1.	Approval of the plan of conversion and reorganization;

2.	Approval of the merger agreement;

3.	Approval of the proposal to adjourn the special meeting, if necessary; and

4.	Any other matters that may properly come before the special meeting or any adjournment or postponement thereof (management is not aware of any such matters).

The Informational Proposals.  The provisions of New Home Federal Bancorp's articles of incorporation which are summarized as informational proposals 1A through 1C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the plan of conversion and reorganization.  These proposals are informational in nature only because the Office of Thrift Supervision's regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization.  Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

Vote Required

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of (i) the holders of a majority of the outstanding shares of common stock of Home Federal Bancorp, other than Home Federal Mutual Holding Company, and (ii) the holders of two-thirds of the votes eligible to be cast by shareholders of Home Federal Bancorp, including Home Federal Mutual Holding Company.

Proposal 2: Approval of the Merger Agreement.  We must obtain the affirmative vote of the holders of two-thirds of the outstanding shares of Home Federal Bancorp to approve the merger agreement.

Proposal 3: Approval of Proposal to Adjourn.  We must obtain the affirmative vote of the majority of the votes present in person or by proxy to approve the proposal to adjourn.

Other Matters.  We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Home Federal Bancorp.  Management is not aware of any other matters to come before the special meeting.

As of the voting record date, the directors and executive officers of Home Federal Bancorp beneficially owned 125,013 shares, or approximately 3.7% of the outstanding shares of Home Federal Bancorp common stock, excluding shares which may be acquired upon the exercise of stock options, and Home Federal Mutual Holding Company owned 2,135,375 shares, or approximately 63.1% of the outstanding shares of Home Federal Bancorp common stock.  Home Federal Mutual Holding Company intends to vote all of its shares "FOR" the plan of conversion and reorganization and "FOR" the merger agreement.  Each of the directors of Home Federal Bancorp and First Louisiana Bancshares have agreed to vote the shares they own, or are otherwise entitled to vote, in favor of adopting the merger agreement.

Home Federal Bancorp's Board of Directors unanimously recommends that you vote "FOR" the plan of conversion and reorganization and "FOR" the merger agreement.

The First Louisiana Bancshares Special Meeting

Date, Time and Place. First Louisiana Bancshares will hold its special meeting of shareholders to consider and vote on the merger agreement and the proposal to adjourn the meeting, if necessary, at its main office located at 1350 East 70th Street, Shreveport, Louisiana, on __________, 2008 at ____ _.m., Central time.

Record Date. The record date for shareholders entitled to vote at the special meeting of shareholders is __________, 2008.  [788,524] shares of First Louisiana Bancshares common stock were outstanding on the record date and entitled to vote at the special meeting.

The Proposal.  Shareholders of First Louisiana Bancshares will be voting on the approval of the merger agreement and the proposal to adjourn the special meeting, if necessary, or any other matters that may properly come before the special meeting or any adjournment or postponement thereof (management is not aware of any such matters).

Vote Required.  First Louisiana Bancshares must obtain the affirmative vote of at least two thirds of the voting power present in person or by proxy to approve the merger agreement and the proposal to adjourn the special meeting.

As of the voting record date, the directors and executive officers of First Louisiana Bancshares beneficially owned 230,800 shares, or approximately 29.3% of the outstanding shares of First Louisiana Bancshares common stock, excluding shares that may be acquired upon the exercise of stock options.

First Louisiana Bancshares' Board of Directors unanimously recommends that you vote "FOR" the adoption of the merger agreement.

The Companies

Home Federal Bancorp, Inc. of Louisiana (new).  Home Federal Savings and Loan has formed a new Louisiana corporation called Home Federal Bancorp, Inc. of Louisiana, which will be renamed "First Louisiana Bancshares, Inc." following completion of the conversion and offering and the merger.  The new corporation is conducting a stock offering in connection with the conversion of Home Federal Mutual Holding Company of Louisiana from the mutual to the stock form of organization.  The shares of common stock of new Home Federal Bancorp to be sold represent the 63.1% ownership interest in Home Federal Bancorp, the current mid-tier stock holding company, that is owned by Home Federal Mutual Holding Company.  The remaining 36.9% ownership interest is owned by other shareholders, referred to herein as the "public shareholders," and will be exchanged for shares of the new holding company's common stock based on an exchange ratio of between 0.7165 to 0.9694.  The exchange ratio may be increased to as much as 1.1148 in the event the maximum of the offering range is increased by 15%.  The actual exchange ratio will be determined at the closing of the conversion and offering and will depend on the number of shares of the new holding company's common stock sold in the stock offering.  The executive offices of Home Federal Bancorp, Inc. are located at 624 Market Street, Shreveport, Louisiana 71101, and its telephone number is (318) 222-1145.

Home Federal Savings and Loan Association.  Home Federal Savings and Loan Association is a federally chartered stock-form savings association originally organized in 1924.  The association reorganized into the mutual holding company form in January 2005.  Home Federal Savings and Loan's headquarters and main office are located in Shreveport, Louisiana and two additional full service branch offices are also located in Shreveport, Louisiana which serve the Shreveport-Bossier City metropolitan area.  Home Federal Savings and Loan's business primarily consists of attracting deposits from the general public and using those funds to invest in securities and originate loans.  Home Federal Savings and Loan's market area is Caddo Parish, Louisiana, which includes the city of Shreveport, and neighboring communities in Bossier Parish, Louisiana.

Following the conversion and offering and the merger, we expect to continue to grow Home Federal Savings and Loan's franchise through additional de novo branch offices and, if prudent opportunities are available, through acquisitions. We have no specific plans regarding expansion by de novo branching or acquisition other than the acquisition of First Louisiana Bancshares.  We are acquiring First Louisiana Bancshares, Inc., also headquartered in Shreveport, Louisiana, in connection with the conversion and offering.  After completion of the conversion and offering as well as the merger, Home Federal Savings and Loan will change its name to "First Louisiana Bank" and will continue to be regulated by the Office of Thrift Supervision as the association's primary Federal banking regulator.  Following the merger, our main office will continue to be located in Shreveport; however, we expect to designate First Louisiana Bank's main office, which is newer and larger, as our main office.

Home Federal Mutual Holding Company of Louisiana.  Home Federal Mutual Holding Company of Louisiana currently is the mutual holding company parent of Home Federal Bancorp.  The principal business purpose of Home Federal Mutual Holding Company is owning at least a majority of the outstanding shares of common stock of Home Federal Bancorp.  Home Federal Mutual Holding Company currently owns 63.1% of the outstanding shares of Home Federal Bancorp.  Home Federal Mutual Holding Company will no longer exist upon completion of the conversion and offering.

Home Federal Bancorp, Inc. of Louisiana (current mid-tier holding company).  Home Federal Bancorp, Inc. of Louisiana is a federally chartered corporation which currently is the mid-tier stock holding company for Home Federal Savings and Loan.  The common stock of Home Federal Bancorp is registered under the Securities Exchange Act of 1934, as amended, and is publicly quoted on the OTC Bulletin Board under the symbol "HFBL."  At the conclusion of the stock offering and the conversion of Home Federal Mutual Holding Company, Home Federal Bancorp, the federal corporation, will no longer exist.  The existing public shareholders of Home Federal Bancorp will have their shares converted into between 0.7165 to 0.9694 shares of the new holding company's common stock, which may be increased to 1.1148 shares in the event the offering closes at the maximum, as adjusted.  The new holding company will issue cash in lieu of any fractional shares.  As of December 31, 2007, Home Federal Bancorp had $128.1 million in total assets and $30.4 million in stockholders' equity.

First Louisiana Bancshares, Inc.  First Louisiana Bancshares is a Louisiana corporation and currently the stock holding company for First Louisiana Bank.  The common stock of First Louisiana Bancshares is not currently publicly traded and [788,524] shares are issued and outstanding as of __________, 2008.  As of December 31, 2007, First Louisiana Bancshares had total assets of $123.1 million, total deposits of $92.8 million and total stockholders' equity of $11.2 million.  The executive offices of First Louisiana Bancshares are located at 1350 East 70th Street, Shreveport, Louisiana 71105, and its telephone number is (318) 798-5700.

First Louisiana Bank.  First Louisiana Bank is a Louisiana chartered commercial bank headquartered in Shreveport, Louisiana and operates four full-service offices in the Shreveport-Bossier City metropolitan area.  The fourth branch office was opened in April 2008.  The primary business of First Louisiana Bank is attracting deposits from individual and corporate customers and originating commercial mortgage loans, commercial business loans and consumer loans in northwest Louisiana.

The Exchange of Home Federal Bancorp Common Stock

If you are a shareholder of Home Federal Bancorp, the existing publicly traded mid-tier holding company, your shares will be cancelled and exchanged for shares of the new holding company common stock.  The number of shares you will get will be based on an exchange ratio determined as of the closing of the conversion and offering.  The actual number of shares you receive will depend upon the number of shares we sell in our offering, which in turn will depend upon the final appraised value of the new holding company.  The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering.  It will not depend on the market price of Home Federal Bancorp's common stock.  The table also shows how many shares a hypothetical owner of Home Federal Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.  The shares of the new holding company common stock that you will receive in exchange for your shares of Home Federal Bancorp common stock are referred to as "exchange shares."

	New shares to be sold in the offering		New shares to be exchanged for existing Home Federal Bancorp common stock			100 shares of Home Federal Bancorp common stock would be exchanged for the following number	Total shares of common stock to be issued in Merger		Total shares of common stock to be issued in the conversion, offering
	Amount	Percent	Amount	Percent	Exchange Ratio	of existing shares	Amount	Percent	and merger
Minimum, as adjusted(1)	1,530,000	37.0%	894,129	25.4%	0.7165	71	1,324,720	37.6%	3,519,349
Minimum	1,530,000	40.8	894,129	23.9	0.7165	71	1,324,720	35.3	3,748,849
Midpoint	1,800,000	43.1	1,051,865	25.2	0.8429	84	1,324,720	31.7	4,176,585
Maximum	2,070,000	45.0	1,209,726	26.3	0.9694	96	1,324,720	28.8	4,604,446
15% above the maximum	2,380,500	46.7	1,391,172	27.3	1.1148	111	1,324,720	26.0	5,096,392
_______________________
(1)
If Home Federal Bancorp does not receive orders for at least 1,530,000 shares in the offering, then, at Home Federal Bancorp's discretion in order to issue the minimum of shares necessary to complete the conversion and offering, up to 229,500 unsubscribed offering shares may be issued to shareholders of First Louisiana Bancshares as merger consideration.  Assumes that 229,500 unsubscribed shares are so issued, that 1,300,500 shares are sold for cash, and that all 1,530,000 of such shares are issued in the offering.

If you currently own shares of Home Federal Bancorp which are held in "street name," they will be exchanged without any action on your part.  If you currently are the record owner of shares of Home Federal Bancorp and hold certificates, you will receive, after the conversion and offering is completed, a transmittal form with instructions to surrender your stock certificates.  Certificates of the new holding company's common stock will be mailed within five business days after the exchange agent receives properly executed transmittal forms and certificates.

No fractional shares of new holding company common stock will be issued to any public shareholder of Home Federal Bancorp upon consummation of the conversion and offering.  For each fractional share that would otherwise be issued, we will pay an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price.

The First Louisiana Bancshares Merger

The merger agreement is attached to this document as Appendix A. We encourage you to read this agreement carefully, as it is the legal document that governs the merger of First Louisiana Bancshares into new Home Federal Bancorp.

What First Louisiana Bancshares Stockholders Will Receive in the Merger

In the merger, if you are a First Louisiana Bancshares stockholder you may elect to receive for each of your shares of First Louisiana Bancshares common stock either (a) $28.00 in cash, without interest, or (b) 2.8 shares of common stock of new Home Federal Bancorp, or if the offering price per share in Home Federal Mutual Holding Company's mutual to stock conversion is not $10.00, then such other number of shares as is equal to $28.00 divided by the offering price per share, subject to proration if either the cash election or the stock election is oversubscribed. Under the merger agreement, the number of shares of First Louisiana Bancshares common stock that will be converted into new Home Federal Bancorp common stock in the merger is fixed at 60% of the total First Louisiana Bancshares common shares outstanding immediately before completion of the merger. The remainder, or 40%, of the shares will be converted into the cash consideration. The cash and stock elections are subject to proration to preserve this requirement of 60% stock and 40% cash consideration. As a result, if you elect to receive only cash or stock, you may nevertheless receive a mix of cash and stock, depending on the cash elections and stock elections of other First Louisiana Bancshares shareholders.

See "The Conversion and Offering – Ownership of Home Federal Bancorp After the Conversion and Offering and the Merger" for the pro forma ownership percentage of First Louisiana Bancshares shareholders following the conversion and offering and the merger.

Any shares of the new holding company's common stock to be issued in the merger will be issued immediately following completion of the conversion and offering. The merger is contingent upon the completion of the conversion of Home Federal Mutual Holding Company. Likewise, completion of the conversion and offering is contingent on completion of the merger.

First Louisiana Bancshares Stockholders Election of Cash or Stock Consideration

If you own First Louisiana Bancshares common stock, you will receive under separate cover an election form that you may use to indicate whether your preference is to receive cash or shares of the new holding company's common stock, or a combination of cash and stock. The election forms will be mailed to shareholders of First Louisiana Bancshares on a date that will be no later than 15 days prior to the date the merger is completed.  To make an election, a holder of First Louisiana Bancshares common stock must submit a properly completed election form and return it, together with all stock certificates, so that the form and certificates are actually received by the exchange agent at or before the election deadline in accordance with the instructions on the election form. First Louisiana Bancshares shareholders will be unable to sell their First Louisiana Bancshares stock from the time when the election is made until the merger is completed.

If First Louisiana Bancshares shareholders elect to receive more common stock than the new holding company has agreed to issue in the merger, then First Louisiana Bancshares shareholders who elect to receive cash or who have made no election will receive cash for each share of First Louisiana Bancshares common stock. All First Louisiana Bancshares stockholders who elected to receive the new holding company common stock will receive a pro rata portion of the available new holding company shares plus cash for those shares not converted into the new holding company common stock.

If First Louisiana Bancshares shareholders elect to receive more cash than the new holding company has agreed to pay in the merger, then First Louisiana Bancshares shareholders who elect to receive stock or who have made no election will receive new holding company common stock.  All First Louisiana Bancshares shareholders who elected to receive cash will receive a pro rata portion of the available cash plus shares of common stock of those First Louisiana Bancshares shares not converted into cash.

Non-Electing Shares

First Louisiana Bancshares shareholders who make no election to receive cash or the new holding company common stock in the merger, and First Louisiana Bancshares shareholders who do not make a valid election, will be deemed not to have made an election. Shareholders not making an election may be paid in cash, new holding company common stock or a mix of cash and shares of new holding company common stock depending on, and after giving effect to, the number of valid cash elections and stock elections that have been made by other First Louisiana Bancshares shareholders.

No Fractional Shares

No fractional shares of new holding company common stock will be issued in the merger. Instead of fractional shares, First Louisiana Bancshares shareholders will receive an amount of cash based on the offering price of $10.00 per share in the conversion of Home Federal Mutual Holding Company.

Home Federal Bancorp's Board of Directors Recommends Shareholder Approval

Based on Home Federal Bancorp's reasons for the merger described in this document, including the fairness opinion of Sandler O'Neill & Partners, L.P., Home Federal Bancorp's board of directors unanimously approved the merger agreement. Home Federal Bancorp's board of directors believes that the merger and the merger agreement are in the best interests of Home Federal Bancorp and its shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement.

First Louisiana Bancshares' Board of Directors Recommends Stockholder Approval

Based on First Louisiana Bancshares' reasons for the merger described in this document, including the fairness opinion of National Capital Corporation, First Louisiana Bancshares' board of directors unanimously approved the merger agreement. First Louisiana Bancshares' board of directors believes that the merger and the merger agreement are advisable and in the best interests of First Louisiana Bancshares and its shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement.

Opinion of Home Federal Bancorp's Financial Advisor

In connection with the merger, the board of directors of Home Federal Bancorp received the written opinion from Home Federal Bancorp's financial advisor, Sandler O'Neill & Partners, L.P., as to the fairness, from a financial point of view, to Home Federal Bancorp of the merger consideration to be paid in the merger. The full text of the opinion of Sandler O'Neill & Partners, L.P., dated as of ________, 2008, is included in this document as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by Sandler O'Neill & Partners, L.P. The opinion of Sandler O'Neill & Partners, L.P. is directed to Home Federal Bancorp's board of directors and does not constitute a recommendation to any Home Federal Bancorp shareholder as to how to vote with respect to the merger or any other matter relating to the proposed transaction. Sandler O'Neill & Partners, L.P. will receive a fee for its services, including rendering the fairness opinion, in connection with the merger.

Opinion of First Louisiana Bancshares' Financial Advisor

In connection with the merger, the board of directors of First Louisiana Bancshares received the written opinion from First Louisiana Bancshares' financial advisor, National Capital Corporation, as to the fairness, from a financial point of view, of the consideration to be received in the merger by holders of First Louisiana Bancshares common stock. The full text of the opinion of National Capital, dated as of February 25, 2008, is included in this document as Appendix C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations of the review undertaken by National Capital.  The opinion of National Capital is directed to First Louisiana Bancshares' board of directors and does not constitute a recommendation to any First Louisiana Bancshares shareholder as to how to vote with respect to the merger, the form of consideration to be elected in the merger, or any other matter relating to the proposed transaction.  National Capital will receive a fee for its services, including rendering the fairness opinion, in connection with the merger.

Interests of First Louisiana Bancshares Directors and Executive Officers in the Merger

Some of the directors and executive officers of First Louisiana Bancshares have financial interests in the merger that are different from, or are in addition to, the interests of shareholders of First Louisiana Bancshares. These interests include rights of executive officers under employment, deferred compensation and supplemental retirement benefit agreements with First Louisiana Bancshares, rights under stock-based benefit programs and rights to continued indemnification and insurance coverage by Home Federal Bancorp after the merger for acts or omissions occurring before the merger. In addition, effective as of the completion of the merger, the Home Federal Bancorp board of directors will include seven directors of First Louisiana Bancshares, including Ron C. Boudreaux, director, President and Chief Executive Officer of First Louisiana Bancshares, who will be appointed to serve as director, President and Chief Operating Officer of the new holding company and David L. Winkler, Chairman of the board of directors of First Louisiana Bancshares, who will be appointed to serve as Vice Chairman of the board of directors of the new holding company upon completion of the merger. The First Louisiana Bancshares board of directors was aware of these interests and considered them in approving the merger agreement and the merger.

Shareholders of Home Federal Bancorp Do Not Have Dissenters' Rights of Appraisal

Under federal regulations, holders of shares of Home Federal Bancorp common stock do not have the right to dissent and obtain an appraisal of the value of their shares of Home Federal Bancorp common stock in connection with the merger.

Shareholders of First Louisiana Bancshares May Have Dissenters' Rights of Appraisal

Under Section 12:131 of the Louisiana Business Corporation Law, holders of shares of First Louisiana Bancshares common stock may have the right to obtain an appraisal of the value of their shares of First Louisiana Bancshares common stock in connection with the merger if the merger agreement is approved by two-thirds of the voting power present in person or by proxy at the special meeting, but less than 80% of the outstanding shares. To perfect appraisal rights, a First Louisiana Bancshares shareholder must not vote for the adoption of the merger agreement and must strictly comply with all of the procedures required under Louisiana law. Failure to strictly comply with Section 12:131 of the Louisiana Business Corporation Law may result in termination or waiver of appraisal rights.  See "Dissenters' Rights of Appraisal."

We have included a copy of Section 12:131 of the Louisiana Business Corporation Law as Appendix D to this document.

Conditions to the Merger

Conditions of the merger depends upon a number of conditions being satisfied or waived, including the following:

•	prior completion of the conversion and offering;

•	receipt of approval of the merger by Home Federal Bancorp's and First Louisiana Bancshares' shareholders;

•
receipt of all regulatory approvals, provided that none contain any condition or requirement that, individually or in the aggregate that would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to Home Federal Bancorp that had such condition or requirement been known, Home Federal Bancorp would not, with reasonable judgment, have entered into the merger agreement;

•	no statute, rule, regulation, injunction or other order or decree shall exist prohibiting, restricting or making illegal consummation of the merger;

•	all required third party consents have been obtained;

•
the other party's representations and warranties in the merger agreement continuing to be true as of the closing date of the merger (or on the date when made with respect to those representations and warranties that specifically relate to an earlier date) and the other party having performed its obligations under the merger agreement;

•	receipt of a tax opinion from counsel for both parties;

•	the registration statement having been declared effective by the SEC and the common stock of the holding company having been approved for listing on the Nasdaq Stock Market; and

•	receipt of all approvals of the merger required under state securities or "blue sky" laws.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether the merger will be completed. Under the merger agreement, the conditions related to shareholder approval, governmental and third party approvals, absence of legal prohibitions, effectiveness of the registration statement, blue sky approvals and completion of Home Federal Mutual Holding Company's conversion may not be waived.

Home Federal Mutual Holding Company intends to vote its ownership interest in favor of the merger agreement. At December 31, 2007, Home Federal Mutual Holding Company owned 63.1% of the outstanding shares of common stock of Home Federal Bancorp. As of the same date, the directors and executive officers of Home Federal Bancorp and their affiliates beneficially owned approximately 169,380 shares of Home Federal Bancorp common stock, or 4.9% of the outstanding shares of Home Federal Bancorp common stock, excluding shares that can be acquired upon the exercise of stock options. The directors and executive officers have agreed to vote those shares in favor of the merger agreement. Approval of the merger agreement by the shareholders of Home Federal Bancorp is, therefore, assured.

As of December 31, 2007, directors and executive officers of First Louisiana Bancshares beneficially owned 230,800 shares of First Louisiana Bancshares common stock, or approximately 29.3% of the outstanding shares of First Louisiana Bancshares common stock, excluding shares that can be acquired upon the exercise of stock options. The directors and executive officers of First Louisiana Bancshares have agreed to vote shares they own, or otherwise are entitled to vote, in favor of adopting the merger agreement.

Termination of the Merger Agreement

Home Federal Bancorp and First Louisiana Bancshares may terminate the merger agreement by mutual consent. Either Home Federal Bancorp or First Louisiana Bancshares may terminate the merger agreement unilaterally if any of several conditions occur.

Termination Fees

The merger agreement generally requires First Louisiana Bancshares to pay a termination fee of $250,000 to Home Federal Bancorp if the merger agreement is terminated because First Louisiana Bancshares changes its recommendation to vote for the merger or fails to convene and hold the special meeting or if First Louisiana Bancshares breaches its representations and obligations under the merger agreement following receipt by First Louisiana Bancshares of a competing acquisition proposal.  If First Louisiana Bancshares enters into a definitive acquisition agreement with the new acquirer or consummates the alternative transaction within 24 months of termination of the merger agreement, an additional $450,000 termination fee is payable by First Louisiana Bancshares to Home Federal Bancorp.  If First Louisiana Bancshares terminates the merger agreement to enter into a definitive acquisition agreement with another acquirer, the full $700,000 is due at such time.

Regulatory Approvals Required for the Merger

We cannot complete the merger without the prior approval of the Office of Thrift Supervision, the Federal Reserve Board and the Louisiana Office of Financial Institutions.  Home Federal Bancorp is in the process of seeking these approvals or, in the case of the Federal Reserve Board, the waiver of such approval. While we do not know of any reason why Home Federal Bancorp would not be able to obtain the necessary regulatory approvals in a timely manner, we cannot assure you that the regulatory agencies will grant their approval of the merger or what the timing may be.

 Material Federal Income Tax Consequences of the Merger

Home Federal Bancorp and First Louisiana Bancshares will not be required to complete the merger unless each receives an opinion of its respective counsel, dated the closing date of the merger, that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. In connection with the filing of the registration statement of which this document is a part, each of Home Federal Bancorp and First Louisiana Bancshares has received an opinion of its counsel that the merger will qualify as a reorganization for United States federal income tax purposes. Accordingly, it is anticipated that for federal income tax purposes, shareholders of First Louisiana Bancshares generally will not recognize any gain or loss with respect to their shares of First Louisiana Bancshares common stock if they receive only shares of new holding company common stock in the merger, except with respect to any cash received instead of a fractional share interest in new holding company common stock.

If you receive cash in exchange for any of your shares of First Louisiana Bancshares common stock, you will generally recognize gain, but not in excess of the amount of cash you receive.

You should read "Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1 – Approval of the Merger Agreement – Material Federal Income Tax Consequences of the Merger" starting on page ___ for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

Differences in Shareholders' Rights for Existing Shareholders of First Louisiana Bancshares

As a result of the merger, existing shareholders of First Louisiana Bancshares who receive stock consideration will become shareholders of new Home Federal Bancorp. Some rights of shareholders of the New Louisiana corporation will be different from the rights shareholders currently have. The differences in shareholder rights result principally from differences in the articles of incorporation and bylaws of the new holding company and the articles of incorporation and bylaws of First Louisiana Bancshares. The differences in shareholder rights include the following areas:

•	removal of directors;

•	fixing of board size within range set forth in the articles of incorporation;

•	calling special meetings of shareholders;

•	lead time required for shareholders to submit proposals for new business or nominate directors;

•	limitation on voting rights of greater-than-10% shareholders;

•	board criteria for evaluation of offers; and

•	supermajority voting requirements with respect to certain acquisitions of stock, business combinations and amendments to the articles of incorporation and by-laws.

See "Comparison of Shareholder Rights For Shareholders of First Louisiana Bancshares" for a discussion of these differences.

Equivalent Per Share Data

We have summarized below specified per common share information for our respective companies on a historical basis, combined pro forma amounts and pro forma equivalent basis as of or for the year ended June 30, 2007 and the six months ended December 31, 2007.

	Home Federal Bancorp Historical	First Louisiana Bancshares Historical	Combined Pro Forma Amounts(1)	Pro Forma First Louisiana Bancshares Equivalent Shares (2)

Book value per share:
June 30, 2007	$8.21	$13.64	$13.88	$38.86
December 31, 2007	9.00	14.25	14.52	40.66
Shares outstanding:
June 30, 2007	3,387,202	788,524	4,179,885	--
December 31, 2007	3,383,287	788,524	4,176,585	--
Cash dividends paid per share for year:
June 30, 2007	$0.24	$--	$0.20	$0.56
December 31, 2007	0.12	--	0.10	0.28
Basic earnings per share:
June 30, 2007	0.19	1.33	0.38	1.06
December 31, 2007	0.08	0.42	0.13	0.36
Diluted earnings per share:
June 30, 2007	0.19	1.19	0.36	1.01
December 31, 2007	0.08	0.37	0.12	0.34
______________________
(1)	Assuming issuance of 1,800,000 shares at the midpoint of the conversion and offering and a 60% stock, 40% cash mix for the merger.
(2)
Calculated by multiplying the combined pro forma amounts by a 2.8 exchange ratio which represents the number of shares of new holding company common stock a First Louisiana Bancshares shareholder electing to receive stock will receive for each share of stock owned based on a $10 offering price, subject to pro ration if the stock election is oversubscribed. This calculation does not consider the 40% cash portion of the merger consideration.

Market Price of Home Federal Bancorp and First Louisiana Bancshares Common Stock

The following table sets forth the price per share of Home Federal Bancorp common stock based on the last reported sales price per share on the OTC Bulletin Board on December 11, 2007, the last trading day before the public announcement of the execution of the merger agreement and on _________, 2008, the most recent date for which prices were available before mailing this document.

First Louisiana Bancshares common stock is not currently publicly traded and the equivalent price per share of First Louisiana Bancshares common stock is calculated by multiplying the offering price of $10.00 per share of the new holding company common stock by 2.8, the exchange ratio.  To the knowledge of First Louisiana Bancshares, the last sale of 1,295 shares at $14.65 per share is February 15, 2007.

Date	Home Federal Bancorp Common Stock	First Louisiana Bancshares Common Stock	Equivalent Value for Each First Louisiana Bancshares Share
December 11, 2007	$10.30	$	$
___________, 2008

RISK FACTORS

In considering whether to approve the merger agreement and for stockholders of First Louisiana Bancshares, to receive Home Federal Bancorp common stock, you should consider, among other things, the following matters:

If the Home Federal Bancorp Conversion and Offering Is Not Completed, We Will Terminate the Merger; We Will Also Terminate the Conversion and Offering If the Merger Is Not Completed.

We anticipate that the Home Federal Bancorp conversion and offering and the merger will both be completed late in the second calendar quarter of 2008.  At this time, we are not aware of any circumstances that are likely to cause the conversion and offering or the merger not to occur.  However, certain conditions to the merger have not yet been satisfied, [including receipt of all regulatory approvals], approval of the merger by Home Federal Bancorp shareholders and First Louisiana Bancshares shareholders and completion by Home Federal Bancorp of the offering.  Completion of the conversion and offering is also subject to a number of conditions including the requirement that a minimum number of shares of the new holding company be sold.  If the offering cannot be completed, the merger will not occur.

In addition, if the merger cannot be completed, we will terminate the conversion and offering.

Shareholders of First Louisiana Bancshares May Receive a Form of Consideration Different From What They Elect

The consideration to be received by First Louisiana Bancshares shareholders in the merger is subject to the requirement that 60% of the shares of First Louisiana Bancshares common stock be exchanged for the new holding company common stock and 40% be exchanged for cash.  The merger agreement contains proration and allocation procedures to achieve this desired result.  If they elect all cash and more than 40% of all First Louisiana Bancshares common stock are cash election shares, then they will receive a portion of the merger consideration in the new holding company common stock.  If shareholders of First Louisiana Bancshares elect all stock and more than 60% of all First Louisiana Bancshares common stock are stock election shares, then they will receive a portion of the merger consideration in cash.

Certain Officers and Directors of Home Federal Bancorp and First Louisiana Bancshares Have Interests That Are Different From, or In Addition To, Interests of Shareholders of Home Federal Bancorp or Stockholders of First Louisiana Bancshares Generally

You should be aware that the directors and officers of Home Federal Bancorp and First Louisiana Bancshares have interests in the merger that are different from, or in addition to, the interests of Home Federal Bancorp shareholders and First Louisiana Bancshares shareholders generally.  These include: employment agreements that the Presidents of Home Federal Bancorp and First Louisiana Bancshares will enter into upon completion of the merger; the conversion of First Louisiana Bancshares stock options into options for the new holding company based on the exchange ratio; provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of First Louisiana Bancshares for events occurring before the merger; the treatment of certain benefit plans maintained for the benefit of executive officers of First Louisiana Bank and the appointment of seven directors of First Louisiana Bancshares to the board of directors of Home Federal Bancorp and five directors to the board of directors of Home Federal Savings and Loan.

For a more detailed discussion of these interests, see "Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1—Approval of the Merger Agreement—Description of the Merger and the Merger Agreement—Interests of Certain Persons in the Merger" beginning on page ___.

First Louisiana Bancshares Shareholders Will Have Less Influence as Shareholders of the New Holding Company than as a Shareholder of First Louisiana Bancshares

Shareholders of First Louisiana Bancshares currently have the right to vote in the election of directors of First Louisiana Bancshares and on other matters affecting First Louisiana Bancshares.  The merger will result in the transfer of control of First Louisiana Bancshares to the new holding company.  Although shareholders of First Louisiana Bancshares may become a shareholder of the new holding company as a result of the merger, the percentage ownership of the new holding company will be smaller than the percentage ownership of First Louisiana Bancshares.  Because of this, shareholders will have less influence on the management and policies of the new holding company than they now have on the management and policies of First Louisiana Bancshares.  The percentage of shares of common stock of the new holding company to be issued and outstanding after completion of the conversion and offering and the merger owned by former shareholders of First Louisiana Bancshares ranges from 37.6% if the offering is completed at the minimum, as adjusted, of the range to 26.0% if the offering is completed at the maximum as adjusted.

The Market Value of New Home Federal Bancorp Common Stock Received in the Exchange May Be Less than the Market Value of Home Federal Bancorp Common Stock Exchanged.

The number of shares of new holding company common stock you receive will be based on an exchange ratio which will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Home Federal Bancorp common stock held by the public prior to the conversion and offering, the final independent appraisal of new holding company common stock prepared by Feldman Financial and the number of shares of common stock sold in the conversion and offering. The exchange ratio will ensure that existing public shareholders of Home Federal Bancorp common stock will own approximately the same percentage of new holding company common stock after the conversion and offering as they owned of Home Federal Bancorp common stock immediately prior to completion of the conversion and offering, exclusive of the effect of their purchase of additional shares in the offering and the receipt of cash in lieu of fractional shares. The exchange ratio will not depend on the market price of Home Federal Bancorp common stock.

The exchange ratio ranges from a minimum of 0.7165 to a maximum of 0.9694 shares of new Home Federal Bancorp common stock for each share of Home Federal Bancorp common stock. Under certain circumstances, the pro forma market value may be adjusted upward to reflect changes in market conditions, and, at the adjusted maximum, the exchange ratio would be 1.1148 shares of New Home Federal Bancorp common stock for each share of Home Federal Bancorp common stock. Shares of New Home Federal Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Home Federal Bancorp common stock at the time of the exchange, the initial market value of the New Home Federal Bancorp common stock that existing Home Federal Bancorp shareholders receive in the share exchange could be less than the market value of the Home Federal Bancorp common stock that such person currently own. If the conversion and offering is completed at the minimum of the offering range, each share of Home Federal Bancorp would be converted into 0.7165 shares of New Home Federal Bancorp common stock with an initial value of $7.16 based on the $10.00 offering price in the conversion and offering. This compares to the closing sale price of $     per share price for Home Federal Bancorp common stock on May      , 2008, as reported on the OTC Bulletin Board. The decline in the initial value of the New Home Federal Bancorp common stock received in exchange for Home Federal Bancorp common stock could be even greater if the market price for Home Federal Bancorp common stock increases prior to the completion of the conversion and offering. In addition, as discussed in “-Effect on Shareholders’ Equity per Share of the Shares Exchanged”, pro forma stockholders equity following the conversion and offering and the merger will range between $15.52 and $13.71 at the minimum and the maximum of the offering range, respectively. Since the exchange ratio is less than one for one, the estimated pro forma stockholders’ equity per share that existing Home Federal Bancorp shareholders have after the conversion and offering and the merger would range from $11.12 to $13.29.

INFORMATION ABOUT THE SPECIAL MEETING OF SHAREHOLDERS OF
HOME FEDERAL BANCORP

Home Federal Bancorp is mailing this joint proxy statement prospectus to its shareholders on or about _________, 2008. With this document, we are sending you the attached notice of the Home Federal Bancorp special meeting of shareholders and a proxy card that is solicited by the Home Federal Bancorp board of directors. The special meeting will be held at the ________________________________________, at ___:00 a.m. Central time, on_________, 2008.

Matters to be Considered

The purpose of the special meeting is to consider and vote on the plan of conversion and reorganization and the merger agreement. If you would like to receive a copy of the plan of conversion and reorganization, you must submit a request in writing, addressed to Home Federal Bancorp at the address listed in "Where You Can Find Additional Information." Such requests must be received no later than _________, 2008. You may also contact the Stock Information Center at (   ) ___ -____, Monday through Friday from 10:00 a.m. to 4:00 p.m., Central time.  A copy of the merger agreement is attached as Appendix A to this document.

Home Federal Bancorp may adjourn or postpone the special meeting and may use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies. No proxy that is voted against approval of the proposals will be voted in favor of adjournment to further solicit proxies.

Voting in favor of or against the plan of conversion and reorganization includes a vote for or against the conversion of Home Federal Mutual Holding Company to a stock form holding company as contemplated by the plan of conversion and reorganization.  Voting in favor of the plan of conversion and reorganization will not obligate you to purchase any common stock in the offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Home Federal Savings and Loan.

Proxy

You should complete and promptly return the proxy card accompanying this document to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend. You can revoke your proxy at any time before the vote is taken at the special meeting by:

•	submitting written notice of revocation to the secretary of Home Federal Bancorp;

•	completing and submitting a proxy card with a later date; or

•	voting in person at the special meeting.

However, simply attending the special meeting without voting will not, by itself, revoke an earlier proxy.

If your shares are held in street name, you should follow the instructions of your broker regarding revocation of proxies.

All shares represented by valid proxies, and not revoked, will be voted in accordance with your instructions on the proxy card. IF YOU SIGN AND RETURN YOUR PROXY CARD, BUT MAKE NO SPECIFICATION ON THE CARD AS TO HOW YOU WANT YOUR SHARES VOTED, YOUR PROXY WILL BE VOTED AS RECOMMENDED BY THE HOME FEDERAL BANCORP BOARD OF DIRECTORS. The Home Federal Bancorp board of directors is presently unaware of any other matter that may be presented for action at the special meeting of shareholders. If any other matter does properly come before the special meeting, the board of directors intends that shares represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

Record Date and Voting Rights

The close of business on _________, 2008 has been fixed as the record date for determining the Home Federal Bancorp shareholders entitled to receive notice of and to vote at the special meeting.  On the record date, there were 3,383,287 shares of Home Federal Bancorp common stock outstanding, 2,135,375 of which are held by Home Federal Mutual Holding Company.

You may vote your shares at the special meeting in person or by proxy.  To vote in person, you must be a shareholder of record or obtain a legal proxy from your broker if your shares are held by a broker or other nominee, attend the special meeting and obtain and submit a ballot, which we will provide to you at the special meeting.  To vote by proxy, you must complete, sign and return the enclosed proxy card.  If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed.  If you sign the proxy card but do not make specific choices, your proxy will vote your shares "FOR" the proposals identified in the Home Federal Bancorp Notice of Special Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the board of directors determines.  As of the date of this proxy statement, we know of no other matters that may be presented at the special meeting, other than that listed in the Notice of Special Meeting.

Quorum Requirements

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Home Federal Bancorp common stock entitled to vote is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the special meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the special meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the special meeting.

Vote Required

Proposal 1:  Approval of the Plan of Conversion and Reorganization.  Approval of the plan of conversion by the shareholders of Home Federal Bancorp requires the affirmative vote of:

•	the holders of at least two-thirds of the shares of Home Federal Bancorp common stock outstanding on the record date; and

•	the holders of at least a majority of the shares of Home Federal Bancorp common stock other than Home Federal Mutual Holding Company outstanding on the record date.

Informational Proposals 1A – 1C:  Related to Certain Provisions in Home Federal Bancorp's Articles of Incorporation. The provisions of Home Federal Bancorp's articles of incorporation which are summarized as informational proposals 1A through 1C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the plan of conversion and reorganization.  These proposals are informational in nature only, because the Office of Thrift Supervision's regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion and reorganization.  Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

Proposal 2:  Approval of the Merger Agreement.  Adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the shares of Home Federal Bancorp common stock outstanding on the record date.

Proposal 3:  Approval of Proposal to Adjourn the Special Meeting.  Approval of the proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the holders of shares of Home Federal Bancorp common stock present by person or proxy.

Home Federal Mutual Holding Company intends to vote its ownership interest in favor of the plan of conversion and reorganization, the merger agreement and the proposal to adjourn the special meeting. At December 31, 2007, Home Federal Mutual Holding Company owned 63.1% of the outstanding shares of common stock of Home Federal Bancorp. As of the same date, the directors and executive officers of Home Federal Bancorp and their affiliates owned approximately 125,013 shares of Home Federal Bancorp common stock, or 3.7% of the outstanding shares of Home Federal Bancorp common stock, excluding 44,367 shares that can be acquired upon the exercise of stock options.  The directors of Home Federal Bancorp have agreed to vote their shares "FOR" the approval of the plan of conversion and reorganization and adoption of the merger agreement.  Because Home Federal Mutual Holding Company, combined with shares  owned by directors, owns more than two-thirds of the outstanding shares of common stock of Home Federal Bancorp and it and the directors intend to vote their shares in favor of adoption of the merger agreement, the adoption of the merger agreement by shareholders of Home Federal Bancorp is assured.

Abstentions and broker non-votes will have the effect of votes against the plan of conversion and reorganization and the merger agreement.

Solicitation of Proxies

This joint proxy statement prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the Home Federal Bancorp special meeting by the Board of Directors.  Home Federal Bancorp will pay the costs of soliciting proxies from its shareholders.  To the extent necessary to permit approval of the plan of conversion and reorganization, the merger agreement and the other proposals being considered, directors, officers or employees of Home Federal Bancorp and Home Federal Savings and Loan may solicit proxies by mail, telephone and other forms of communication.  We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation.

We have retained _______________ to solicit proxies in connection with the special meeting of shareholders with respect to approval of the plan of conversion and reorganization and merger agreement as set forth in Proposal 1 and Proposal 2.  We have agreed to pay _____________ a base fee of $______ plus out of pocket expenses.  The aggregate fee will vary considerably based on the number and length of telephone solicitations made.  We have also agreed to reimburse ____________ for its expenses for such solicitation services.  We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

The Board of Directors recommends that you promptly sign, date and mark the enclosed proxy card in favor of the adoption of the plan of conversion and reorganization and merger agreement and promptly return it in the enclosed self-addressed, postage-prepaid proxy reply envelope.  Returning the proxy card will not prevent you from voting in person at the special meeting.

Your prompt vote is very important.  Failure to vote will have the same effect as voting against the plan of conversion and reorganization and merger agreement.

Recommendation of the Home Federal Bancorp Board of Directors

Home Federal Bancorp's board of directors has unanimously approved each of the proposals and the transactions contemplated by the proposals. The board of directors believes that the proposals are fair to Home Federal Bancorp shareholders and are in the best interest of Home Federal Bancorp and its shareholders and unanimously recommends that you vote "FOR" approval of each of the proposals.

Shareholder Proposals

Any proposal which a shareholder wishes to have included in the proxy materials of Home Federal Bancorp relating to the next annual meeting of shareholders of Home Federal Bancorp, which is anticipated to be held in November 2008, if we do not complete our second step conversion by that date, must be made in writing and filed with the Corporate Secretary, DeNell W. Mitchell, Home Federal Bancorp, 624 Market Street, Shreveport, Louisiana, 71101, no later than June 13, 2008.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposals be sent certified mail, return receipt requested.

Shareholder proposals which are not submitted for inclusion in Home Federal Bancorp's proxy materials pursuant to Rule 14a-8 may be brought before an annual meeting pursuant to Article II, Section 15 of Home Federal Bancorp's Bylaws.  Notice of the proposal must be given in writing and delivered to, or mailed and received at, our principal executive offices five days before the date of the annual meeting.  The notice must include the information required by Article II, Section 15 of our Bylaws.

If, as expected, we complete our second step conversion prior to the next annual meeting of shareholders, the articles of incorporation of the new holding company, our successor corporation, provide that notice satisfying the provision of Article 8.D, must be received at the address indicated above by August 31, 2008.

Questions?
Please read this document carefully. If you have questions about the plan of conversion and reorganization and merger agreement or about voting at the special meeting of shareholders or about the stock offering, please call _______ at _________. Additionally, you may contact our proxy solicitor, ___________________ at ___________.

INFORMATION ABOUT THE SPECIAL MEETING OF SHAREHOLDERS OF
FIRST LOUISIANA BANCSHARES

First Louisiana Bancshares is mailing this joint proxy statement prospectus to its shareholders on or about ____________, 2008. With this document, First Louisiana Bancshares is sending you the attached notice of the First Louisiana Bancshares special meeting of shareholders and a proxy card that is solicited by the First Louisiana Bancshares board of directors. The First Louisiana Bancshares special meeting will be held on ____________, 2008 at ___:00 a.m., Central time, at the _________________________________.

Matter to be Considered

The purpose of the First Louisiana Bancshares special meeting is to consider and vote on the merger agreement which is described under "Home Federal Bancorp's Proposal 2 and First Louisiana Bancshares' Proposal 1 – Approval of The Merger Agreement" in this joint proxy statement prospectus. A copy of the merger agreement is attached as Appendix A to this document.

First Louisiana Bancshares may adjourn or postpone the special meeting of shareholders and First Louisiana Bancshares may use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies. No proxy that is voted against approval of the merger agreement will be voted in favor of adjournment to further solicit proxies.

Voting

If you hold your common stock in your own name and not through a broker or another nominee, you may vote your shares of common stock:

•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope; or

•	by attending the special meeting and voting in person.

If your shares are held in street name, you should follow the instructions on the proxy card or voting instruction card forwarded to you by your broker or other nominee to determine how you may vote your shares.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your common stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the First Louisiana Bancshares board of directors.

Solicitation of Proxies

First Louisiana Bancshares will pay the cost of its proxy solicitation. First Louisiana Bancshares will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies.

First Louisiana Bancshares also expects that some of its employees will solicit First Louisiana Bancshares stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this.

Record Date

The close of business on_________, 2008 has been fixed as the record date for determining the First Louisiana Bancshares shareholders entitled to receive notice of and to vote at the special meeting of shareholders. At that time, [788,524] shares of First Louisiana Bancshares common stock were outstanding.

Voting Rights, Quorum Requirements and Vote Required

You are entitled to vote your First Louisiana Bancshares common stock if the shareholder records show that you held your common stock of record on the record date. Each share of common stock has one vote.

The presence, in person or by proxy, of a majority of the total number of outstanding shares of First Louisiana Bancshares common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes will count for quorum purposes.

As of____________, 2008, directors and executive officers of First Louisiana Bancshares beneficially owned 230,800 shares of First Louisiana Bancshares common stock, or approximately 29.3% of the outstanding shares of First Louisiana Bancshares common stock, excluding shares that can be acquired upon the exercise of stock options. The directors of First Louisiana Bancshares have agreed to vote shares they own, or otherwise are entitled to vote, in favor of adopting the merger agreement.

Adoption of the merger agreement requires the affirmative vote of at least two-thirds of the voting power present in person or by proxy at the special meeting.  Abstentions and broker non-votes will have the effect of votes against the merger agreement.

Revocation of Proxies

Any shareholder of record giving a proxy has the power to revoke it any time before it is exercised by (a) filing with the Corporate Secretary of First Louisiana Bancshares written notice of revocation (____________, Corporate Secretary, First Louisiana Bancshares, Inc., 1350 East 70th Street, Shreveport, Louisiana 71105), (b) submitting a duly executed proxy bearing a later date or (c) appearing at the special meeting to vote in person. Proxies solicited by this document may be exercised only at the special meeting and any adjournment or postponement thereof and will not be used for any other meeting.

Recommendation of the First Louisiana Bancshares Board of Directors

The First Louisiana Bancshares board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The First Louisiana Bancshares board of directors believes that the transactions contemplated by the merger agreement are advisable and in the best interests of First Louisiana Bancshares and its shareholders and unanimously recommends that you vote "FOR" adoption of the merger agreement.

Questions? Please read this document carefully. If you have any questions about the merger agreement or about voting at the special meeting of shareholders, please call __________ at ________.

HOME FEDERAL BANCORP'S PROPOSAL 1 – APPROVAL OF THE
PLAN OF CONVERSION AND REORGANIZATION

The Boards of Directors of Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan have approved the plan of conversion and reorganization.  The plan of conversion and reorganization also has been approved by the Office of Thrift Supervision, subject to approval by the members of Home Federal Mutual Holding Company and the shareholders of Home Federal Bancorp entitled to vote on the matter.  Office of Thrift Supervision approval does not constitute an endorsement or recommendation of the plan of conversion and reorganization.

General

The Boards of Directors of Home Federal Mutual Holding Company, Home Federal Bancorp and Home Federal Savings and Loan unanimously adopted the plan of conversion and reorganization effective December 11, 2007, as amended April 21, 2008.  The plan of conversion and reorganization has been approved by the Office of Thrift Supervision, subject to, among other things, approval of the plan of conversion and reorganization by the members of Home Federal Mutual Holding Company and the shareholders of Home Federal Bancorp.  The special meeting of shareholders has been called for this purpose on ________, 2008.  In order for the conversion and offering to be completed, we also must receive approval of application filed with the Office of Thrift Supervision under the Bank Merger Act for the mergers of our interim savings association.

The conversion to a stock holding company structure also includes the offering by New Home Federal Bancorp of its outstanding shares to qualifying depositors and certain borrowers of Home Federal Savings and Loan in a subscription offering and to certain other persons in a community offering and/or syndicated community offering.  The conversion and offering will be effected as described under "The Conversion and Offering."  The plan of conversion and reorganization has been included as an exhibit to the registration statement filed with the SEC.  See "Where You Can Find Additional Information" in this joint proxy statement prospectus.

Purposes of the Conversion and Offering

Home Federal Mutual Holding Company, as a mutual holding company, does not have shareholders and has no authority to issue capital stock.  As a result of the conversion and offering, we will be structured in the form used by holding companies of commercial banks, most business entities and a growing number of savings institutions.  The conversion and offering will be important to our future growth and performance by providing a larger capital base to support our operations and by enhancing our future access to capital markets, ability to continue to grow our asset base, through additional new branches, acquisitions or otherwise, and to diversify into other financial services related activities and to provide additional services to the public.  See "The Conversion and Offering – Purposes of the Conversion and Offering" beginning on page __ in this joint proxy statement prospectus.

The conversion and offering also will result in an increase in the number of shares of common stock held by public shareholders, as compared to the current number of outstanding shares of Home Federal Bancorp common stock, which will facilitate development of a more active and liquid trading market for our common stock.  See "Market for Home Federal Bancorp's Common Stock" on page __.

The Boards of Directors of Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan believe that it is in the best interests of such companies and their respective members and shareholders to continue to implement our strategic business plan, and that the most feasible way to do so is through the conversion and offering.

Effect of the Conversion and Offering on Public Shareholders

Effect on Outstanding Shares of Home Federal Bancorp.  Federal regulations provide that in a conversion of a mutual holding company to stock form, the public shareholders of Home Federal Bancorp will be entitled to exchange their shares of common stock for common stock of the converted holding company, provided that the association and the mutual holding company demonstrate to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable.  Each publicly held share of Home Federal Bancorp common stock will, on the date of completion of the conversion and offering, be automatically converted into and become the right to receive a number of shares of common stock of the new holding company determined pursuant to the exchange ratio.  We refer to these shares as the "exchange shares."  The public shareholders of Home Federal Bancorp common stock will own the same percentage of common stock in the new holding company after the conversion and offering (but before giving effect to the shares of new holding company common stock issued in the merger) as they hold in Home Federal Bancorp subject to additional purchases, or the receipt of cash in lieu of fractional shares.  The total number of shares of the new holding company held by the former public shareholders of Home Federal Bancorp common stock after the conversion and offering will also be affected by any purchases by these persons in the offering.  However, since the exchange ratio is less than one-for-one, unless the offering range is increased, the market value per share of the shares of New Home Federal Bancorp received may be less than the per share market value of the existing Home Federal Bancorp common stock and the estimated pro forma effective stockholders' equity will be less.  For more information on the effect of the conversion and on public shareholders, see "Conversion and Offering – Effect of the Conversion and Offering on Public Shareholders" beginning on page __ in this joint proxy statement prospectus.

Dissenters' and Appraisal Rights

The public shareholders of Home Federal Bancorp common stock will not have dissenters' rights or appraisal rights in connection with the exchange of publicly held shares of Home Federal Bancorp common stock as part of the conversion and offering.

Exchange of Shares

The conversion of your shares of Home Federal Bancorp common stock into the right to receive shares of the new holding company's common stock will occur automatically on the effective date of the conversion and offering, although you will need to exchange your stock certificate(s) if you hold shares in certificate form.  As soon as practicable after the effective date of the conversion and offering, our exchange agent will send a transmittal form to you.  The transmittal forms are expected to be mailed promptly after the effective date and will contain instructions on how to submit the stock certificate(s) representing existing shares of Home Federal Bancorp common stock.

No fractional shares of the new holding company's common stock will be issued to you when the conversion and offering are completed.  For each fractional share that would otherwise be issued to a shareholder who holds a certificate, you will receive a check in an amount equal to the product obtained by multiplying the fractional share interest to which you would otherwise be entitled by $10.00.  If your shares are held in street name, you will automatically receive cash in lieu of fractional shares.  For more information regarding the exchange of your shares see "The Conversion and Offering – Delivery and Exchange of Certificates – Exchange Shares."

Conditions to the Conversion and Offering

Consummation of the conversion and offering are subject to the receipt of all requisite regulatory approvals, including various approvals of the Office of Thrift Supervision.  No assurance can be given that all regulatory approvals will be received.  Receipt of such approvals from the Office of Thrift Supervision will not constitute a recommendation or endorsement of the plan of conversion and reorganization or the offering by the Office of Thrift Supervision.  Consummation of the conversion and offering also is subject to approval by the shareholders of Home Federal Bancorp at the special meeting of shareholders of Home Federal Bancorp and by the members of Home Federal Mutual Holding Company at a special meeting of members to be held the same day as the special meeting of shareholders.  Completion of the conversion and offering requires completion of the merger with First Louisiana Bancshares.  Consequently, failure to complete the merger will result in the termination of the conversion and offering.

Effect on Existing Stock Benefit Plans

Under the plan of conversion and reorganization, the existing stock benefit plans of Home Federal Bancorp will become stock benefit plans of the new holding company and shares of the new holding company's common stock will be issued, or reserved for issuance, pursuant to such benefit plans and not shares of the current Home Federal Bancorp common stock.  Upon consummation of the conversion, the common stock currently reserved for or held by these benefit plans will be converted into options or the new holding company's common stock based upon the exchange ratio.

New Stock Benefit Plans

In connection with the conversion and offering, Home Federal Bancorp will fund the employee stock ownership plan with additional shares of the new holding company's common stock equal to 4.0% of the common stock sold in the offering.  In addition, the new holding company intends to adopt a new stock option plan and new stock recognition and retention plan for which we intend to reserve 7.68% of the shares sold in the offering and fund with 3.07% of the shares sold in the offering, respectively.  For additional information regarding the new stock benefit plans see "Management – New Stock Benefit Plans."

Amendment or Termination of the Plan of Conversion and Reorganization

All interpretations of the plan of conversion and reorganization by the Board of Directors will be final, subject to the authority of the Office of Thrift Supervision.  The plan of conversion and reorganization provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion and reorganization may be substantively amended by a majority vote of the Board of Directors as a result of comments from regulatory authorities or otherwise, at any time prior to the submission of proxy materials to the shareholders of Home Federal Bancorp and members of Home Federal Mutual Holding Company.  Amendment of the plan of conversion and reorganization thereafter requires a majority vote of the Board of Directors, with the concurrence of the Office of Thrift Supervision.  The plan of conversion and reorganization may be terminated by a majority vote of the Board of Directors at any time prior to the earlier of approval of the plan by the Office of Thrift Supervision and the date of this special meeting and the special meeting of members of Home Federal Mutual Holding Company, and may be terminated at any time thereafter with the concurrence of the Office of Thrift Supervision.  The plan of conversion and reorganization shall be terminated if the conversion is not completed within 24 months from the date on which the members of Home Federal Mutual Holding Company approve the plan of conversion and reorganization, and may not be extended by us or the Office of Thrift Supervision.

HOME FEDERAL BANCORP'S PROPOSAL 2 AND FIRST LOUISIANA BANCSHARES' PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT

The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement.  A copy of the merger agreement is attached as Appendix A to this joint proxy statement prospectus and is incorporated by reference into this joint proxy statement prospectus.  You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.

General

In connection with the approval of the merger agreement, on December 11, 2007, the boards of directors of Home Federal Bancorp and Home Federal Mutual Holding Company of Louisiana unanimously adopted the plan of conversion, pursuant to which Home Federal Mutual Holding Company will be converted from the mutual to the stock form of organization.  In connection with the conversion, Home Federal Bancorp, Inc. of Louisiana, a new Louisiana corporation, will offer and sell the shares of common stock to be sold in the conversion.  Immediately after the completion of the conversion, it is expected that First Louisiana Bancshares will merge with and into the new holding company with the new holding company being the survivor of the merger in accordance with the terms of the merger agreement, operating under the name "First Louisiana Bancshares, Inc."  It is expected that the conversion and offering and the merger will be completed on the same day.  Immediately thereafter, First Louisiana Bank will merge with and into Home Federal Savings and Loan with Home Federal Savings and Loan being the survivor of the merger operating under the name "First Louisiana Bank."  The merger is governed by the merger agreement, which was unanimously adopted by the respective boards of directors of Home Federal Bancorp, Home Federal Mutual Holding Company, the new holding company and First Louisiana Bancshares.  The new holding company entered into an accession agreement in February 2008 under which it has adopted and become a party to the merger agreement between Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares and as a result agreed to perform all its obligations and agreements set forth in the merger agreement as if it had been a party to the merger agreement as of December 11, 2007 and to be subject to the same obligations and/or limitations as Home Federal Bancorp and Home Federal Mutual Holding company are under the merger agreement.

The merger will not occur unless the conversion is completed.  In the event the conditions to the merger are not satisfied or waived, the offering will be terminated and the funds received in connection therewith returned to subscribers.  The completion of the merger is expected to occur immediately after the completion of the conversion on the same day.   The new holding company expects to issue approximately 1,324,720 shares of its common stock and approximately $8.8 million of cash to the holders of First Louisiana Bancshares common stock subject to increase up to approximately 1,472,525 shares and approximately $9.8 million of cash if all the outstanding options to purchase shares of First Louisiana Bancshares common stock are exercised prior to completion of the merger.  Assuming the issuance of 1,324,720 shares in the merger, at the minimum, as adjusted, and the maximum, as adjusted, of the offering range, First Louisiana Bancshares shareholders would hold between 37.6% and 26.0%, respectively, of the total number of shares of the new holding company issued and outstanding after completion of the merger and the conversion.

Under the terms of the merger agreement, upon completion of the merger, each outstanding share of First Louisiana Bancshares common stock, other than treasury shares, will be converted into the right to receive either $28.00 in cash or 2.8 shares of common stock (referred to as the merger exchange ratio) of New Home Federal Bancorp, the new Louisiana-chartered company, or a combination of cash and common stock, provided that 60% of the shares of First Louisiana Bancshares will be exchanged for shares of the new holding company.  The merger exchange ratio was the result of arms length negotiations between Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares.  In negotiating the merger exchange ratio, Home Federal Bancorp and Home Federal Mutual Holding Company considered a variety of matters including First Louisiana Bancshares’ franchise and market share First Louisiana Bancshares’ historical and projected results of operation and financial condition, an analysis of the performance of a number of financial institutions considered to be a representative peer group on a variety of financial measures, potential cost savings resulting from the merger and the terms of comparable merger transactions announced since January 1, 2007 involving commercial banks, both nationally and those specifically involving companies based in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas, in which the aggregate merger consideration was between $15.0 million and $100.0 million.

Background of the Merger

Since completing the reorganization into the mutual holding company structure in January 2005, Home Federal Bancorp’s board has contemplated the strategic direction that it wished to pursue and how best to leverage its substantial capital base.  Ultimately, the board believed Home Federal Bancorp’s future lay in developing and expanding Home Federal Savings and Loan’s role as a locally-based community financial institution and in connection therewith, expanding its products and services to transform itself to being more like a community bank.  Such strategy also considered Home Federal Bancorp’s desire to strengthen management depth and expertise in connection with implementing such strategy. As part of reviewing its strategic options, the board of Home Federal Bancorp periodically evaluated the possible opportunities to expand through merger and acquisition as an efficient way to implement its strategic goals.

Likewise, First Louisiana Bancshares’ board also periodically considered its strategic alternatives. The strategic alternatives considered by First Louisiana Bancshares’ board have included continuing its on-going operations as an independent institution and acquiring other depository institutions, branch offices or companies engaged in complimentary lines of business. In addition, First Louisiana Bancshares has explored other strategic business combinations with similarly sized or larger institutions.  In particular, within the two years prior to engaging in discussions with Home Federal Bancorp, First Louisiana Bancshares engaged in various informal discussions with other institutions regarding potential strategic combinations.  One of these discussions progressed to more formal negotiations and, in June 2006, First Louisiana Bancshares entered into a nonbinding letter of intent with a larger financial institution providing for the potential acquisition of First Louisiana Bancshares.  However, this letter of intent was later terminated by First Louisiana Bancshares following due diligence as a result of a reduction in the proposed merger consideration to be paid to the shareholders of First Louisiana Bancshares. Although the board of directors has pursued the goal of increasing long-term stockholder value by remaining an independent financial institution focused on profitable growth, the board and management have also been acutely aware in recent years of changes in the financial services industry and the competitive challenges facing a financial institution such as First Louisiana Bancshares.  These challenges have included increasing government regulation, increasing expense burdens and commitments for technology and training, an interest rate environment resulting in the compression of net interest margin, and increasing competition in the delivery of financial products and services combined with increasing customer expectations for sophisticated financial products and services.

The management teams of Home Federal Bancorp and First Louisiana Bancshares have been familiar with each other for many years as a result of, among other things, their companies operating in the same geographic area and their participation in various industry-related professional organizations and community services initiatives.

Beginning in April 2007, Messrs. Daniel Herndon and Ron Boudreaux had very informal discussions with respect to the possibility of Home Federal Bancorp acquiring First Louisiana Bancshares due to the similar community banking philosophies and complementary strengths as well as the unique opportunity a combination of the two institutions would create.  As a result of their initial informal discussions which indicated there was a basis for pursuing discussions, Home Federal Bancorp directed Sandler O’Neill & Partners to evaluate a potential acquisition of First Louisiana Bancshares.  Similarly, based on these initial discussions, First Louisiana Bancshares asked its financial advisor, National Capital Corporation to analyze a potential business combination with Home Federal Bancorp.

Negotiations on behalf of Home Federal Bancorp were conducted primarily by Daniel Herndon, Chairman, President and Chief Executive Officer of Home Federal Bancorp, Home Federal Bancorp’s counsel, Elias, Matz, Tiernan & Herrick L.L.P., and Sandler O’Neill & Partners.  Home Federal Bancorp’s board of directors met periodically throughout the process to consider issues relating to the proposed acquisition.  Negotiations on behalf of First Louisiana Bancshares were primarily conducted by Ron Boudreaux, President and Chief Executive Officer of First Louisiana Bancshares, First Louisiana Bancshares’ counsel, Hunton & Williams LLP, and National Capital Corporation, its financial advisor.

On May 16, 2007, Home Federal Bancorp’s Board met to discuss the proposed acquisition of First Louisiana Bancshares and the likely terms under which the acquisition of First Louisiana Bancshares would be undertaken.  Sandler O'Neill presented at such meeting a preliminary analysis of the potential value of First Louisiana Bancshares.  As a result of such board meeting, the board authorized Daniel Herndon, with the assistance of Home Federal Bancorp’s counsel and financial advisor, to open more formal negotiations of a proposed acquisition of First Louisiana Bancshares.  On May 31, 2007, Home Federal Bancorp and First Louisiana Bancshares entered into confidentiality agreement pursuant to which each entity agreed to share certain non-public information in order to assist each of them in evaluating the proposed business combination.

During June 2007, representatives of Home Federal Bancorp and First Louisiana Bancshares had several meetings to discuss the proposed acquisition.  During this period, the boards of Home Federal Bancorp and First Louisiana Bancshares had meetings to discuss the status of negotiations.  In addition, during this period Home Federal Bancorp and First Louisiana Bancshares conducted their respective due diligence examinations.

On June 21, 2007, Home Federal Bancorp submitted a non-binding indication of interest to First Louisiana Bancshares setting forth the primary terms under which Home Federal Bancorp was willing to undertake a merger with First Louisiana Bancshares. Initially, Home Federal Bancorp offered to pay $30.00 per share for each share of common stock of First Louisiana Bancshares, with the aggregate merger consideration to be a mixture of cash and stock of a new holding company established in connection with the conversion of the mutual holding company.  As a result of further discussion and the due diligence review of First Louisiana Bancshares, Home Federal Bancorp offered to pay $28.00 per share for each share of First Louisiana Bancshares.  The due diligence process included an analysis of the capital structures of each of First Louisiana Bancshares and First Louisiana Bank. Due to a capital contribution to First Louisiana Bank by First Louisiana Bancshares using a portion of the net proceeds of a trust preferred issuance, First Louisiana Bancshares' capital was less than originally believed by Home Federal Bancorp resulting in an adjustment to the proposed per share merger consideration.  Home Federal Bancorp also proposed that the merger consideration be comprised of a mix of 60% in stock of the new holding company and 40% in cash.  On July 24, 2007, First Louisiana Bancshares’ board of directors held a meeting and was updated on the status of negotiations with Home Federal Bancorp.  On the basis of the progress made to date in the negotiations, the boards of directors of both First Louisiana Bancshares and Home Federal Bancorp authorized their respective representatives to finalize the principal terms of the proposed merger as soon as possible.  Such negotiations were concluded in late July 2007.On July 24, 2007, First Louisiana Bancshares’ board of directors held a meeting and was updated on the status of negotiations with Home Federal Bancorp.  On the basis of the progress made to date in the negotiations, the boards of directors of both First Louisiana Bancshares and Home Federal Bancorp authorized their respective representatives to finalize the principal terms of the proposed merger as soon as possible.  Such negotiations were concluded in late July 2007.

On August 2, 2007, as required by applicable regulations of the Office of Thrift Supervision, Home Federal Bancorp submitted a summary business plan to the Midwest Regional Office of the Office of Thrift Supervision reflecting the conversion of Home Federal Mutual Holding Company and the proposed acquisition in connection therewith of First Louisiana Bancshares.  On August 29, 2007, Messrs. Herndon and Boudreaux met with representatives of the Office of Thrift Supervision to discuss the summary business plan and the proposed second step conversion and proposed acquisition.  In mid-September 2007, the OTS notified Mr. Herndon that Home Federal Bancorp was authorized to proceed to prepare the required applications to obtain approval of conversion of Home Federal Mutual Holding Company and the concurrent acquisition of First Louisiana Bancshares and to negotiate a definitive merger agreement with First Louisiana Bancshares.

On October 1, 2007, Home Federal Bancorp’s counsel delivered a proposed merger agreement to First Louisiana Bancshares, its counsel and its financial advisors.  Over the next six weeks, the parties negotiated the terms of the definitive merger agreement.  On November 26, 2007, the merger agreement and all the related documents were distributed to Home Federal Bancorp’s and Home Federal Mutual Holding Company’s boards of directors.  On November 28, 2007, the boards of directors of Home Federal Bancorp and Home Federal Mutual Holding Company meet in joint session to review and consider the draft merger agreement and the related documents negotiated by the Home Federal Bancorp and First Louisiana Bancshares management and their respective counsel and financial advisors.  The Home Federal Bancorp and Home Federal Mutual Holding Company boards received presentations regarding the definitive merger proposal from their counsel, Elias, Matz, Tiernan & Herrick L.L.P., and from their financial advisor, Sandler O’Neil & Partners.  Representatives of both Elias, Matz, Tiernan & Herrick L.L.P. and Sandler O’Neill & Partners responded to questions from the Home Federal Bancorp and Home Federal Mutual Holding Company boards.  At the Home Federal Bancorp and Home Federal Mutual Holding Company board meeting, Sandler O’Neill & Partners delivered its oral opinion that the merger consideration was fair to Home Federal Bancorp and Home Federal Mutual Holding Company from a financial point of view.  After careful and deliberate consideration of these presentations as well as of the interests of Home Federal Bancorp’s stockholders, Home Federal Mutual Holding Company’s members and Home Federal Savings and Loan’s customers, employees and the communities served by Home Federal Bancorp and Home Federal Mutual Holding Company and the unique opportunity presented by the merger with First Louisiana Bancshares, the Home Federal Bancorp and Home Federal Mutual Holding Company boards unanimously approved the merger agreement and the related documents subject to the resolution by management of certain matters.  Home Federal Bancorp’s and Home Federal Mutual Holding Company’s boards authorized management to finalize negotiations and execute the merger agreement and related documents as long as the final terms were consistent with and within the parameters set by the boards. Home Federal Bancorp and Home Federal Mutual Holding Company also approved the plan of conversion pursuant to which Home Federal Mutual Holding Company would convert from mutual to stock form.  The boards also resolve to recommend the merger agreement be approved by Home Federal Bancorp’s stockholders and the plan of conversion be approved by Home Federal Bancorp’s stockholders and Home Federal Mutual Holding Company’s members.

On November 15, 2007, First Louisiana Bancshares’ board of directors met to review the draft merger agreement and related documents negotiated by the Home Federal Bancorp and First Louisiana Bancshares managements and their respective counsel.   After consideration of the interests of the First Louisiana Bancshares’ stockholders, customers, employees and the communities served by First Louisiana Bancshares, the First Louisiana Bancshares board unanimously approved the merger agreement and the related documents at this meeting.  Before taking this action, the First Louisiana Bancshares board received presentations regarding the merger agreement and the related documents from First Louisiana Bancshares’ financial advisor National Capital.  At the First Louisiana Bancshares board meeting, National Capital delivered its oral opinion that the merger consideration to be received from Home Federal Bancorp was fair to the shareholders of First Louisiana Bancshares from a financial point of view (which opinion was subsequently confirmed by National Capital in writing).

Over the next few weeks, representatives of Home Federal Bancorp and First Louisiana Bancorp negotiated the remaining issues, none of which related to the amount or the form of merger consideration to be paid to First Louisiana Bancshares’ stockholders.  On December 11, 2007, representatives of both Home Federal Bancorp and First Louisiana Bancshares finalized the terms of the merger agreement and the related documents.  Sandler O’Neill & Partners, Home Federal Bancorp’s and Home Federal Mutual Holding Company’s financial advisor, reaffirmed its oral opinion that the merger consideration was fair to Home Federal Bancorp and Home Federal Mutual Holding Company from a financial point of view (which opinion was subsequently confirmed in writing).

As a result, Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares executed the merger agreement; the related voting agreements were signed by the directors of Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares; and the transaction was publicly announced after the close of business on December 11, 2007.

Home Federal’s Reasons for the Merger; Recommendation of Home Federal Bancorp’s Board of Directors

The board of directors of Home Federal Bancorp believe that the merger will enhance the competitive position of the combined entities and will enable the resulting institution to compete more effectively than either Home Federal Bancorp or First Louisiana Bancshares could on its own.  The combined entity will have greater financial resources and, as a result of the offering, increased capital levels.  Home Federal Bancorp’s pro forma tangible stockholders’ equity will amount to 22.5% of pro forma total assets at December 31, 2007, assuming the shares of common stock are sold at the midpoint of the offering range.  The conversion and the merger will result in increased funds being available for lending purposes and greater resources for expansion of our services.  Home Federal Bancorp also believes that the merger provide it with the opportunity to combine management talent.  As a result, we believe the merger with First Louisiana Bancshares, when combined with the conversion and offering, will better enable us to serve the convenience and needs of our customers and the communities in which we operate and will enhance our ability to compete effectively against the larger regional and super-regional financial institutions operating in our area.

The terms of the merger agreement were the result of arm’s length negotiations between the representatives of Home Federal Bancorp and First Louisiana Bancshares.  Among the factors considered by the board of directors of Home Federal Bancorp were:

•
the ability to expand Home Federal Bancorp’s presence in Caddo and Bossier Parishes by expanding its branch network by the addition of the four branch offices of First Louisiana Bank, including one branch office expected to be opened (and which did open) in April 2008;

•
information concerning the financial condition, results of operations, capital levels, asset quality and prospects of Home Federal Bancorp and First Louisiana Bancshares, including consideration of both companies’ historical and projected results of operation and financial condition and a review of First Louisiana Bancshares’ financial performance by comparison to a peer group;

•	a comparison of the terms of the merger to other commercial bank merger transactions both nationally and involving companies headquartered in the south-central region of the United States;

•	the belief by Home Federal Bancorp that the merger will be accretive to the combined entity’s earnings per share beginning in the year the merger is completed;

•
the anticipated short-term and long-term impact the conversion and the merger will have on Home Federal Bancorp’s consolidated results of operations, including the ability to diversify its lending activities by the ability to offer commercial real estate and commercial business lending as well as expanded banking products and services;

•
the general structure of the transaction and the perceived compatibility of the respective management teams and business philosophies of Home Federal Bancorp and First Louisiana Bancshares which Home Federal Bancorp’s board believed would make it easier to integrate the operations of the two companies;

•
the belief that the merger will enhance Home Federal Bancorp’s franchise value by the expansion of its branch network, among other things, and the enhancement of its ability to compete in relevant banking and non-banking markets;

•
current industry and economic conditions facing Home Federal Bancorp and First Louisiana Bancshares, including an increasingly competitive environment facing both institutions characterized by intensifying competition from both non-financial institutions as well as other banks and savings institutions, the continuing consolidation of the financial services market and the increasing costs and complexities of compliance with the expanding regulatory requirements imposed on financial institutions as well as public reporting companies;

•	the assumed cost savings available to the combined entity as a result of the merger;

•
the anticipated impact of  conversion and the merger on the depositors, borrowers, employees, customers and communities served by Home Federal Bancorp and First Louisiana Bancshares through the contemplated expansion of commercial real estate and commercial business lending as well as the expansion of retail banking products and services;

•
the level of dilution to be experienced by the existing Home Federal Bancorp shareholders as well as the new shareholders who purchase shares of the new holding company in the conversion and offering as a result of the shares of new holding company common stock being issued to First Louisiana Bancshares shareholders;

•	the likely exchange ratio pursuant to which the existing shareholders of Home Federal Bancorp would exchange their shares, which ratio might be less than one-for-one; and

•	the risk that the conversion and offering and the merger might not be completed on a timely basis or not at all due to the various regulatory, shareholder and member approvals required.

In making its determination, Home Federal Bancorp’s board of directors did not ascribe any relative or specific weights to the factors listed above which it considered.  In addtion, individual members of the board may have given differing levels of importance to the various factors considered.  The foregoing discussion of the factors considered by Home Federal Bancorp’s board is not intended to be exhaustive, but it does include the material factors considered by the board.

Home Federal Savings and Loan and First Louisiana Bank currently serve overlapping market areas in Caddo and Bossier Parishes in Northwest Louisiana.  As a result of the merger, Home Federal Savings and Loan will operate seven full-service branch offices upon completion of the merger.

The estimated aggregate pre-tax cost of the merger and reorganization, assuming the offering is completed at the mid-point of the offering range, is $2.3 million.  With respect to those estimated costs related to the conversion, estimated to be approximately $1.2 million, such costs will be netted against the proceeds of the conversion offering and will not affect Home Federal Bancorp’s results of operation for the period in which the conversion is completed.  A portion of the estimated costs of the merger will be considered part of the purchase price and will be included in calculating the amount of goodwill resulting from completion of the merger.  Such goodwill is an intangible asset, which is not subject to amortization but instead is subject to annual impairment testing.  See “Pro Forma Data” in the prospectus and “-Accounting Treatment of the Merger.”

In light of the foregoing, the board of directors of Home Federal Bancorp believes that the conversion and the merger are in the best interest of Home Federal Bancorp's shareholders and Home Federal Savings and Loan’s customers.

The board of directors of Home Federal Bancorp unanimously recommends that Home Federal Bancorp shareholders vote “for” adoption of the merger agreement.

First Louisiana Bancshares’ Reasons for the Merger; Recommendation of First Louisiana Bancshares’ Board of Directors

After careful consideration, the board of directors of First Louisiana Bancshares determined that the merger is fair to, and in the best interests of, First Louisiana Bancshares and its shareholders.  Accordingly, the board unanimously adopted the merger agreement and unanimously recommends that the shareholders of First Louisiana Bancshares vote “FOR” the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

In reaching its decision to recommend this merger to the shareholders of First Louisiana Bancshares, the board concluded that First Louisiana Bancshares and Home Federal Bancorp have a unique strategic fit and that the merger provides a distinctive opportunity for enhanced financial performance and shareholder value after considering, among other things, the opportunities for expense reduction and the plans for integration.  First Louisiana Bancshares and Home Federal Bancorp bring similar community banking philosophies and approaches, as well as complementary strengths, to the combined holding company.  The board of directors of First Louisiana Bancshares believes that the expanded footprint of the combined holding company will enable it to better compete with the other bank holding companies having broader geographic coverage in the Shreveport-Bossier City market area and solidify its position as a major provider of financial services in the area.

The board of directors determined that the merger would place the combined holding company in an improved competitive position in the financial markets because it believes the merger combines two financially sound holding companies with complementary businesses and business strategies, thereby creating a stronger combined holding company with greater size, flexibility, breadth of services, efficiency, capital resources, profitability and potential for growth than either holding company possesses alone.  The board believes that each holding company currently is well-managed, that each holding company will contribute complementary business strengths resulting in a well-diversified combined holding company, with a strong capitalization and diversification that will allow the combined holding company to take advantage of future opportunities for growth.

The terms of the merger agreement, including the merger exchange ratio, were the result of arms-length negotiations between the representatives of First Louisiana Bancshares and Home Federal Bancorp.  In concluding that the merger is in the best interests of First Louisiana Bancshares and fair to First Louisiana Bancshares and its shareholders, the board considered, among other things, the following factors that supported the decision to approve the merger:

•
the board’s knowledge and analysis of the current and prospective industry and economic conditions facing the financial services industry generally, including continuing consolidation in the industry, increasing competition, and the increasing importance of operational scale and financial resources in maintaining efficiency, remaining competitive and capitalizing on technological developments;

•	the current and prospective environment in the banking market in which First Louisiana Bancshares and First Louisiana Bank operate;

•
a review of the strategic options available to First Louisiana Bancshares, including remaining as a stand-alone holding company, acquiring other depository institutions, branches or companies, and entering into other strategic business combinations with organizations engaged in complimentary lines of businesses, and the assessment by our board of directors that none of these options presented superior opportunities, or were likely to result in greater value for the shareholders of First Louisiana Bancshares than the prospects to be realized by the merger;

•
the financial terms of the merger, including the amount of merger consideration and its relation to the book value and earnings per share of our common stock and recent trades of First Louisiana Bancshares common stock, and in light of the community banking industry in general and the absence of an active trading market for First Louisiana Bancshares common stock;

•
the fairness opinion by National Capital Corporation to the First Louisiana Bancshares board of directors, representing an independent assessment of the financial terms of the transactions, stating that the merger consideration is fair to First Louisiana Bancshares stockholders, from a financial point of view;

•	the strategic business, operations, financial condition, asset quality, earnings and prospects of each of First Louisiana Bancshares and Home Federal Bancorp;

•	the consistency of the merger with the business strategy of First Louisiana Bancshares, including improving customer attraction and retention and focusing on expense control;

•
the expected treatment of the merger as a "reorganization" which would permit stockholders of First Louisiana Bancshares to avoid recognizing either federal income tax gain or loss upon receipt of that portion of the merger consideration consisting of shares of common stock of the new holding company;

•
the board’s belief that management of First Louisiana Bancshares and that of Home Federal Bancorp share a common vision of commitment to their respective shareholders, employees, suppliers, creditors and customers;

•
the structure of the merger whereby each of First Louisiana Bancshares and Home Federal Bancorp will have substantial input with respect to the control and future plans of the combined holding company, which would enable the combined company to leverage the best practices of each holding company;

•
the fact that the boards of directors of the combined holding company and Home Federal Savings and Loan will have significant representation by First Louisiana Bancshares and First Louisiana Bank directors, respectively, and the chief executive officer of First Louisiana Bancshares will become the chief operating officer of the new holding company and the chief executive officer of Home Federal Savings and Loan.

•	the provisions of the merger agreement designed to enhance the probability that the deal will be consummated;

•	the board’s review of the reports of management and outside advisors concerning the due diligence examination of operations, financial condition and prospects of Home Federal Bancorp;

•	the board’s expectation, after consulting with legal counsel, that the required regulatory approvals could be obtained;

•
the further effect of the merger on constituencies other than the shareholders of First Louisiana Bancshares, including the customers and employees and the communities that are served by First Louisiana Bancshares and First Louisiana Bank;

•	the willingness of Home Federal Bancorp to honor First Louisiana Bancshares’ employee benefit plans;

•	the results of the due diligence review conducted on Home Federal Bancorp, including the likelihood of the transaction receiving the requisite regulatory approvals in a timely manner; and

•
the structure of the merger and the financial and other terms of the merger agreement, including the fact that 60% of the merger consideration consisted of stock that would allow First Louisiana Bancshares stockholders to continue to participate in the future growth prospects of the combined entities.

The board’s analysis concluded that First Louisiana Bancshares and Home Federal Bancorp are a highly complementary fit because of Home Federal Bancorp’s geographic coverage, which would enhance First Louisiana Bancshares’ already growing presence in its market area, the complementary nature of the markets served and products offered by First Louisiana Bancshares and Home Federal Bancorp and the expectation that the merger would provide economies of scale, expanded product offerings, expanded opportunities for cross-selling, long-term cost savings opportunities and enhanced opportunities for growth.

The board of directors also considered the following factors that potentially created risks if the board decided to approve the merger:

•	the possibility that the merger and the related integration process could result in the loss of key employees, in the disruption of on-going business or in the loss of customers;

•	the possibility that the anticipated benefits of merger may not be realized, including the expected long-term cost savings;

•	the anticipated effect of the merger on employee compensation, benefits and incentives under various employment-related agreements, plans and programs;

•
the fact that First Louisiana Bancshares could not enter into another merger agreement until July 31, 2008 if the merger was not completed before then, which may limit business combinations during this period;

•	the possibility that regulatory approval may not be obtained;

•
the termination fee of $700,000 to be paid by First Louisiana Bancshares to Home Federal Bancorp if the merger agreement was terminated under limited circumstances, which the board understood may limit First Louisiana Bancshares’ ability to pursue other acquisition proposals but was a condition to Home Federal Bancorp's willingness to enter into the merger agreement; and

•	the uncertainty in the market price of the common stock of the new holding company due to the fact that the new holding company will be a newly formed corporation with no prior trading history.

The board of directors of First Louisiana Bancshares concluded that the anticipated benefits of combining with Home Federal Bancorp were likely to substantially outweigh the preceding risks. The foregoing discussion of the factors considered by the board of directors of First Louisiana Bancshares is not intended to be exhaustive, but includes the material factors considered by the board. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors.  In addition, individual members of the board of directors may have given different weights to different factors.  The board collectively made its determination with respect to the merger based on the conclusion reached by its members, in light of the factors that each of them considered appropriate, that the merger is in the best interests of First Louisiana Bancshares and its shareholders.

The board of directors of First Louisiana Bancshares realized there can be no assurance about future results, including results expected or considered in the factors listed above, such as assumptions regarding anticipated cost savings and earnings accretion.  However, the board concluded that the potential positive factors outweighed the potential risks of consummating the merger. It should be noted that this explanation of the board’s reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements,” beginning on page ___.

The board of directors of First Louisiana Bancshares unanimously recommends that the shareholders of First Louisiana Bancshares vote “for” the adoption of the merger agreement.

Conditions to the Merger

The merger agreement provides that consummation of the merger is subject to the satisfaction of certain conditions, or the waiver of certain of such conditions by Home Federal Bancorp and Home Federal Mutual Holding Company, on the one hand, and First Louisiana Bancshares on the other, as the case may be, at or prior to the date the merger is completed.  Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares are referred to in the following discussion individually as a “party” and collectively as the “parties.”  Each of the parties’ obligations under the merger agreement are subject to the following conditions, among others:

•
the receipt of all necessary regulatory approvals required to complete the transactions contemplated by the merger agreement, and the expiration of all waiting periods with respect to such approvals, provided that none of such approvals contain any condition or requirement that, individually or in the aggregate that would so materially reduce the economic or business benefits of the transactions contemplated by the merger agreement to Home Federal Bancorp that had such condition or requirement been known, Home Federal Bancorp would not, with reasonable judgment, have entered into the merger agreement;

•	the conversion and the offering shall have been completed;

•	the approval of the merger agreement by the stockholders of both Home Federal Bancorp and First Louisiana Bancshares;

•
compliance with or satisfaction of all representations, warranties, covenants and conditions set forth in the merger agreement, unless waived by the other party to the merger agreement entitled to the benefit of such condition;

•	the approval for listing of the shares of common stock of the new holding company on the Nasdaq Stock Market;

•
the absence of any order, decree or injunction of a court or agency of competent jurisdiction which  prohibits, restricts or makes illegal consummation of the merger or the transactions contemplated by the merger agreement;

•
the receipt by the parties of opinions from their respective counsel that the merger will be treated for federal income tax purposes as constituting a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•
the performance and compliance in all material respects by each party to the merger agreement of all covenants and obligations required to be performed by it at or prior to the completion of the merger;

•	all required third party consents have been obtained;

•	the accuracy in all material respects as of December 11, 2007 and as of the date of the completion of the merger of the representations and warranties of each party except:

o	as to any representation or warranty which specifically relates to an earlier date; or

o
subject to certain exceptions set forth in the merger agreement, any inaccuracies in the representations and warranties shall not prevent the satisfaction of this condition unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a material adverse change to the financial condition, results of operation or business of the affected party or materially impairs the ability of the affected party to consummate the merger or any of the transactions contemplated by the merger agreement; and

•
the receipt from Home Federal Bancorp and Home Federal Mutual Holding Company, on the one hand, and First Louisiana Bancshares on the other of such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in the merger agreement as the party receiving the certificates may reasonably request.

In the event that either Home Federal Bancorp or First Louisiana Bancshares determines that a condition to its respective obligations to complete the merger cannot be fulfilled on or prior to termination of the merger agreement, it will promptly notify the other party.  Home Federal Bancorp and First Louisiana Bancshares agreed under the terms of the merger agreement to promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the merger, the conversion or other transactions contemplated by the merger agreement by any regulatory authority or third party whose approval, non-objection or consent is required or which would otherwise prevent or materially delay completion of such transactions.

Conduct of Business Prior to the Closing Date

Under the terms of the merger agreement, Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares have agreed to conduct their respective businesses and engage in transactions only in the ordinary course of business and consistent with past practice except as expressly contemplated or permitted under the merger agreement, except with the prior written consent of Home Federal Bancorp and Home Federal Mutual Holding Company or First Louisiana Bancshares, as the case may be.  Each of Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares have also agreed to use, and to cause each of their respective subsidiaries to use, its reasonable efforts to preserve its respective business organization intact, to keep available to itself and the other parties the present services of its employees, and to preserve to itself and to the other parties the goodwill of its customers and others with whom business relationships exist.

In addition, under the terms of the merger agreement, each of Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares has agreed that, except as otherwise agreed to or as permitted by the merger agreement, it will not, and will cause each of its subsidiaries not to:

•
with respect to Home Federal Bancorp and First Louisiana Bancshares, declare, set aside, make or pay any dividend or other distribution, whether in cash, stock or property or any combination, in respect of the Home Federal Bancorp or First Louisiana Bancshares common stock, respectively, except for regular quarterly cash dividends by Home Federal Bancorp at a rate not in excess of $0.06 per share; provided, however, that Home Federal Bancorp’s and First Louisiana Bancshares’ subsidiaries will not be restricted in their ability to pay dividends on their capital stock to Home Federal Bancorp or First Louisiana Bancshares, respectively;

•
issue any shares of its capital stock, other than upon exercise of options existing as of December 11, 2007 to purchase shares of Home Federal Bancorp or First Louisiana Bancshares common stock, as the case may be, or issue, grant, modify or authorize any warrants, options, rights or convertible securities or other arrangements or commitments which would obligate Home Federal Bancorp or First Louisiana Bancshares to issue or dispose of any of its capital stock or other ownership rights; purchase any shares of First Louisiana common stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

•
amend its articles of incorporation, charter, bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held in a subsidiary thereof, of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

•
increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except:

o	as may be required pursuant to previously disclosed commitments existing on December 11, 2007;

o	as may be required by law; and

o	merit increases made in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

•
enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit-sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to First Louisiana Bancshares’ or Home Federal Bancorp’s retirement plans or First Louisiana Bancshares’ KSOP or Home Federal Bancorp’s employee stock ownership plan other than as required by law or regulation or in a manner and amount consistent with past practices and except as specifically provided in the merger agreement;

•	enter into:

o	any transaction, agreement, arrangement or commitment not made in the ordinary course of business;

o
any agreement, indenture or other instrument relating to the borrowing of money or guarantee of any such obligation, except in the case of Home Federal Savings and Loan or First Louisiana Bank for deposits, borrowings from the Federal Home Loan Bank of Dallas, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice;

o
any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that Home Federal Bancorp, Home Federal Savings and Loan, First Louisiana Bancshares and First Louisiana Bank may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by Home Federal Bancorp, Home Federal Savings and Loan, First Louisiana Bancshares or First Louisiana Bank, as the case may be, at will without liability, other than as required by law; or

o	any contract, agreement or understanding with a labor union;

•
change its method of accounting in effect for the year ended June 30, 2007, with respect to Home Federal Bancorp, or the year ended December 31, 2006, with respect to First Louisiana Bancshares, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

•
make any capital expenditures in excess of $75,000 individually or $150,000 in the aggregate, other than pursuant to binding commitments existing on December 11, 2007 and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $50,000;

•	except as previously disclosed as of December 11, 2007, file any applications or make any contract with respect to branching or site location or relocation;

•
acquire in any manner whatsoever, other than to realize upon collateral for a defaulted loan, control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

•
enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

•	change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

•	take any action that would prevent or impede the merger or the conversion from qualifying as a reorganization within the meaning of Section 368 of the Code;

•
enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

•
take any action that would result in any of the representations and warranties contained in the merger agreement not to be true and correct in any material respect at the date of completion of the merger or that would cause any of the conditions to consummation of the merger from being satisfied;

•	materially increase or decrease the rate of interest paid on time deposits or certificates of deposit except in a manner and pursuant to policies consistent with past practices; or

•	agree to do any of the foregoing.

Required Approvals

Various approvals of the Office of Thrift Supervision and the Louisiana Office of Financial Institutions and waiver of approval of the Board of Governors of the Federal Reserve System are required in order to consummate the merger.  We have made the necessary filings with the Office of Thrift Supervision and the Louisiana Office of Financial Institutions [and have received their approval of the merger].  In addition, consummation of the merger is subject to the waiver by the Federal Reserve Board of the requirement to apply for approval of the new holding company to own First Louisiana Bank for a moment in time before its merger with and into Home Federal Savings and Loan.  Submission for the waiver request has been filed and is currently pending. There can be no assurance that the requisite waiver will be received in a timely manner, in which event the completion of the conversion and the merger may be delayed beyond the expiration of the offering.  In the event the conversion and the merger are not consummated on or before July 31, 2008, the merger agreement may be terminated by either Home Federal Bancorp and Home Federal Mutual Holding Company or First Louisiana Bancshares.

Boards of Directors’ Covenant to Recommend the Merger Agreement; Board of Directors’ Covenant to Recommend the Plan of Conversion

Under the merger agreement, Home Federal Bancorp and First Louisiana Bancshares each agreed to take all action necessary to convene as soon as reasonably practicable a meeting of shareholders to consider and vote upon the approval of the merger agreement, and, with respect to Home Federal Bancorp, approval as well of the plan of conversion.  In addition, the merger agreement requires Home Federal Bancorp’s and First Louisiana Bancshares’ board of directors to recommend that their respective shareholders approve the merger agreement at all times prior to and during the respective meetings of both Home Federal Bancorp’s and First Louisiana Bancshares’ shareholders at which the merger agreement is to be considered by them.  However, nothing in the merger agreement prevents the First Louisiana Bancshares board of directors from withholding, withdrawing, amending or modifying its recommendation if it determines, after consultation with its outside counsel, that such action is legally required in order for the directors of First Louisiana Bancshares to comply with their fiduciary duties to the First Louisiana Bancshares stockholders under applicable law, provided that any such action in connection with an “acquisition proposal” must comply with the requirements described under “-Acquisition Proposals” below.

Likewise, Home Federal Mutual Holding Company agreed to take all action necessary to call and convene a meeting of its members as soon as reasonably practicable to consider and vote upon the plan of conversion and the transactions contemplated under such plan.  The merger agreement also requires Home Federal Mutual Holding Company’s board of directors to recommend that the Home Federal Mutual Holding Company members eligible to vote on the plan of conversion approve the plan of conversion and the transactions contemplated by such plan.

Shareholder Agreements

In connection with the execution of the merger agreement, each director of Home Federal Bancorp and First Louisiana Bancshares entered into a shareholder agreement with First Louisiana Bancshares and Home Federal Bancorp, respectively, pursuant to which each director agreed that at any meeting of the shareholders of Home Federal Bancorp or First Louisiana Bancshares, as applicable, or in connection with any written consent of the stockholders of Home Federal Bancorp or First Louisiana Bancshares, as applicable, the director shall:

•
appear at such meeting or otherwise cause all shares of Home Federal Bancorp or First Louisiana Bancshares, as applicable, common stock owned by him to be counted as present thereat for purposes of calculating a quorum; and

•
vote, or cause to be voted, in person or by proxy, or deliver a written consent, or cause a consent to be delivered, covering all shares of Home Federal Bancorp or First Louisiana Bancshares, as applicable, common stock beneficially owned by him as to which he has, directly or indirectly, the right to direct the voting:

o	in favor of adoption and approval of the merger agreement and the merger;

o
against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Home Federal Bancorp or First Louisiana Bancshares, as applicable, contained in the merger agreement or of the director contained in the stockholder agreement; and

o
against any acquisition proposal, as defined in the merger agreement with respect to First Louisiana Bancshares, or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the merger or the stockholder agreement.

Pursuant to the shareholder agreement, each director also agreed not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the shares of Home Federal Bancorp or First Louisiana Bancshares common stock, as the case may be, owned by him prior to the meeting at which stockholders of Home Federal Bancorp or First Louisiana Bancshares, as applicable, will consider the merger agreement.

In addition, under the terms of such agreements entered into by the directors of Home Federal Bancorp, each director agreed that at the special meeting of members of Home Federal Mutual Holding Company to vote on the plan of conversion, each director would vote all votes conferred upon such director’s deposits and/or borrowings in favor of the approval of the plan of conversion and any other action requested by Home Federal Mutual Holding Company in furtherance of such approval.

The shareholder agreements will remain in effect until the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

Acquisition Proposals

The merger agreement provides that neither First Louisiana Bancshares nor any of its subsidiaries shall, and that First Louisiana Bancshares shall direct and use its reasonable best efforts to cause its and each of its subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an “acquisition proposal,” which is defined to mean any proposal or offer with respect to any of the following, other than the transactions contemplated by the merger agreement:

•	any merger, consolidation, share exchange, business combination, or other similar transaction involving First Louisiana Bancshares or any of its subsidiaries;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets, in a single transaction or series of transactions, of First Louisiana Bancshares or any of its subsidiaries;

•
any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of First Louisiana Bancshares or any of its subsidiaries or the filing of a registration statement in connection with such transaction; or

•	any public announcement of a proposal, plan or intention to do any of these things or any agreement to engage in any of these things.

In the merger agreement, First Louisiana Bancshares also agreed that neither it nor any of its subsidiaries shall, and that First Louisiana Bancshares shall direct and use its reasonable best efforts to cause its and each of its subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an acquisition proposal.  However, nothing in the merger agreement prevents First Louisiana Bancshares or its board of directors from:

•	complying with its disclosure obligations under federal or state law;

•
and if the special meeting of stockholders of First Louisiana Bancshares has not yet occurred, providing information in response to a request therefor by a person who has made an unsolicited bona fide written acquisition proposal if the First Louisiana Bancshares board of directors receives from the person so requesting such information an executed confidentiality agreement the terms of which are substantially similar to the confidentiality agreement that Home Federal Bancorp and First Louisiana Bancshares entered into;

•	engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

•	recommending such an acquisition proposal to the stockholders of First Louisiana Bancshares;

if and only to the extent that in each of the last three cases referred to above, (1) the First Louisiana Bancshares board of directors determines in good faith after consultation with outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (2) the First Louisiana Bancshares board of directors determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to First Louisiana Bancshares’ stockholders from a financial point of view than the merger with Home Federal Bancorp.  An acquisition proposal which is received and considered by First Louisiana Bancshares in compliance with these requirements is referred to as a “superior proposal.”  First Louisiana Bancshares is required to notify Home Federal Bancorp immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, First Louisiana Bancshares or any of its representatives.

In the event First Louisiana Bancshares does receive a superior proposal, First Louisiana Bancshares is required to notify Home Federal Bancorp in writing of its intent to terminate the merger agreement and to enter into an acquisition agreement with respect to or recommend acceptance of the superior proposal.  Home Federal Bancorp shall have five business days to evaluate and respond to First Louisiana Bancshares’ notice.  If Home Federal Bancorp notifies First Louisiana Bancshares prior to the expiration of the five day period that it will increase the value of the consideration to be paid in the merger to an amount at least equal to that of the superior proposal, then First Louisiana Bancshares cannot terminate the merger agreement to accept the superior proposal or recommend its stockholders accept the superior proposal.  First Louisiana Bancshares shall have five business days to evaluate Home Federal Bancorp’s proposal to increase the value of the consideration.  In the event the First Louisiana Bancshares board of directors determines in good faith, upon advice of its financial advisor and outside counsel, that the proposal by Home Federal Bancorp to increase the value of the merger consideration is not at least equal to the superior proposal, then First Louisiana Bancshares can terminate the merger agreement with Home Federal Bancorp or recommend that its stockholders accept the superior proposal.  In the event the superior proposal involves consideration consisting of securities, in whole or in part, Home Federal Bancorp’s proposal shall be deemed to be at least equal to the superior proposal if the Home Federal Bancorp proposal offers consideration that equals or exceeds the consideration being offered to First Louisiana Bancshares’ stockholders by the superior proposal, valuing the securities being offered by the superior proposal at their cash equivalent based upon either (1) the average trading price of such securities for the 20 trading days immediately preceding the submission of Home Federal Bancorp’s proposal or (2) if the securities are not traded on a nationally recognized exchange or will be newly issued securities of a class not then trading on a nationally recognized exchange, by the written valuation of such securities by a nationally recognized banking firm.

Representations and Warranties

The merger agreement contains representations and warranties of Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares which are customary in merger transactions, including, but not limited to, representations and warranties concerning the organization and capitalization of Home Federal Bancorp and First Louisiana Bancshares and their respective subsidiaries; the due authorization, execution, delivery and enforceability of the merger agreement; the consents or approvals required, and the lack of conflicts or violations under applicable articles of incorporation, charter, bylaws, instruments and laws, with respect to the transactions contemplated by the merger agreement; the absence of material adverse changes; the documents to be filed with the Securities and Exchange Commission and other regulatory agencies; the conduct of business; legal proceeding; in the ordinary course and absence of certain changes; the financial statements; the compliance with laws; the operation employee benefits plans; and the allowance for loan losses and other real estate owned.  The representations and warranties of Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares will not survive beyond the completion of the merger.  If the merger agreement is terminated without completion of the merger, there will be no liability on the part of any parties to the merger agreement except in certain circumstances as discussed below and except that no party shall be relieved from any liability arising out of a willful misrepresentation in the merger agreement.  See “- Completion of the Merger; Termination and Amendment.”

Home Federal Bancorp, Home Federal Mutual Holding Company and First Louisiana Bancshares agreed in the merger agreement to promptly supplement or amend any information previously disclosed and delivered to the other party in connection with the merger agreement (1) with respect to any matter arising after the date of the merger agreement which, if it had been known at the date the merger agreement was entered into, would have been required to have been disclosed to the other party or (2) to correct information previously disclosed.  Such amendment or supplement will not be deemed to have modified the representations, warranties and covenants of the parties to the merger agreement for purposes of determining whether the conditions to closing have been satisfied.

Completion of the Conversion and the Merger; Termination and Amendment

The time and date at which the merger is completed will be the date specified in the articles of merger to be filed with the Louisiana Secretary of State with respect to the merger of First Louisiana Bancshares with and into the new holding company unless a later date and time is specified as the effective time in such articles of merger.  Such time and date will be immediately after the completion of the conversion.  The new holding company will not make such filing until receiving all requisite regulatory approvals, approval of the merger agreement by the requisite vote of the shareholders of both Home Federal Bancorp and First Louisiana Bancshares and approval of the plan of conversion by the requisite votes of both the members of Home Federal Mutual Holding Company and the shareholders of Home Federal Bancorp, and the satisfaction or waiver of all other conditions to the conversion and the merger.

The merger agreement may be terminated prior to the completion of the merger by the mutual written consent of Home Federal Bancorp and First Louisiana Bancshares or, subject to certain exceptions set forth in the merger agreement, by:

•	Either Home Federal Bancorp or First Louisiana Bancshares in the event of:

o	failure of either First Louisiana Bancshares’ stockholders or Home Federal Bancorp’s shareholders to approve the merger agreement after a vote taken thereon at a meeting called for such purpose;

o	the failure of Home Federal Bancorp’s members and/or Home Federal Bancorp’s shareholders to approve the conversion after a vote taken thereon at meetings called for such purpose;

o
a material breach by the other party of any material covenant or undertaking if such breach would have a material adverse affect on the financial condition, results of operation or business of the party or materially impairs the ability of the other party to consummate the merger or any transactions contemplated by the merger agreement and such breach has not been timely cured after notice;

o
any material breach of any representation or warranty of the other party if such breach would have a material adverse affect on the financial condition, results of operation or business of the party or materially impairs the ability of the other party to consummate the merger or any transactions contemplated by the merger agreement and such breach has not been timely cured after notice;

o
if any approval, consent or waiver of a governmental authority required to permit consummation of the merger, the conversion or the other transactions contemplated by the merger agreement has been denied or any governmental authority of competent jurisdiction has issued a final unappealable order prohibiting completion of the merger, the conversion or the other transactions contemplated by the merger agreement; or

o
the merger is not completed by July 31, 2008, provided, that this right to terminate shall not be available to any party whose failure to perform an obligation in accordance with the merger agreement resulted in the merger not being completed by this date;

•	by Home Federal Bancorp in the event:

o
the board of directors of First Louisiana Bancshares fails to call, give notice of, convene and hold a meeting of its shareholders to consider and vote upon the approval of the merger agreement or has failed, prior to holding the meeting of First Louisiana Bancshares’ shareholders to consider the merger agreement, to recommend approval of the merger agreement or has modified or changed its recommendation in a manner adverse to Home Federal Bancorp;

o
First Louisiana Bancshares has failed, prior to holding the meeting of First Louisiana Bancshares’ shareholders to consider the merger agreement, to comply with its agreement not to solicit a competing acquisition transaction; or

o
a tender or exchange offer for 20% or more of the outstanding shares of common stock of First Louisiana Bancshares is started and the board of directors of First Louisiana Bancshares either recommends that First Louisiana Bancshares shareholders tender their shares or fails to recommend that its shareholders reject such tender offer or exchange offer within specified time frames; and

•	by First Louisiana Bancshares in the event:

o
the board of directors of Home Federal Bancorp does not call, give notice of, convene and hold the meeting of shareholders to consider and vote on the plan of conversion and the merger agreement, does not, prior to holding the meeting of Home Federal Bancorp’s shareholders to vote on the plan of conversion and the merger agreement, recommend that shareholders approve the plan of conversion and the merger agreement or has withdrawn or modified its recommendation in a manner adverse to First Louisiana Bancshares; or

o
First Louisiana Bancshares has, prior to holding the meeting of First Louisiana Bancshares’ shareholders to consider and approve the merger agreement, terminated the merger agreement to enter into an acquisition agreement with another entity with respect to a superior proposal; provided, however, that First Louisiana Bancshares may only terminate the merger agreement under this provision in the event that First Louisiana Bancshares has provided written notice of such superior proposal to Home Federal Bancorp and Home Federal Bancorp has not within five business days submitted a proposal to First Louisiana Bancshares that its board of directors believes is at least equal to the superior proposal (see “-Acquisition Proposals”).

In the event of  the termination of the merger agreement, as provided above, the merger agreement shall become void and have no effect, and there will be no liability on the part of any party to the merger agreement or their respective officers or directors, except that certain provisions regarding confidential information, expenses and termination fees shall survive and remain in full force and effect; and no party shall be relieved from any liability arising out of the willful breach by such party of any covenant or agreement of it or the willful misrepresentation in the merger agreement of any material fact.

The merger agreement provides that First Louisiana Bancshares must pay Home Federal Bancorp a $700,000 termination fee if the merger agreement is terminated by:

•
Home Federal Bancorp because First Louisiana Bancshares breached its covenant not to solicit a competing acquisition transaction, or First Louisiana Bancshares’ board of directors failed to recommend approval of the merger agreement, withdrew such recommendation or changed its recommendation in a manner adverse to Home Federal Bancorp or First Louisiana Bancshares failed to call, give notice of, convene and hold a meeting of its shareholders to consider and vote upon the approval of the merger agreement;

•
Home Federal Bancorp because a tender or exchange offer for First Louisiana Bancshares common stock is commenced and First Louisiana Bancshares’ board of directors either recommends that shareholders of First Louisiana Bancshares tender their shares or otherwise fails to recommend that shareholders reject such tender or exchange offer;

•
Home Federal Bancorp due to a material breach by First Louisiana Bancshares of a representation or warranty or a material covenant contained in the merger agreement and such breach would have a material adverse effect on First Louisiana Bancshares and such breach is not timely cured after notice; by Home Federal Bancorp or First Louisiana Bancshares because the merger is not completed by July 31, 2008; or by Home Federal Bancorp or First Louisiana Bancshares in the event the merger agreement is not approved by First Louisiana Bancshares’ shareholders after a vote thereon at a meeting called for such purpose and in each case at the time of such termination, or prior to the holding of the First Louisiana Bancshares shareholders meeting to consider the merger agreement in the case of termination as a result of First Louisiana Bancshares’ shareholders not approving the merger agreement, an acquisition proposal, or the intention to make an acquisition proposal, has been publicly announced or otherwise made known to First Louisiana Bancshares’ senior management or its board of directors; or

•	the merger agreement is terminated by First Louisiana Bancshares to enter into an acquisition agreement with respect to a superior proposal.

If the termination fee becomes payable by First Louisiana Bancshares pursuant to a termination under any one of the first three bullets above, the merger agreement provides that First Louisiana Bancshares must pay Home Federal Bancorp $250,000 on the first business day following termination and if within 24 months after such termination, First Louisiana Bancshares or one of its subsidiaries enters into an agreement with respect to or consummates an acquisition transaction, First Louisiana Bancshares must pay Home Federal Bancorp the remaining $450,000 on the date of execution of such agreement or the consummation of such acquisition transaction.  If the termination fee becomes payable due to the fourth bullet, the entire termination fee is due within one business day following the termination of the merger agreement.

The merger agreement may be amended or supplemented at any time by mutual agreement of the parties to the merger agreement, subject to certain limitations.

Interests of First Louisiana Bancshares’ and First Louisiana Bank’s Directors, Officers and Employees and Certain Other Persons in the Conversion and the Merger

Boards of Directors.  In connection with the consummation of the conversion and offering and the merger, the new holding company will also take all necessary action to increase the size of its board from the current nine members to 16 members and appoint all seven current directors of First Louisiana Bancshares to the new holding company’s board of directors.  Messrs. Winkler, Meldrum and Simpson will be appointed to the class of directors whose term expires in 2008, Messrs. Rice and Roos will be appointed to the class whose term expires in 2009 and Messrs. Boudreaux and Israel will be appointed to the class whose term expires in 2010.  In addition, Home Federal Savings and Loan will take all necessary steps to increase the size of its board from the current nine members to 14 members and appoint all five current directors of First Louisiana Bank to Home Federal Savings and Loan’s board.  Messrs. Winkler and Meldrum will be appointed to the class of directors who term expires in 2008, Messrs. Israel and Roos will be appointed to the class whose term expires in 2009 and Mr. Boudreaux will be appointed to the class whose term expires in 2010.  At the end of the initial term of each of the directors of the new holding company and Home Federal Savings and Loan, each of such directors will be nominated for an additional three-year term, subject to the fiduciary duties of the board of directors of the new holding company.  The Executive Committee of both the boards of directors of the new holding company and Home Federal Savings and Loan subsequent to the completion of the merger will be composed of four directors, two of which, Messrs. Boudreaux and Winkler, are members of the boards of First Louisiana Bancshares and First Louisiana Bank.  In addition, the board of directors of Home Federal Savings and Loan will appoint Mr. Boudreaux as the chairman of the Executive Committee.  Mr. Winkler, who currently is Chairman of the Board of First Louisiana Bancshares, will be appointed Vice Chairman of the boards of both the new holding company and Home Federal Savings and Loan.

Executive Officers.  In connection with the execution of the merger agreement, the boards of directors of both Home Federal Bancorp and Home Federal Savings and Loan approved three-year employment agreements with Messrs. Herndon and Boudreaux, to be effective upon completion of the conversion and the merger.  The new holding company approved such employment agreements subsequent to its formation in December 2007.  Under the terms of the employment agreements, Mr. Herndon will be employed as the chairman of the board and chief executive officer of the new holding company and chairman of the board of Home Federal Savings and Loan while Mr. Boudreaux will be employed as the president and chief operating officer of the new holding company and president and chief executive officer of Home Federal Savings and Loan.  Mr. Herndon currently serves as the president and chief executive officer of Home Federal Bancorp and Home Federal Savings and Loan.  Mr. Boudreaux currently serves as president and chief executive officer of First Louisiana Bancshares and First Louisiana Bank.  Under the terms of the proposed employment agreements with Mr. Boudreaux and the new holding company and Home Federal Savings and Loan, Mr. Boudreaux waived any entitlement to payments or benefits under his existing employment agreement with First Louisiana Bank, which agreement will be terminated upon completion of the merger, except for the payment of $172,500 by First Louisiana Bank in connection with the termination of his existing employment agreement in connection with the completion of the merger .  See “Management – Employment, Retirement and Severance Agreements” in the prospectus.

Existing Benefit Plans.  First Louisiana Bancshares maintains two stock option plans: the 1999 Stock Option Plan and the Directors’ Stock Option Plan.  As of _______, 2008, there were options outstanding in the aggregate under these two plans to purchase First Louisiana Bancshares common stock covering an aggregate of [87,979] shares.  All of such shares are exercisable as of the date of this prospectus.  If any of the options remain outstanding immediately prior to consummation of the conversion and the merger, they will be converted into options to purchase new holding company common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the merger exchange ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.  The two plans will be frozen and no further options will be able to be granted under the plans subsequent to the completion of the merger.  Under the terms of the merger agreement, no additional options were permitted to be granted after entering into the merger agreement on December 11, 2007.  No changes to the terms of the option plans are contemplated.  New Home Federal Bancorp has agreed to file a registration statement registering the shares to be issued under the two plans within 10 business days after completion of the merger.

First Louisiana Bank several years ago entered into deferred compensation agreements with two executive officers, Mr. Boudreaux and Ms. Hensley, which provide for specified payments upon termination of employment in various circumstances.  In connection with the completion of the merger, such agreements will be terminated.  The termination of the deferred compensation agreements will result in the termination of split dollar agreements between First Louisiana Bank and the two officers and the forgiveness of the officers’ obligations under the two split dollar agreements. In order to compensate the executives for their additional tax liabilities resulting from the forgiveness of obligations under the split dollar agreements, First Louisiana Bank has agreed to pay each of Mr. Boudreaux and Ms. Hensley a tax gross-up payment.  The amount of such payments is estimated to be approximately $167,000 and $85,000 for Mr. Boudreaux and Ms. Hensley, respectively. The total cost to terminate the two deferred compensation agreements and related split dollar agreements is estimated to be approximately $468,000.

In addition, in connection with the execution of the merger agreement, First Louisiana Bank amended the supplemental executive retirement plan it maintains for the benefit of Messrs. Boudreaux and Glass and Ms. Hensley to exclude from the calculation of benefits any of the payments being made to Mr. Boudreaux as a result of the termination of Mr. Boudreaux’s employment agreement described above in connection with the completion of the merger and the tax gross up payments described above in connection with the termination of the deferred compensation agreements and the related split dollar agreements. The supplemental executive retirement plan was also amended to provide for the accelerated vesting of accrued benefits upon a change in control of First Louisiana Bancshares and in the event that the supplemental executive retirement plan is terminated within three years after the completion of the merger or a participant is terminated under certain circumstances or for good reason, as defined in the supplemental executive retirement plan.

Pursuant to the merger agreement, the new holding company has agreed to retain employees of First Louisiana Bancshares and its subsidiaries after the completion of the merger provided that the new holding company and Home Federal Savings and Loan will not have any obligation to continue the employment of such persons.  The merger agreement provides that officers and employees of First Louisiana Bancshares and its subsidiaries who become employees of the new holding company or Home Federal Savings and Loan after the merger will be entitled to participate in the new holding company’s or Home Federal Savings and Loan’s employee benefit plans maintained generally for the benefit of employees.  The new holding company and Home Federal Savings and Loan will treat employees of First Louisiana Bancshares and its subsidiaries who become employees of Home Federal Savings and Loan as new employees, but will amend their employee benefit plans to provide credit, for purposes of vesting and eligibility to participate, for service with First Louisiana Bancshares and its subsidiaries to the extent that such service was recognized for similar purposes under First Louisiana Bancshares’ plans.  The new holding company and Home Federal Savings and Loan have agreed to honor all benefit obligations and contractual rights of current and former employees of First Louisiana Bancshares and First Louisiana Bank as well as all the employment, deferred compensation, plans or policies disclosed in the merger agreement that First Louisiana Bancshares and/or First Louisiana Bank have entered into with its officers.  In addition, with respect to employees of First Louisiana Bancshares, First Louisiana Bank or Home Federal Savings and Loan who are terminated without cause within six months of the completion of the merger and who are not subject to individual severance or similar agreements, the new holding company and Home Federal Savings and Loan have agreed to provide cash severance payments to such persons in amounts as mutually agreed to by First Louisiana Bancshares and the new holding company.

Indemnification of Directors, Officers and Employees Against Claims.  In the merger agreement, the new holding company agreed to indemnify First Louisiana Bancshares and its subsidiaries’ present and former directors, officers and employees with respect to any costs or expenses incurred in connection with any civil, criminal, administrative or investigative proceeding arising out of matters existing or occurring at or prior to the effective date of the merger, provided that the notice and disclosure requirements under the merger agreement are satisfied after the completion of the merger to the fullest extent permitted under law and First Louisiana Bancshares’ or its subsidiaries’ articles of incorporation or bylaws.  The new holding company also agreed to maintain, for a period of six years after the effective time of the merger, First Louisiana Bancshares’ and its subsidiaries’ current directors’ and officers’ liability insurance policies or purchase insurance policies providing coverage on substantially the same terms and conditions for the six year period, provided, however, that the new holding company is not required to expend on an annual basis more than 150% of the amount paid by First Louisiana Bancshares and its subsidiaries for such insurance as of the date of the merger agreement.  Furthermore, if the new holding company is unable to maintain or obtain such insurance, it will use its reasonable best efforts to obtain as much insurance as is possible within the maximum amount required to be expended by the new holding company.

Opinion of Home Federal Bancorp, Inc. of Louisiana's Financial Advisor

By letter dated October 3, 2007, Home Federal Bancorp retained Sandler O'Neill to act as its financial advisor in connection with a possible business combination with First Louisiana Bancshares.  Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions.  In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O'Neill acted as financial advisor to Home Federal Bancorp in connection with the proposed merger and participated in certain of the negotiations leading to the merger agreement.  At the December 11, 2007, meeting at which Home Federal Bancorp’s board considered and approved the merger agreement, Sandler O’Neill delivered to the board its oral opinion, subsequently confirmed in writing, that, as of such date, the merger consideration was fair to Home Federal Bancorp from a financial point of view.  The full text of Sandler O’Neill’s updated opinion is attached as Appendix B to this joint proxy statement prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion.  The description of the opinion set forth below is qualified in its entirety by reference to the opinion.  Home Federal Bancorp shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Sandler O’Neill’s opinion speaks only as of the date of the opinion.  The opinion was directed to the Home Federal Bancorp board and is directed only to the fairness of the merger consideration to Home Federal Bancorp shareholders from a financial point of view.  It does not address the underlying business decision of Home Federal Bancorp to engage in the merger or any other aspect of the merger and is not a recommendation to any Home Federal Bancorp shareholder as to how such shareholder should vote at the special meeting with respect to the merger or any other matter.

In connection with rendering its opinion, Sandler O’Neill reviewed and considered, among other things:

(1)	the merger agreement;

(2)	certain publicly available financial statements and other historical financial information of Home Federal Bancorp that Sandler O'Neill deemed relevant;

(3)	certain publicly available financial statements and other historical financial information of First Louisiana Bancshares that Sandler O'Neill deemed relevant;

(4)	certain operating and financial information as provided by the management of Home Federal Bancorp relating to Home Federal Bancorp, its business and prospects;

(5)	certain operating and financial information as provided by the management of First Louisiana Bancshares relating to First Louisiana Bancshares, its business and prospects;

(6)	the pro forma impact of the proposed conversion of Home Federal Mutual Holding Company from the mutual form of organization to the capital stock form of organization;

(7)
the pro forma financial impact of the merger on Home Federal Bancorp, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies estimated by the senior management of Home Federal Bancorp and First Louisiana Bancshares;

(8)	to the extent publicly available, the financial terms of certain recent business combinations in the commercial banking industry;

(9)	the current market environment generally and the banking environment in particular; and

(10)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of Home Federal Bancorp the business, financial condition, results of operations and prospects of Home Federal Bancorp and held similar discussions with certain members of senior management of First Louisiana Bancshares regarding the business, financial condition, results of operations and prospects of First Louisiana Bancshares.

In performing its review, Sandler O’Neill has relied upon the accuracy and completeness of all of the financial information, estimates and other information that was available to it from public sources, that was provided to it by Home Federal Bancorp and First Louisiana Bancshares or their respective representatives or that was otherwise reviewed by it and has assumed such accuracy and completeness for purposes of rendering this opinion.  Sandler O’Neill has further relied on the assurances of senior management of Home Federal Bancorp and First Louisiana Bancshares that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  It has not been asked to and has not undertaken an independent verification of any of such information and it does not assume any responsibility or liability for the accuracy or completeness thereof.

With respect to the respective prospects reviewed with the respective managements of Home Federal Bancorp and First Louisiana Bancshares and the anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies reviewed with the management of Home Federal Bancorp and First Louisiana Bancshares and used by Sandler O’Neill in its analyses, Home Federal Bancorp and First Louisiana Bancshares' managements confirmed to Sandler O’Neill that they reflected the best currently available estimates and judgments of the respective management with Home Federal Bancorp and First Louisiana Bancshares respectively.  Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Home Federal Bancorp or First Louisiana Bancshares or any of their subsidiaries, or the collectibility of any such assets, nor has it been furnished with any such evaluations or appraisals. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of Home Federal Bancorp and First Louisiana Bancshares nor has it reviewed any individual credit files relating to Home Federal Bancorp and First Louisiana Bancshares.  Sandler O’Neill has assumed, with Home Federal Bancorp's consent, that the respective allowances for loan losses for both Home Federal Bancorp and First Louisiana Bancshares are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

Sandler O’Neill has also assumed that there has been no material change in Home Federal Bancorp’s or First Louisiana Bancshares' assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements it has reviewed.  Sandler O’Neill has assumed in all respects material to its analysis that Home Federal Bancorp and First Louisiana Bancshares will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the merger will qualify as a tax-free reorganization for federal income tax purposes.  Finally, with Home Federal Bancorp's consent, Sandler O’Neill has relied upon the advice Home Federal Bancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

Sandler O’Neill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof, and Sandler O’Neill’s opinion speaks only as of such date and not as of any other date.  Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.  Sandler O’Neill is expressing no opinion herein as to what the value of First Louisiana Bancshares common stock will be when issued to Home Federal Bancorp's shareholders pursuant to the merger agreement or the prices at which Home Federal Bancorp's and First Louisiana Bancshares' common stock may trade at any time.

In rendering its December 11, 2007, opinion, Sandler O'Neill performed a variety of financial analyses.  The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion.  The summary includes information presented in tabular format.  In order to fully understand the financial analyses, these tables must be read together with the accompanying text.  The tables alone do not constitute a complete description of the financial analyses.  The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion.  Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to Home Federal Bancorp or First Louisiana Bancshares and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of Home Federal Bancorp or First Louisiana Bancshares and the companies to which they are being compared.

In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Home Federal Bancorp, First Louisiana Bancshares and Sandler O'Neill.  The analyses performed by Sandler O’Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.  Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Home Federal Bancorp board at the board’s December 11, 2007 meeting.  Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.  Such estimates are inherently subject to uncertainty and actual values may be materially different.  Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of Home Federal Bancorp’s common stock or First Louisiana Bancshares' common stock or the prices at which Home Federal Bancorp’s or First Louisiana Bancshares' common stock may be sold at any time.

Summary of Proposal.  Sandler O’Neill reviewed the financial terms of the proposed transaction.  Each share of First Louisiana Bancshares will be converted into the right to receive, at the election of the holder, thereof, $28.00 in cash or (ii) 2.80 shares of Home Federal Bancorp common stock to be issued in conjunction with Home Federal Bancorp's impending mutual-to-stock conversion and assuming an initial offering price of $10.00 per share, 40% of the aggregate consideration will be paid in cash with the remaining 60% of the aggregate consideration being comprised of Home Federal Bancorp common stock.

Based upon financial information for Home Federal Bancorp for the twelve months ended September 30, 2007, Sandler O’Neill calculated the following ratios:

Transaction Ratios
Deal price/last twelve months earnings per share	25.7	x
Deal price/stated book value per share	201.0%
Deal price/tangible book value per share	201.0%
Tangible book premium/core deposits (1)	21.3%
____________________
(1)	Core deposits excludes all deposits categorized as jumbo time deposits (greater than $100,000).

For purposes of Sandler O’Neill’s analyses, earnings per share were based on fully diluted earnings per share.  The aggregate transaction value was approximately $23.7 million, based upon 788,524 shares of First Louisiana Bancshares common stock outstanding and including the intrinsic value of options to purchase an aggregate of 87,979 shares with a weighted average strike price of $10.00.

Comparable Company Analysis.  Sandler O'Neill used publicly available information to compare selected financial and market trading information for First Louisiana Bancshares and a peer group of publicly traded financial institutions headquartered in Louisiana, Texas, Tennessee, Alabama, and Mississippi with total assets between $50 million and $250 million selected by Sandler O’Neill.  The First Louisiana Bancshares peer group consisted of the following financial institutions:

American Bancorp, Inc.	Pinnacle Bancshares, Inc.
BOL Bancshares, Inc.	RBC, Inc.
Central Bancshares, Inc.	T Bancshares, Inc.
Commerce Union Bank	Tennessee Valley Financial Holdings, Inc.
Community National Bank of the Lakeway Area	Treaty Oak Bancorp, Inc.
First Community Corporation	Trinity Bank, N.A.
Nashville Bank and Trust Company

The analysis compared financial information for Home Federal Bancorp with data for the commercial banks in the First Louisiana Bancshares peer group.  The table below sets forth the comparative data as of and for the twelve months ending September 30, 2007, with pricing data as of December 11, 2007:

Comparable Group Analysis
First Louisiana	Comparable Group Median Result
Total Assets (in millions)	$121	$125
Tangible Equity / Tangible Assets	10.89%	10.24%
Loans/Assets	73.20%	68.90%
Loans/Deposits	98.40%	82.30%
Net Interest Margin	5.56%	3.86%
Return on Average Assets	0.96%	0.88%
Return on Average Equity	8.70%	8.00%
Efficiency Ratio	66.10%	77.30%
Price / Tangible Book Value	NA	132.20%
Price / Last Twelve Months Earnings per Share	NA	16.10	x
Market Capitalization (in millions)	NA	$19.60

Analysis of Selected Merger Transactions.  Sandler O’Neill reviewed 73 merger transactions announced nationwide from January 1, 2007 through December 11, 2007 involving commercial banks as acquired institutions with transaction values greater than $15 million and less than $100 million.  Sandler O’Neill also reviewed 13 merger transactions announced during the same period involving commercial banks in the Southwest/Southeast Region (Alabama, Arkansas, Louisiana, Tennessee, and Texas) with transaction values greater than $15 million and less than $100 million.  Sandler O'Neill reviewed the multiples of transaction price at announcement to last twelve months earnings per share, transaction price to book value per share, transaction price to tangible book value per share and tangible book premium to core deposits and computed high, low, mean and median multiples and premiums for the transactions.  The median multiples were applied to Home Federal Bancorp's financial information as of and for the twelve months ended September 30, 2007. As illustrated in the following table, Sandler O’Neill derived an imputed range of values per share of First Louisiana Bancshares' common stock of $26.29 to $33.97 based upon the median multiples for nationwide commercial bank transactions and $21.94 to $39.12 based upon the median multiples for southeast/southwest region commercial bank transactions.  The transaction value of the proposed merger is $28.00 per share.

Nationwide & Mid-Atlantic Region Transaction Multiples
	Nationwide			Southeast/Southwest Region
	Median Multiple		Implied Value	Median Multiple		Implied Value
Transaction price/last twelve months earnings per share	24.2	x	$26.29	20.2	x	$21.94
Transaction price/book value	237%		33.07	275.0%		38.31
Transaction price/tangible book value	244%		33.97	280.0%		39.12
Tangible book premium/core deposits	19.8%		29.26	17.4%		27.42

Net Present Value Analysis.  Sandler O'Neill performed an analysis that estimated the present value of the projected future stream of after-tax net income of First Louisiana Bancshares through December 31, 2011 under various circumstances, assuming that First Louisiana Bancshares performed in accordance with the guidance generated by and reviewed with management.  The analysis assumed no projected dividend payout ratio.  To approximate the terminal value of Home Federal Bancorp common stock at December 31, 2011, Sandler O'Neill applied price to earnings multiples ranging from 12x to 20x and multiples of price to tangible book value ranging from 100% to 200%.  The income streams and terminal values were then discounted to present values using different discount rates ranging from 13.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Louisiana Bancshares common stock.  Sandler O’Neill also varied First Louisiana Bancshares forecasted net income using a range of 25% under forecast to 25% over forecast, and used a discount rate of 15.43% for this analysis.  As illustrated in the following tables, this analysis indicated an imputed range of values of Home Federal Bancorp common stock of $13.81 to $26.68 per share when applying the price to earnings multiples, $11.64 to $26.98 when applying multiples of tangible book value and $10.97 to $30.47 when varying the projected net income forecast.  The transaction value of the proposed merger is $28.00 per share.

	Present Value Per Share Based on Price / Earnings
	Multiple of Price / Earnings
Discount Rate	12.0	x	14.0	x	16.0	x	18.0	x	20.0	x
13.00%	$16.01		$18.68		$21.35		$24.01		$26.68
14.00	15.42		17.99		20.56		23.13		25.70
15.00	14.86		17.34		19.81		22.29		24.77
16.00	14.32		16.71		19.10		21.48		23.87
17.00	13.81		16.11		18.41		20.71		23.02

	Present Value Per Share Based on Tangible Book Value
	Multiple of Price / Tangible Book Value
Discount Rate	100%	125%	150%	175%	200%
13.00%	$13.49	$16.86	$20.24	$23.61	$26.98
14.00	13.00	16.24	19.49	22.74	25.99
15.00	12.52	15.65	18.78	21.91	25.04
16.00	12.07	15.09	18.10	21.12	24.14
17.00	11.64	14.55	17.46	20.37	23.28

		Performance to Forecast Multiple of Price / Earnings
		12.0x	14.0x	16.0x	18.0x	20.0x
Under Budget	-25.00%	$10.97	$12.80	$14.63	$16.45	$18.28
	-20.00	11.70	13.65	15.60	17.55	19.50
	-15.00	12.43	14.50	16.58	18.65	20.72
	-10.00	13.16	15.36	17.55	19.74	21.94
	-5.00	13.89	16.21	18.53	20.84	23.16
Match Budget	0.00	14.63	17.06	19.50	21.94	24.38
Exceed Budget	5.00	15.36	17.92	20.48	23.03	25.59
	10.00	16.09	18.77	21.45	24.13	26.81
	15.00	16.82	19.62	22.43	25.23	28.03
	20.00	17.55	20.48	23.40	26.33	29.25
	25.00	18.28	21.33	24.38	27.42	30.47

Sandler O'Neill also performed an analysis that estimated the net present value per share of First Louisiana Bancshares' common stock under various circumstances and assuming pre-tax cost savings of $449,000 in 2008, $1.1 million in 2009 and 2010, and $1.2 million in 2011, and in each case based on Home Federal Bancorp's management’s guidance.  In the analysis, Sandler O’Neill assumed First Louisiana Bancshares' performed in accordance with the 2007 net income projection provided by First Louisiana Bancshares management, as adjusted by Home Federal Bancorp's senior management.  To approximate the terminal value of First Louisiana Bancshares' common stock at December 31, 2011, Sandler O'Neill applied price to last twelve months earnings multiples of 12.0x to 20.0x and multiples of tangible book value ranging from 100% to 200%.  The terminal values were then discounted to present values using different discount rates ranging from 13.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of First Louisiana Bancshares' common stock.  In addition, the net present value of First Louisiana Bancshares' common stock at September 30, 2007 was calculated using the same range of price to last twelve months earnings multiples (12.0x to 20.0x) applied to a range of discounts and premiums to budget projections.  The range applied to the budgeted net income was 25% under budget to 25% over budget, using a discount rate of 15.43% for the analysis.

As illustrated in the following tables, the analysis indicated an imputed range of values per share for First Louisiana Bancshares' common stock of $20.10 to $38.84 when applying the price/earnings multiples to the matched budget, $13.47 to $31.24 when applying multiples of tangible book value to the matched budget, and $15.96 to $44.35 when applying the price/earnings multiples to the -25% / +25% budget range.  The transaction value of the proposed merger is $28.00 per share.

	Present Value Per Share Based on Price / Earnings
	Multiple of Price / Earnings
Discount Rate	12.0	x	14.0	x	16.0	x	18.0	x	20.0	x
13.00%	$23.30		$27.18		$31.07		$34.95		$38.84
14.00	22.44		26.19		29.93		33.67		37.41
15.00	21.63		25.23		28.84		32.44		36.04
16.00	20.85		24.32		27.79		31.27		34.74
17.00	20.10		23.45		26.80		30.15		33.50

	Present Value Per Share Based on Tangible Book Value
	Multiple of Price / Tangible Book Value
Discount Rate	100%	125%	150%	175%	200%
13.00%	$15.62	$19.53	$23.43	$27.34	$31.24
14.00	15.05	18.81	22.57	26.33	30.09
15.00	14.50	18.12	21.75	25.37	29.00
16.00	13.98	17.47	20.96	24.46	27.95
17.00	13.47	16.84	20.21	23.58	26.95

		Performance to Forecast
		Multiple of Price / Earnings
		12.0x	14.0x	16.0x	18.0x	20.0x
Under Budget	-25.00%	$15.96	$18.63	$21.29	$23.95	$26.61
	-20.00	17.03	19.87	22.71	25.54	28.38
	-15.00	18.09	21.11	24.12	27.14	30.16
	-10.00	19.16	22.35	25.54	28.74	31.93
	-5.00	20.22	23.59	26.96	30.33	33.70
Match Budget	0.00	21.29	24.83	28.38	31.93	35.48
Exceed Budget	5.00	22.35	26.08	29.80	33.53	37.25
	10.00	23.42	27.32	31.22	35.12	39.03
	15.00	24.48	28.56	32.64	36.72	40.80
	20.00	25.54	29.80	34.06	38.32	42.57
	25.00	26.61	31.04	35.48	39.91	44.35

Pro Forma Merger Analysis.   Sandler O'Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger and conversion closes in the second quarter of 2008, (2) All of First Louisiana Bancshares' shares are exchanged for newly issued shares of Home Federal Bancorp common stock at $10.00 per share and cash (as described above under “Summary of Proposal”), (3) earnings per share projections for Home Federal Bancorp and First Louisiana Bancshares are consistent with guidance as provided by and discussed with management of both companies for the years ended December 31, 2008, 2009, 2010 and 2011, and (4) purchase accounting adjustments, charges and transaction costs associated with the merger and cost savings determined by the senior managements of First Louisiana Bancshares and Home Federal Bancorp.  This analysis was performed assuming First Louisiana Bancshares' conversion was undertaken at the midpoint of its appraisal range.  The results of the analyses illustrate the related accretion to earnings per share at December 31, 2008 (the first full year following completion of the merger) and dilution to tangible book value at June 30, 2008 (the assumed closing date of the merger).  The following tables show the results of those analyses at the alternative conversion valuation levels:

First Louisiana Bancshares Valuation Level	Price / Pro Forma TBV	Shares Issued	Per Share Transaction Value	Est. 2008 EPS Accretion	6/30/08 TBV Dilution
Midpoint	95.2%	1,324,720	$28.00	185.3%	(25.2%)

The actual results achieved by the combined company may vary from projected results and the variations may be material.

Net Present Value Analysis. Sandler O'Neill also performed an analysis that estimated the present value of the projected future stream of after-tax net income of the combined entity (First Louisiana Bancshares and Home Federal Bancorp) following the mutual-to-stock conversion through December 31, 2011 under various circumstances, assuming that Home Federal Bancorp performed in accordance with the earnings guidance reviewed with management.  The analysis assumed a projected dividend payout ratio of $0.03 per share.  To approximate the terminal value of Home Federal Bancorp common stock at December 31, 2011, Sandler O'Neill applied price to earnings multiples ranging from 12x to 20x and price to tangible book value ranging from 90% to 120%.  The income streams and terminal values were then discounted to present values using different discount rates ranging from 13.0% to 17.0% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Home Federal Bancorp common stock.  As illustrated in the following tables, this analysis indicated an imputed range of values per share of Home Federal Bancorp common stock of $5.86 to $10.41 when applying the price to earnings multiples and $6.36 to $10.04 when applying multiples of tangible book value.  The conversion price of First Louisiana Bancshares common stock is assumed to be $10.00 per share.

	Present Value Per Share Based on Price / Earnings
	Multiple of Price / Earnings
Discount Rate	12.0	x	14.0	x	16.0	x	18.0	x	20.0	x
13.00%	$6.55		$7.51		$8.48		$9.44		$10.41
14.00	6.36		7.30		8.24		9.17		10.11
15.00	6.19		7.10		8.00		8.91		9.82
16.00	6.02		6.90		7.78		8.66		9.54
17.00	5.86		6.71		7.56		8.42		9.27

	Present Value Per Share Based on Tangible Book Value
	Multiple of Price / Tangible Book Value
Discount Rate	90%	100%	110%	120%	130%
13.00%	$7.12	$7.85	$8.58	$9.31	$10.04
14.00	6.92	7.63	8.33	9.04	9.75
15.00	6.73	7.41	8.10	8.78	9.47
16.00	6.54	7.21	7.87	8.53	9.20
17.00	6.36	7.01	7.65	8.30	8.94

In connection with its analyses, Sandler O'Neill considered and discussed with the Home Federal Bancorp board how the pro forma analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of earnings per share of each company and variations with respect to the appraisal value of Home Federal Bancorp in regards to the mutual to stock conversion.  Sandler O’Neill noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Home Federal Bancorp has agreed to pay Sandler O’Neill a transaction fee in connection with the merger of approximately $100,000 which is contingent, and payable, upon closing of the merger.  Home Federal Bancorp has paid Sandler O’Neill $75,000 for rendering its opinion.  Home Federal Bancorp has also agreed to reimburse certain of Sandler O’Neill’s reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

Sandler O’Neill is providing investment banking services to Home Federal Bancorp, and receive compensation for, such services in the future, including during the period prior to the closing of the Merger.  In the ordinary course of its business as a broker-dealer, Sandler O'Neill may purchase securities from and sell securities to Home Federal Bancorp and First Louisiana Bancshares and their respective affiliates and may actively trade the debt and/or equity securities of Home Federal Bancorp and First Louisiana Bancshares and their respective affiliates for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.  In addition, Sandler O’Neill is representing Home Federal Mutual Holding Company in its conversion from the mutual form of organization to the capital stock form of the organization.  Sandler O'Neill also served in a similar capacity for Home Federal Bancorp in connection with the mutual holding company reorganization completed in January 2005 for which it received customary fees and reimbursement of customary out-of-pocket expenses.

Opinion of First Louisiana Bancshares' Financial Advisor

The board of directors of First Louisiana Bancshares believes that the merger proposal is fair to, and in the best interests of, the company and all of its shareholders, including unaffiliated shareholders, those who will receive cash in exchange for their shares and those who will remain shareholders following the merger.  The board of directors also believes that the process by which the merger is to be approved is fair.

Because of the absence of an established trading market for its common stock, the board of directors of First Louisiana Bancshares retained National Capital, an independent financial advisor experienced in the financial analysis and valuation of financial institutions, to render an opinion as an investment banker as to the fairness, from a financial point of view, of the per share consideration offered in connection with the merger.  First Louisiana Bancshares imposed no limitations upon National Capital with respect to the investigations made or procedures followed in connection with the valuation or in rendering the fairness opinion.

National Capital delivered its written opinion, dated February 25, 2008, to the board of directors to the effect that, based upon and subject to the factors and assumptions set forth in that opinion, as of February 25, 2008, the consideration to be paid under the merger agreement is fair, from a financial point of view, to all of the shareholders of First Louisiana Bancshares.

The full text of National Capital’s fairness opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by National Capital, is included as Appendix C to this proxy statement.  The opinion is directed to the board of directors of First Louisiana Bancshares and relates only to the fairness of the consideration to be paid under the merger agreement from a financial point of view, and does not address any other aspect of the merger or any related transaction and does not constitute a recommendation as to how any shareholder should vote with respect to the merger.  The following summary of the valuation report and opinion is qualified in its entirety by reference to the full text of the documents.  Management of First Louisiana Bancshares urges you to read the opinion carefully and in its entirety.

In rendering the fairness opinion, National Capital reviewed, analyzed and relied upon certain financial and other factors as it deemed appropriate under the circumstances, including, among others:

•
historical and current financial position and results of operations of First Louisiana Bancshares, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the financial statements of First Louisiana Bancshares;

•
assets and liabilities of First Louisiana Bancshares, on a consolidated basis, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

•	results of recent regulatory examinations of First Louisiana Bancshares and First Louisiana Bank;

•	future earnings and dividend paying capacity of First Louisiana Bancshares;

•	Home Federal’s pro forma consolidated financial projections;

•	Home Federal’s plan of conversion, encompassing the transactions whereby Home Federal will convert from the mutual to the stock form of organization;

•
certain other publicly available financial and other information concerning First Louisiana Bank, First Louisiana Bancshares, Home Federal Savings and Loan Association, Home Federal Bancorp, Inc. of Louisiana and Home Federal Mutual Holding Company of Louisiana;

•	the general economic, market and financial conditions affecting the operations and business prospects of First Louisiana Bancshares;

•	the competitive and economic outlook for First Louisiana Bank’s trade area and the banking industry in general; and

•
publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other transactions involving banks or bank holding companies.

National Capital also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks, bank holding companies and finance companies generally.  The opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to National Capital through that date.

In rendering its appraisal and fairness opinion, National Capital relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the information.  National Capital is not an expert in the independent verification of the adequacy of loan and lease losses and assumed, without independent verification, that the aggregate allowances for loan and lease losses is adequate to cover the losses.  National Capital did not make or obtain any evaluations or appraisals of the properties of the company or the Bank, nor did it examine any individual loan credit files.  National Capital relied upon the management of the company as to the reasonableness and achievability of the financial and operating forecasts provided to it and assumed that these forecasts reflected the best available estimates and judgments of management.

In conducting its review and arriving at its opinion, National Capital considered the use of three broad categories of valuation methods: asset-based approaches, market-based approaches and income-based approaches.  Each method examines the value of an entity from a slightly different perspective, and each method has its own strengths and weaknesses in general and in specific application.  In most cases, the values determined by each method will differ as a result of the varying inputs and assumptions required under each approach.  The analyses underlying the valuation must be considered in their entirety.  The failure to consider all factors, analyses and methods underlying the whole of the fairness opinion could create an incomplete view of the analyses and processes underlying the fairness opinion.

Asset-based approaches.  Asset-based approaches presume that the value of the entity is represented by the market value of the assets owned by the entity, less the market value of any liabilities.  The net asset value method, an asset-based approach, assumes that the values of all assets are realized through the course of normal business operations while the liquidation method assumes that all assets are liquidated in an orderly fashion.  The net asset value method derives a value by determining the market value of the individual balance sheet components.  This method typically assumes liquidation of the entity’s property on the date of appraisal with recognition of securities gains or losses, real estate appreciation or depreciation and any adjustments to the loan loss reserve, discounts to the loan portfolio or changes in the net value of other assets.  National Capital did not believe that the net asset value method was appropriate to use in this transaction because the company is a going concern and because the net asset value method is based on historical costs and varying accounting methods.  Even if the assets and liabilities are adjusted to reflect prevailing prices and yields (which is often of limited accuracy because readily available data is often lacking), the net asset value method results in a liquidation value for the company and does not take into account the values attributable to the going concern, such as the interrelationship among the company’s assets, liabilities, customer relations, market presence, image and reputation, and staff expertise and depth.  Therefore, National Capital gave no weight to the net asset value method of valuation in determining the fairness of the transaction consideration.

Market-based approaches.  In market-based approaches, financial characteristics and other information for publicly-traded companies and transactions on which public information is available are utilized as a basis for determining the value of the subject company.  Market-based approaches work on the financial theory of substitution or economic indifference.  That is, by obtaining financial information and other data regarding public companies or transactions on which public information is available, an appraiser may analyze the subject company and make appropriate adjustments to recognize differences between the subject company and comparable companies in order to make a determination as to value.  National Capital performed two analyses using the market value method.  These analyses use data from First Louisiana Bank as the primary source of comparative information but do include additional assets and liabilities of the company in the final determinations of value.

Comparable whole bank transaction analysis.  In determining a range of values for the common stock of First Louisiana Bancshares and in rendering its fairness opinion, National Capital analyzed the consideration paid in selected financial institution merger transactions.  The objective of National Capital’s analysis was to determine an appropriate value by analyzing data related to actual sales transactions of similar entities and making appropriate adjustments to recognize the differences between First Louisiana Bancshares and comparable bank or bank holding companies that have recently been sold.

National Capital identified a group of 35 comparable financial institution acquisitions involving selling institutions with total assets between $85 million and $150 million announced between July 1, 2006 and December 31, 2007.  National Capital applied the average, trimmed average and median transaction multiples of certain financial indicators to the related financial statistics of First Louisiana Bank to derive an implied value.  Terminated transactions, distressed institution sales and transactions where material data was unavailable were excluded from the analysis.  The following table sets forth the average, trimmed average and median transaction multiples of selected financial indicators for the comparable financial institution acquisition group identified by National Capital.

	Average	Median	80% Trim Average
Tangible Book Value Multiple	2.36x	2.22x	2.33x
Earnings Multiple	23.36	20.96	22.35
Price to Deposits	24.49	23.61	24.16
Premium to Core Deposits	18.67	15.28	17.57

In its analysis, National Capital weighted the various financial indicators in the manner that it determined appropriate, in its professional judgment, in light of the characteristics of First Louisiana Bank and the comparable financial institution data set.  By applying averages of key valuation indicators to the relevant financial statistics of First Louisiana Bank, and after consideration of all appropriate valuation adjustments described below, National Capital determined an implied per share fair market value of $23.43 under this method.

Comparable public company analysis.  Share exchange analysis is another market-based approach that assumes that a rational, publicly-traded bank or bank holding company would be willing to acquire another bank or bank holding company in a stock transaction only if the transaction would be non- or minimally dilutive to the acquirer’s pro forma per share earnings.

National Capital analyzed the earnings performance of First Louisiana Bank in light of the earnings performances and market values of a publicly traded peer group selected by National Capital.  The peer group consisted of publicly traded banks and bank holding companies in the United States.  By applying the price to earnings, price to book, price to assets and price to deposit ratios of the comparable public company dataset, National Capital estimated the value of the Bank based on the number of shares an acquirer could issue in exchange for the shares of the Bank without diluting earnings per share.  Using this formula, National Capital determined an implied per share fair market value of $23.17 under this method.  The following table shows some of the characteristics of the various comparable datasets considered.

					Number of
		Loans/			Companies in
Comparative Statistics	Total Assets	Assets	ROAA	ROAE	Dataset
All Comps Trim Mean	$723,617	72.38%	0.94%	10.11%	710
NYSE Comps Trim Mean	5,024,998	66.27	0.84	9.45	11
NASDAQ/AMEX Comps Trim Mean	1,355,090	73.43	0.97	10.57	319
OTC & Pink Sheet Comps Trim Mean	346,181	71.62	0.92	9.75	380
Asset-Ranged Comps Trim Mean	124,211	72.45	0.80	7.39	69
Regional Asset-Ranged Comps Trim Mean	123,158	69.96	0.81	6.85	15
Asset-Ranged OTC & Pink Comps Trim Mean	124,094	71.82	0.80	7.45	63

Subject Company	122,867	69.53	0.85	8.53

Valuation Metrics	Price/LTM Earnings	Price/ Book	Price/ Assets	Price/ Deposits
All Comps Trim Mean	14.64x	136.78%	12.77%	16.00%
NYSE Comps Trim Mean	14.29	132.72	11.01	14.99
NASDAQ/AMEX Comps Trim Mean	13.75	131.35	12.17	15.69
OTC & Pink Sheet Comps Trim Mean	15.58	139.60	13.20	16.09
Asset-Ranged Comps Trim Mean	19.64	129.46	14.34	16.89
Regional Asset-Ranged Comps Trim Mean	20.93	125.46	14.94	17.53
Asset-Ranged OTC & Pink Comps Trim Mean	19.69	130.91	14.39	16.98

Income-based approaches.  Income-based approaches measure value by capitalizing or discounting the cash flow or earnings of the enterprise.  A discounted cash flow analysis measures enterprise value by discounting future cash flows to present value.  This analysis considers projected levels of asset growth, required regulatory capital, earnings, dividend paying capacity, and future residual or terminal value.  A capitalization of historical earnings analysis measures enterprise value by capitalizing the subject company’s earnings stream.  Based on its experience and the characteristics of the company, National Capital determined that the discounted cash flow analysis was an appropriate method for valuing the company as a going concern.

Discounted cash flow analysis.  National Capital used a discounted cash flow analysis that analyzed (i) a stream of cash flow from projected dividends over the current and next five years and (ii) a terminal value which could be derived from the company at the end of this period.  The following table summarizes the historical financial information and financial projections utilized by National Capital in determining the projected cash flow of the company through 2012.

Bank Data	2003	2004	2005	2006	Current Period 2007	Historical 5Yr CAGR	2008	2009	2010	2011	2012	Projected 5Yr CAGR
EOY Loans	63,359	71,565	74,290	80,215	85,430	10.4%	89,350	94,711	100,394	106,417	112,802	5.7%
Average Loans (avg. of 4 quarterly averages)	59,491	65,484	73,002	78,321	85,177	14.2%
Average Loans (avg. of EOY and preceding EOY)	67,673	67,462	72,928	77,253	82,823		87,150	92,031	97,552	103,405	109,610

EOY Assets	90,000	101,499	109,935	112,563	122,867	11.1%	118,495	125,605	133,141	141,129	149,597	4.0%
Average Assets (avg. of 4 quarterly averages)	80,251	90,020	102,552	110,046	116,841	15.0%
Average Assets (avg. of EOY and preceding EOY)	81,370	95,750	105,717	111,249	117,715		117,893	122,050	129,373	137,135	145,363

EOY Deposits	63,395	74,574	85,061	88,597	94,326	11.8%	91,287	96,764	102,570	108,724	115,248	4.1%
Average Deposits (avg. of last 4 EOQ)	59,856	66,399	79,293	86,945	89,818	13.7%
Average Deposits (avg. of EOY and preceding EOY)	58,716	68,985	79,818	86,829	91,462		90,020	94,026	99,667	105,647	111,986

EOY Uninsured Deposits	32,783	43,572	52,497	54,124	59,974	19.1%	57,511	59,994	62,568	65,235	69,149	2.9%
Average Uninsured Deposits (avg. of last 4 EOQ)	29,548	37,077	48,653	53,954	55,097	22.0%
Average Uninsured Deposits (avg. of EOY and preceding EOY)	28,894	38,178	48,035	53,311	57,049		58,742	58,752	61,281	63,901	67,192

EOY Insured Deposits	30,612	31,002	32,564	34,473	34,352	3.4%	33,776	36,770	40,002	43,490	46,099
Average Insured Deposits (avg. of last 4 EOQ)	30,308	29,323	30,640	32,991	34,722	5.2%
Average Insured Deposits (avg. of EOY and preceding EOY)	29,822	30,807	31,783	33,519	34,413

EOY Equity Capital	9,856	9,973	11,089	12,346	13,487		13,675	13,923	14,220	14,571	14,964

Company Data
Net Income	582	118	443	1,058	814		698	915	1,100	1,303	1,454	12.3%
Normalized Net Income	582	371	647	827	864
Ordinary Dividends Paid	--	--	--	--	--		510	668	803	951	1,061

Growth Rates (EOY to EOY)
Loans	21.9%	13.0%	3.8%	8.0%	6.5%		4.6%	6.0%	6.0%	6.0%	6.0%	5.7%
Assets	23.7%	12.8%	8.3%	2.4%	9.2%		(3.6)%	6.0%	6.0%	6.0%	6.0%	4.0%
Total Deposits	17.3%	17.6%	14.1%	4.2%	6.5%		(3.2)%	6.0%	6.0%	6.0%	6.0%	4.1%
Insured Deposits	5.4%	1.3%	5.0%	5.9%	(0.4)%		(1.7)%	8.9%	8.8%	8.7%	6.0%	6.1%
Ratios
Ordinary Dividend Payout Ratio	--%	--%	--%	--%	--%		73.0%	73.0%	73.0%	73.0%	73.0%
Insured Deposits / Total Deposits	48.3%	41.6%	38.3%	38.9%	36.4%		37.0%	38.0%	39.0%	40.0%	40.0%
ROAA	0.72%	0.12%	0.42%	0.95%	0.69%		0.59%	0.75%	0.85%	0.95%	1.00%
Normalized ROAA	0.72%	0.39%	0.61%	0.74%	0.73%
Capital / Assets	10.95%	9.83%	10.09%	10.97%	10.98%		11.54%	11.08%	10.68%	10.32%	10.00%

As evidenced by the table above, National Capital’s discounted cash flow analysis assumed the following:

•	that First Louisiana Bancshares paid cash dividends in 2008 through 2012 equal to 73% of its net income, based on its ability to do so while maintaining adequate capital at the bank level;

•	that First Louisiana Bancshares earned 0.59% to 1.00% on its average assets between 2008 and 2012; and

•	that First Louisiana Bancshares assets grew by 5.7% on an annualized basis between 2008 and 2012.

The projections utilized by National Capital were developed by National Capital based on an analysis of historical results and discussions with management.  Dividend projections were based on the maximum amounts payable while maintaining a reasonable capital to asset ratio and do not necessarily reflect the board’s intentions.  The financial projections indicated for 2012 were also used in determining a terminal value based on the comparable acquisition analysis described above.

The discounted cash flow analysis assumes that the projected cash flows from dividends and the terminal value are discounted back to present value at a discount rate derived using the Ibbotson Buildup Method and the current public company price to earnings multiple.  Following this methodology, National Capital determined that a discount rate of 15.07% is appropriate based on the risk characteristics of the company.  Discounting the future cash flows from dividends and the terminal value to present value, National Capital determined an implied per share fair market value of $19.70 under this method.

In National Capital’s experience, discounted cash flow analysis is a widely-used valuation methodology, but it relies on numerous assumptions, including projected earnings, terminal values and discount rates.  The analysis does not purport to be indicative of the actual values or expected values of our common stock.

Capitalization of historical earnings analysis.  The historical earnings method is an income-based approach that relies on historical data as a basis for valuation rather than estimates of future performance.  Although past performance may not be indicative of future results, the historical earnings method can provide a reasonable indication of value, especially in cases where the subject company has a history of stable earnings or growth and this history can reasonably be expected to continue in the foreseeable future.  As a part of its analysis, National Capital reviewed the historical earnings of the company, determined that the company had experienced stable earnings over a relatively long period and concluded that the historical earnings method is an appropriate method for valuing the company.  To determine the level of earnings to be capitalized, National Capital developed a trend line using actual earnings between 2005 and 2007.  In its analysis, National Capital utilized an earnings capitalization rate of 7.78%, which was derived from Ibbotson Associates cost of capital data and the company’s projected growth rate.  The following table illustrates the application of the capitalization of historical earnings analysis.

Bank Data	2003	2004	2005	2006	Current Period 2007
EOY Loans	63,359	71,565	74,290	80,215	85,430
Average Loans (avg. of 4 quarterly averages)	59,491	65,484	73,002	78,321	85,177
Average Loans (avg. of EOY and preceding EOY)	57,673	67,462	72,928	77,253	82,823

EOY Assets	90,000	101,499	109,935	112,563	122,867
Average Assets (avg. of 4 quarterly averages)	80,251	90,020	102,552	110,046	116,841
Average Assets (avg. of EOY and preceding EOY)	81,370	95,750	105,717	111,249	117,715

EOY Deposits	63,395	74,574	85,061	88,597	94,326
Average Deposits (avg. of last 4 EOQ)	59,856	66,399	79,293	86,945	89,818
Average Deposits (avg. of EOY and preceding EOY)	58,716	68,985	79,818	86,829	91,462

EOY Uninsured Deposits	32,783	43,572	52,497	54,124	59,974
Average Uninsured Deposits (avg. of last 4 EOQ)	29,548	37,077	48,653	53,954	55,097
Average Uninsured Deposits (avg. of EOY and preceding EOY)	28,894	38,178	48,035	53,311	57,049

EOY Insured Deposits	30,612	31,002	32,564	34,473	34,352
Average Insured Deposits (avg. of last 4 EOQ)	30,308	29,323	30,640	32,991	34,722
Average Insured Deposits (avg. of EOY and preceding EOY)	29,822	30,807	31,783	33,519	34,413

EOY Equity Capital	9,856	9,973	11,089	12,346	13,487

Company Data
Net Income	582	118	443	1,059	814
Normalized Net Income	582	371	647	827	864
Ordinary Dividends Paid	--	--	--	--	--

Growth Rate (EOY to EOY)
Loans	21.9%	13.0%	3.8%	8.0%	6.5%
Assets	23.7%	12.8%	8.3%	2.4%	9.2%
Total Deposits	17.3%	17.6%	14.1%	4.2%	6.5%
Insured Deposits	5.4%	1.3%	5.0%	5.9%	(0.4)%
Ratios
Ordinary Dividend Payout Ratio	--%	--%	--%	--%	--%
Insured Deposits / Total Deposits	48.3%	41.6%	38.3%	38.9%	36.4%
ROAA	0.72%	0.12%	0.42%	0.95%	0.69%
Normalized ROAA	0.72%	0.39%	0.61%	0.74%	0.73%
Capital / Assets	10.95%	9.83%	10.09%	10.97%	10.98%

Weighting	--	--	1	2	3

Weighted Average Historical ROAA					0.72%
Resulting Earnings on Current Year Average Assets					844
Capitalization Rate					9.40%

Based on the information shown above, National Capital determined an implied per share fair market value of $13.81 under this method.

Valuation adjustments.  The purpose of a valuation adjustment is to reflect differences between the characteristics of the subject company and those of the comparable datasets from which the indications of value are derived.  As valuations are based on the financial principle of substitution, these adjustments are an attempt to account for the varying degrees of risk associated with the subject company as measured against “comparable” similar investments.

For the value returned by the capitalization of historical earnings analysis, National Capital applied a level of control adjustment in order to reach a whole bank value.  The 34.9% control premium used in this valuation is based on data from the MergerStat Control Premium Database for small financial institutions that have sold within the last two years.

National Capital also applied a 5.0% marketability adjustment to reflect the enhanced marketability of the company relative to other companies in the broader financial institutions space.  This heightened attractiveness reflects the limited number of acquisition targets in the Shreveport / Bossier MSA.

National Capital applied the control and marketability valuation adjustments described above to determine the fairness of the per share consideration to be received in connection with the proposed transaction.  The following table sets forth the various valuation adjustments, indicates a fair market value using each method and measures that fair market value as a multiple of book value and of earnings per share.

First Louisiana Bancshares, Inc.
Valuation Methods Summary
Valuation Purpose:  Fairness Opinion – Merger Transaction
As of December 31, 2007
Valuation Method	Method Results Before Adjustments	Level of Value Adjustment	Indicated Whole Bank Value Before Adjustments	Fundamental Marketability Adjustment	Market Value of Excluded Company Assets/Liab	Indicated Whole Bank Value After Adjustments	Whole Bank Value per Share	Resulting Book Multiple		Projected Earnings Multiple
Adjusted Book Value	$12,090,040		$12,090,040			$12,090,040	$13.79	1.00	x	17.32	x
Comparable Whole Bank Sales	19,700,070		19,700,070	5.0%	$(146,660)	20,538,413	23.43	1.70		29.42
Public Bank Exchange Value	19,477,762		19,477,762	5.0%	(146,660)	20,304,990	23.17	1.68		29.09
Discounted Future Returns	17,266,471		17,266,471			17,266,471	19.70	1.43		24.74
Capitalized Historical Earnings	8,971,937	+34.9%	12,103,143			12,103,143	13.81	1.00		17.34

Conclusion.  Based upon its review of the empirical information described in this information statement and the fairness opinion, and all of the other relevant factors and information deemed appropriate in its professional judgment, National Capital advised the board of directors of First Louisiana Bancshares that, in its considered opinion, the per share consideration to be paid to its shareholders as a result of the proposed transaction is fair, from a financial point of view, to all of its shareholders.

Pursuant to its engagement of National Capital, First Louisiana Bancshares will pay a professional fee of $7,500 plus National Capital’s expenses related to rendering its fairness opinion in connection with the merger.  In addition, First Louisiana Bancshares has previously engaged National Capital to conduct an annual valuation of its common stock and has engaged American Planning Corporation, an affiliate of National Capital, to provide certain ongoing financial consulting services to First Louisiana Bancshares and First Louisiana Bank.  The aggregate amount of all fees paid or payable to National Capital and American Planning Corporation from January 1, 2006 through March 31, 2008 are approximately $83,200.

The summary contained in this section provides a description of the material analyses prepared by National Capital and does not purport to be a complete description of the analyses prepared by National Capital in connection with the valuation analysis and in rendering the opinion.  The preparation of a valuation analysis and a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such a valuation or opinion is not necessarily susceptible to partial analysis or summary description.  National Capital believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in National Capital’s presentations to the board of directors and in the fairness opinion.  The valuations or ranges of valuations resulting from any particular analysis described above should not be taken to be National Capital’s view of the actual present or future value of First Louisiana Bancshares or of its common stock, and are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by these analyses.

In its valuation and fairness opinion, National Capital made numerous assumptions with respect to industry performance, business and economic conditions and other matters.  While National Capital believes that these projections and the assumptions upon which they were based were reasonable, National Capital has no control over the future occurrence of any of the events upon which the projections were based.  Certain of the projections are based on factors, such as general and local economic conditions, that are beyond our control.  In addition, estimates of values of other companies used in rendering the appraisal and fairness opinion do not purport to be appraisals of those companies or necessarily reflect the prices at which those companies or their securities may actually be sold.  National Capital selected comparable public companies and comparable acquisitions on the basis of various factors, including the size and similarity of selected companies, their business mix and similar characteristics of the transactions; however, no company or transaction utilized as a comparison in these analyses summarized above is identical to First Louisiana Bancshares or the transaction.

Consideration to be Received in the Merger

When the merger becomes effective, each share of First Louisiana Bancshares common stock issued and outstanding immediately prior to the completion of the merger will automatically be converted into the right to receive, at the holder's election, either $28.00 in cash or 2.8 shares of new holding company common stock in exchange for each share of First Louisiana Bancshares common stock.  Based on the current number of shares of First Louisiana Bancshares common stock outstanding, the new holding company will issue an aggregate of approximately 1,324,720 shares of common stock and pay approximately $8.8 million in cash to shareholders of First Louisiana Bancshares, assuming none of the outstanding options to purchase shares of First Louisiana Bancshares common stock are exercised prior to completion of the merger.  At the midpoint of the offering range, former First Louisiana Bancshares shareholders will own approximately 31.7% of the outstanding common stock of the new holding company.

Under the terms of the merger agreement, First Louisiana Bancshares shareholders may elect to convert their shares into cash, new holding company common stock or a mixture of cash and new holding company common stock.  All elections of First Louisiana Bancshares shareholders are further subject to the allocation and proration procedures described in the merger agreement.  These procedures provide, among other things, that the number of shares of First Louisiana Bancshares common stock to be converted into new holding company common stock in the merger must be equal to 60% of the total number of shares of First Louisiana Bancshares common stock issued, with the remaining 40% being converted to cash. Neither Home Federal Bancorp nor First Louisiana Bancshares is making any recommendation as to whether First Louisiana Bancshares shareholders should elect to receive cash or new holding company common stock in the merger.  Each holder of First Louisiana Bancshares common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement.  As a result, the merger agreement describes procedures to be followed if First Louisiana Bancshares shareholders in the aggregate elect to receive more or less of the new holding company common stock than we have agreed to issue. These procedures are summarized below.

•
If Stock Is Oversubscribed:  If First Louisiana Bancshares shareholders elect to receive more new holding company common stock than we have agreed to issue in the merger, then all First Louisiana Bancshares shareholders who have elected to receive cash or who have made no election will receive cash for their First Louisiana Bancshares shares and all shareholders who elected to receive new holding company common stock will receive a pro rata portion of the available new holding company shares plus cash for those shares not converted into new holding company common stock.

•
If Stock Is Undersubscribed:  If First Louisiana Bancshares shareholders elect to receive fewer shares of new holding company common stock than we have agreed to issue in the merger, then all First Louisiana Bancshares shareholders who have elected to receive new holding company common stock will receive new holding company common stock and all shareholders who elected to receive cash or who have made no election will be treated in the following manner:

o
If the number of shares held by First Louisiana Bancshares shareholders who have made no election is sufficient to make up the shortfall in the number of new holding company shares that new holding company is required to issue, then all First Louisiana Bancshares shareholders who elected cash will receive cash, and those shareholders who made no election will receive both cash and new holding company common stock in whatever proportion is necessary to meet the requirement that 60% of the shares of First Louisiana Bancshares common stock are converted to shares of common stock of the new holding company.

o
If the number of shares held by First Louisiana Bancshares shareholders who have made no election is insufficient to make up the shortfall, then all First Louisiana Bancshares shareholders who made no election will receive common stock of the new holding company and those First Louisiana Bancshares shareholders who elected to receive cash will receive cash and new holding company common stock in whatever proportion is necessary to make up the shortfall.

First Louisiana Bancshares's shareholders will not receive fractional shares of new holding company common stock.  Instead, they will receive a cash payment for any fractional shares in an amount equal to the product of such fractional amount multiplied by $10.00.

Treatment of First Louisiana Bancshares Stock Options. At the effective time of the merger, each outstanding option to purchase shares of First Louisiana Bancshares common stock will be converted into an option to purchase shares of the new holding company common stock.  The number of shares of new holding company common stock subject to each converted option will be equal to the number of shares of First Louisiana Bancshares common stock subject to the option immediately prior to the completion of the merger multiplied by 2.8. The exercise price of each such converted option will be equal to the quotient obtained by dividing the per share exercise of such First Louisiana Bancshares option by 2.8.

Election and Exchange Procedures

Subject to the allocation process described in the above section, each First Louisiana Bancshares shareholder may elect to receive with respect to his or her shares of First Louisiana Bancshares common stock, all Home Federal Bancorp common stock, all cash or a combination of Home Federal Bancorp common stock and cash.

Stock Election Shares.  First Louisiana Bancshares shareholders who validly elect to receive Home Federal Bancorp common stock for some or all of their shares will receive the per share stock consideration for that portion of the shareholder's shares of First Louisiana Bancshares common stock equal to the shareholder's stock election, subject to the allocation process described above.  In this discussion, we refer to shares held by shareholders who have made stock elections as "stock election shares."

Cash Election Shares.  First Louisiana Bancshares shareholders who validly elect to receive cash for some or all of their shares will receive the per share cash consideration for that portion of the shareholder's shares of First Louisiana Bancshares common stock for which they elect to receive cash, subject to the allocation process described below.  In our discussion below, we refer to shares held by First Louisiana Bancshares shareholders who have made cash elections as "cash election shares."

No-Election Shares.  Shares held by First Louisiana Bancshares shareholders (i) who indicate that they have no preference as to whether they receive Home Federal Bancorp common stock or cash, (ii) who do not make a valid election, or (iii) who fail to properly perfect dissenters' rights will be deemed to be "no-election shares."  No-election shares will be converted into the per share stock consideration as needed unless there is an oversubscription of the stock consideration, in which case the no election shares will be converted into the per share cash consideration as needed.

In the aggregate, a fixed amount of stock consideration and cash consideration will be paid to First Louisiana Bancshares shareholders as described above.  Accordingly, there is no assurance that a First Louisiana Bancshares shareholder will receive the form of consideration that the shareholder elects with respect to any or all of his or her shares of First Louisiana Bancshares common stock.  If the elections of First Louisiana Bancshares shareholders result in an oversubscription for the available pool of stock consideration or cash consideration, the procedures for allocating Home Federal Bancorp common stock and cash to be received by First Louisiana Bancshares shareholders will be followed by Home Federal Bancorp's exchange agent.  See "Consideration to be Received in the Merger" above.

Election Form and Letter of Transmittal.  No later than 15 days prior to the anticipated effective time of the merger, Home Federal Bancorp's exchange agent will mail to you an election form and letter of transmittal along with instructions on electing to receive the new holding company's common stock or cash or a combination of stock and cash for your First Louisiana Bancshares stock.  The deadline for making your election will be 5:00 p.m., Eastern Time, on the 15th Business Day following but not including the mailing date of the election form.  You must carefully follow the instructions from Home Federal Bancorp's exchange agent.  Your election will be properly made only if, by the deadline date, you have submitted to Home Federal Bancorp's exchange agent at its designated office, a properly completed and signed election form and letter of transmittal that is accompanied by your First Louisiana Bancshares stock certificate(s).  The First Louisiana Bancshares stock certificate(s) must be in a form that is acceptable for transfer (as explained in the election form).  If your election is not properly made, your shares of First Louisiana Bancshares stock will be treated as "no-election shares."  Neither Home Federal Bancorp nor its exchange agent will be under any obligation to notify any person of any defects in an election form.

As soon as reasonably practicable following the election deadline and upon the surrender by shareholders of any certificates representing First Louisiana Bancshares common stock, Home Federal Bancorp's exchange agent will mail to First Louisiana Bancshares shareholders a certificate representing the aggregate number of shares of new holding company common stock that a First Louisiana Bancshares shareholder has a right to receive and/or checks representing cash consideration for shares of First Louisiana Bancshares common stock, or cash in lieu of fractional shares of new holding company common stock, to former shareholders of First Louisiana Bancshares who have timely submitted an effective election form along with their First Louisiana Bancshares stock certificates.

If First Louisiana Bancshares shareholders do not timely submit an election form along with their certificates for First Louisiana Bancshares common stock, they will receive from Home Federal Bancorp's exchange agent promptly after completion of the merger, a letter of transmittal with instructions for submitting their First Louisiana Bancshares stock certificate for new holding company common stock or cash consideration.  At that time, those First Louisiana Bancshares shareholders will need to carefully review the instructions, complete the materials enclosed with the instructions and return the materials along with their First Louisiana Bancshares stock certificate.  Whether those shareholders receive new holding company common stock or cash will depend on the election of other First Louisiana Bancshares shareholders.  See "Consideration to be Received in the Merger" above.

Certificates evidencing shares of the new holding company's common stock will be dated as of the effective date of the merger and will entitle the holders to dividends and any other distributions to which the holder is entitled.  Until the certificates representing First Louisiana Bancshares common stock are surrendered for exchange after completion of the merger, holders of such certificates will not receive any cash consideration or stock consideration or dividends or distributions on any new holding company common stock into which such shares have been converted.  When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest.  Home Federal Bancorp has the right to withhold dividends or any other distributions on its shares until the First Louisiana Bancshares stock certificates are surrendered for exchange.

Until surrendered, each First Louisiana Bancshares stock certificate, following the effective date, is evidence solely of the right to receive the merger consideration.  In no event will either Home Federal Bancorp or First Louisiana Bancshares be liable to any former First Louisiana Bancshares stock holder for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

Accounting Treatment

Home Federal Bancorp will account for the merger under the purchase method of accounting.  Home Federal Bancorp will record, at fair value, the acquired assets and assumed liabilities of First Louisiana Bancshares.  To the extent that the total purchase price exceeds the fair value of the assets acquired and liabilities assumed, Home Federal Bancorp will record intangible assets, which, among other things, include goodwill and core deposit intangibles.  Home Federal Bancorp will include in its results of operations the results of First Louisiana Bancshares's operations after completion of the merger.

Material Federal Income Tax Considerations

The following discussion summarizes the material federal income tax consequences relating to the merger to First Louisiana Bancshares and the holders of First Louisiana Bancshares common stock.  Because this is a summary that is intended to address only federal income tax consequences of the merger that will apply to all First Louisiana Bancshares shareholders, it may not contain all of the information that may be important to you.  As you review this discussion, you should keep in mind that the tax consequences to you may vary depending on your particular tax situation.  You may be subject to special rules that are not discussed below if you are:

•	a tax-exempt organization;

•	a dealer or broker in securities or foreign currency;

•	a trader in securities that elects to mark to market;

•	a person who holds First Louisiana Bancshares shares as part of a hedge, straddle or conversion transaction;

•	a person who acquired First Louisiana Bancshares shares pursuant to the exercise of employee stock options or otherwise as compensation;

•	a person who does not hold First Louisiana Bancshares shares as a capital asset;

•	a person that has a functional currency other than the U.S. dollar;

•	a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the Untied States;

•	a trust;

•	an estate;

•	a pass-through entity and investors in such entity;

•	a regulated investment company;

•	a real estate investment trust;

•	an insurance company;

•	a bank or other financial institution;

•	a U.S. expatriate; or

•	otherwise subject to special tax treatment under the Internal Revenue Code.

This summary does not address any alternative minimum tax, or any state, local, or foreign tax considerations.  This discussion is not intended to be, and should not be construed as, tax advice.  You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the merger on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based upon the current Internal Revenue Code, current, temporary and proposed regulations, the legislative history of the Internal Revenue Code, current administrative interpretations, and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service, and existing court decisions.  Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect interpretations of current law.  Any change could apply retroactively.  Neither First Louisiana Bancshares nor Home Federal Bancorp has requested, or plans to request, any rulings from the Internal Revenue Service concerning the tax treatment of the merger.  Hunton & Williams LLP, counsel to First Louisiana Bancshares, and Elias, Matz, Tiernan & Herrick L.L.P., counsel to Home Federal Bancorp, have delivered opinion letters to First Louisiana Bancshares and Home Federal Bancorp with respect to the discussion set forth below under this heading "Material Federal Income Tax Considerations," and the form of the opinions are included as exhibits to the registration statement of which this joint proxy statement prospectus is a part.  It is possible that the Internal Revenue Service would challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts and that a court would agree with the Internal Revenue Service.

General

The merger is intended to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code.  The income tax consequences summarized below are based upon the assumption that the merger will qualify as a reorganization.  Hunton & Williams LLP, counsel to First Louisiana Bancshares, and Elias, Matz, Tiernan & Herrick L.L.P., counsel to Home Federal Bancorp, have delivered opinions to First Louisiana Bancshares and Home Federal Bancorp, respectively, that the merger will qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code.

The delivery of opinions by Hunton & Williams LLP and Elias, Matz, Tiernan & Herrick L.L.P. reaffirming the above, dated as of the closing date, is a condition to the merger.  The opinions of counsel will rely on customary representations made by First Louisiana Bancshares and Home Federal Bancorp and applicable factual assumptions.  If any of the factual assumptions or representations relied upon in the opinions of counsel are inaccurate, the opinions may not accurately describe the federal income tax treatment of the merger, and this discussion may not accurately describe the tax consequences of the merger.  The opinions of Hunton & Williams LLP and Elias, Matz, Tiernan & Herrick L.L.P. are not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service will not contest the conclusions expressed therein.

Federal Income Tax Consequences of the Merger to First Louisiana Bancshares Stockholders

You may receive in exchange for your First Louisiana Bancshares common stock and pursuant to your election:

•	only cash,

•	only common stock of the new holding company, or

•	common stock of the new holding company and cash by election, subject to the limits described elsewhere herein.

Assuming the merger of First Louisiana Bancshares with the new holding company constitutes a reorganization under Section 368(a) of the Internal Revenue Code, the merger will have the following federal income tax consequences to you:

•
Receipt of Only Cash. If you receive only cash in the merger or you receive only cash as payment for dissenting shares, you will recognize gain or loss on the exchange of your First Louisiana Bancshares shares.  The gain or loss will equal the difference between the amount of cash you receive and your adjusted tax basis in your First Louisiana Bancshares shares immediately prior to the exchange.

If you are not treated as completely terminating your interest in the new holding company because of the application of the constructive ownership rules of Section 318 of the Internal Revenue Code, which generally attribute to you the ownership of shares that are owned by your family members or by entities in which you own an interest or in which you have an option to acquire an interest, the cash you receive may be treated under certain circumstances as a dividend under Section 302 of the Internal Revenue Code.  You should consult your tax advisor as to the possibility that all or a portion of any cash you receive in exchange for your First Louisiana Bancshares stock will be treated as a dividend.

•
Receipt of Only Common Stock of the New Holding Company. If you receive only common stock of the new holding company in the merger, you will not recognize gain or loss on the exchange of your First Louisiana Bancshares shares.  Your aggregate tax basis in the new holding company shares you receive will be equal to the aggregate tax basis in the First Louisiana Bancshares shares which you exchanged for the new holding company shares.  Your holding period in the new holding company shares will include your holding period in your First Louisiana Bancshares shares.

•
Receipt of Common Stock of the New Holding Company and Cash by Election. Subject to the following paragraph, if you receive common stock of the new holding company and cash as a result of your election in the merger or as a result of the allocation and proration procedure described herein, you will recognize gain, but not loss, equal to the lesser of (1) the amount of cash received or (2) your aggregate gain on the exchange.  Your aggregate gain on the exchange is equal to the excess of the value of all the cash you receive in the exchange (excluding any cash received in lieu of a fractional share of new holding company common stock), and shares of the new holding company (including any fractional shares of new holding company common stock you are deemed to receive and exchange for cash), over your adjusted tax basis in your shares of First Louisiana Bancshares exchanged in the merger.  In determining the aggregate gain, your gain or loss from each identifiable block of shares must be calculated and only the gains aggregated, with no offset for the losses.

Your recognized gain could be taxable as ordinary dividend income depending upon whether and to what extent the exchange reduces your deemed percentage stock ownership interest in the new holding company.  For purposes of this determination, you will be treated as if you first exchanged all of your shares of First Louisiana Bancshares common stock for shares of common stock in the new holding company and then the new holding company immediately redeemed a portion of such shares of common stock in exchange for the cash you actually received.  The gain recognized by you in the exchange followed by a deemed redemption will be treated as capital gain if the deemed redemption is either “substantially disproportionate” or “not essentially equivalent to a dividend.”  In general, the deemed redemption will be “substantially disproportionate” if, immediately after the deemed redemption, you actually and constructively own less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock entitled to vote, and the percentage of the outstanding voting stock of the new holding company which is actually and constructively owned by you immediately after the deemed redemption is less than eighty percent (80%) of the percentage of the outstanding voting stock of the new holding company that you actually and constructively are deemed to own immediately before the deemed redemption.  In order for the deemed redemption to be “not essentially equivalent to a dividend,” the deemed redemption must result in a “meaningful reduction” in your deemed percentage of stock ownership in the new holding company.  In general, the determination of whether there has been a “meaningful reduction” requires a comparison of the percentage of the outstanding voting stock of the new holding company that you actually and constructively are deemed to own immediately before the deemed redemption, as compared to the percentage of the outstanding voting stock of the new holding company which is actually and constructively owned by you immediately after the deemed redemption.  In applying the “substantially disproportionate” and the “not essentially equivalent to a dividend” tests, Section 318 of the Internal Revenue Code requires that you be treated as actually owning the new holding company shares that are owned by your family members or by entities in which you own an interest or in which you have an option to acquire an interest.  The Internal Revenue Service has ruled that a minority shareholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a meaningful reduction if that shareholder has any reduction in its percentage stock ownership compared to what the shareholder would have received had all of the merger consideration been stock.  You should consult your own tax advisor as to the applicability of these rules to your particular facts and circumstances.

•
Your aggregate tax basis in the new holding company shares that you receive in the merger (including any fractional share interest you are deemed to have received and exchanged for cash) will be equal to the aggregate tax basis in the First Louisiana Bancshares shares which you exchanged for the new holding company shares, increased by the amount of your taxable gain and decreased by the amount of cash you received (excluding any cash received in lieu of fractional shares of new holding company common stock).  Your holding period in the new holding company shares will include your holding period in your First Louisiana Bancshares shares.

•
Receipt of Cash in Lieu of a Fractional Share.  You will generally recognize capital gain or loss on any cash received in lieu of a fractional share of new holding company common stock equal to the difference between the amount of cash received and the tax basis allocated to that fractional share.

•
Taxation of Capital Gain.  Gain or loss that you recognize in connection with the merger will generally constitute capital gain or loss and will constitute long-term capital gain or loss if your holding period in your First Louisiana Bancshares common stock is greater than one year as of the date of the merger.  If you are a non-corporate holder of First Louisiana Bancshares common stock, this long-term capital gain generally will be taxed at a maximum United States federal income tax rate of 15%.  The deductibility of capital losses is subject to limitation.

Reporting Requirements

If you exchange your First Louisiana Bancshares shares for common stock of the new holding company in connection with the merger and you are a “significant holder” with respect to First Louisiana Bancshares, then you are required to include a statement with respect to the exchange on or with your federal income tax return for the year of the exchange.  You will be treated as a significant holder in First Louisiana Bancshares if you own one percent (1%) or more of the First Louisiana Bancshares’ issued and outstanding common stock or if the basis in your shares of First Louisiana Bancshares stock is one million dollars ($1,000,000) or more.  The statement must be prepared in accordance with Treasury Regulation Section 1.368-3(b) and must be entitled “STATEMENT PURSUANT TO §1.368-3 BY [INSERT YOUR NAME AND TAXPAYER IDENTIFICATION NUMBER], A SIGNIFICANT HOLDER.”  The statement must include the names and employer identification numbers of First Louisiana Bancshares and the new holding company, the date of the merger, the fair market value and tax basis of your First Louisiana Bancshares shares exchanged (determined immediately before the merger).

In addition, as a participant in the merger, you are required to retain permanent records and make such records available to any authorized Internal Revenue Service officers and employees.  If you received shares of the new holding company common stock in the merger, these records should include the number of First Louisiana Bancshares shares exchanged, the number of shares of new holding company common stock received, the fair market value of the First Louisiana Bancshares shares exchanged, and your adjusted basis in your First Louisiana Bancshares shares.

Backup Withholding

In order to avoid "backup withholding" on a payment of cash to you pursuant to your election to receive cash in exchange for all or some of your First Louisiana Bancshares shares, or in payment for dissenting shares, you must, unless an exception applies under applicable law and regulations, provide us with your correct taxpayer identification number on a Substitute Form W-9, and certify under penalty of perjury that you are not subject to backup withholding and that your taxpayer identification number is correct.  A Substitute Form W-9 will be included with the letter of transmittal to be sent to you by the exchange agent.  If you fail to provide your correct taxpayer identification number or the required certifications, you may be subject to penalty by the Internal Revenue Service and any cash payments you would otherwise receive in consideration for shares of First Louisiana Bancshares in the merger may be subject to backup withholding (currently at a rate of 28%).  Any amount withheld under the backup withholding rules may be allowed as a refund or credit against your federal income tax liability provided that you furnish certain required information to the Internal Revenue Service.

Federal Income Tax Consequences of the Merger to First Louisiana Bancshares

First Louisiana Bancshares will generally not recognize gain or loss in connection with the merger.

BENEFICIAL OWNERSHIP OF FIRST LOUISIANA BANCSHARES COMMON STOCK

The following table sets forth, as of _______, 2008, the beneficial ownership of First Louisiana Bancshares' common stock by (1) each person or entity who or which was known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock, (2) each of First Louisiana Bancshares' directors and named executive officers, and (3) by all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Shares of Common Stock Outstanding (1)
Estate of J.L. Carraway	91,898	11.7%
P.O. Box 704
Springhill, Louisiana 71075

Directors:
Ron C. Boudreaux	55,979(2)	6.7
Phillip L. Israel	5,307	*
John H. Meldrum Jr.	40,703	5.2
Winston E. Rice	20,402	2.6
Armand L. Roos	19,650(2)(3)	2.5
Wayne L. Simpson	104,549(2)(4)	13.1
David L. Winkler	111,793(2)(5)	14.0

Executive officers:
Thomas M. Glass	6,522(2)	*
Rhonda R. Hensley	4,626(2)(6)	*

All Directors and Executive Officers as a Group (9 persons)	369,531	42.7%
___________________
*Amounts to less than 1.0%.
(1)
Based on 788,524 shares of First Louisiana Bancshares' common stock outstanding and entitled to vote as of ______, 2008, plus the number of shares that each person or the group may acquire within 60 days by exercising stock options.

(2)
Includes for Mr. Boudreaux, 44,807 shares, for each of Messrs. Roos, Simpson and Winkler, 8,668 shares and for Mr. Glass and Ms. Hensley, 3,000 shares which may be acquired upon the exercise of stock options exercisable within 60 days of the record date.

(3)	Includes 4,761 shares held by Mr. Roos's family members over which he shares voting [and dispositive] power.
(4)
Includes 6,120 shares held by Mr. Simpson's family members over which he shares voting [and dispositive] power and 77,266 shares held by business entities over which he shares voting [and dispositive] power.

(5)	Includes 33,826 shares held by Mr. Winkler's family members over which he shares voting [and dispositive] power.
(6)	Includes 1,626 shares held jointly with Ms. Hensley's spouse.

DISSENTERS' RIGHTS OF APPRAISAL

Unless the merger agreement is approved by the holders of at least 80% of First Louisiana Bancshares' outstanding common stock, Section 131 of the Louisiana Business Corporation Law allows a stockholder of First Louisiana Bancshares who objects to the merger agreement and who complies with the provisions of that section to dissent from the merger agreement and to have paid to him in cash the fair cash value of his shares of First Louisiana Bancshares common stock as of the day before the meeting, as determined by agreement between the stockholder and Home Federal Bancorp or by the Civil District Court for the Parish of Caddo if the stockholder and Home Federal Bancorp are unable to agree.  Shareholders of Home Federal Bancorp are not entitled to dissenters' rights.

To exercise the right of dissent, a First Louisiana Bancshares shareholder:

•	must file with First Louisiana Bancshares a written objection to the merger agreement prior to or at the meeting; and

•	must also vote his shares, in person or by proxy, against the merger agreement at such meeting.

Neither a vote against the merger agreement nor a specification in a proxy to vote against the merger agreement will in and of itself constitute the necessary written objection to the merger agreement. Moreover, by voting in favor of, or abstaining from voting on, the merger agreement, or by returning the enclosed proxy without instructing the proxy holders to vote against the merger agreement, a shareholder waives his rights under Section 131. The right to dissent may be exercised only by the record owners of the shares and not by persons who hold shares only beneficially. Beneficial owners who wish to dissent to the merger agreement should have the record ownership of the shares transferred to their names or instruct the record owner to follow the Section 131 procedure on their behalf.

If the merger agreement is approved by less than 80% of the total number of shares of First Louisiana Bancshares common stock outstanding, then promptly after the effective date written notice of the consummation of the merger agreement will be given by Home Federal Bancorp by registered mail to each former shareholder of First Louisiana Bancshares who filed a written objection to the merger agreement and voted against it at such shareholder's last address on First Louisiana Bancshares' records. Within 20 days after the mailing of such notice, the shareholder must file with Home Federal Bancorp a written demand for payment for his shares at their fair cash value as of the day before the First Louisiana Bancshares meeting and must state the amount demanded and a post office address to which Home Federal Bancorp may reply. He must also deposit the certificates formerly representing his shares of First Louisiana Bancshares common stock in escrow with a bank or trust company located in Caddo Parish, Louisiana. The certificates must be duly endorsed and transferred to Home Federal Bancorp upon the sole condition that they are delivered to Home Federal Bancorp upon payment of the value of the shares in accordance with Section 131. With the above-mentioned demand, the shareholder must also deliver to Home Federal Bancorp the written acknowledgment of such bank or trust company that it holds the certificate(s), duly endorsed as described above.

Unless the shareholder objects to and votes against the merger agreement, demands payment, endorses and deposits his certificates and delivers the required acknowledgment in accordance with the procedures and within the time periods set forth above, the shareholder will conclusively be presumed to have acquiesced to the merger agreement and will forfeit any right to seek payment pursuant to Section 131.

If Home Federal Bancorp does not agree to the amount demanded by the shareholder, or does not agree that payment is due, it will, within 20 days after receipt of such demand and acknowledgment, notify such shareholder in writing at the designated post office address of either (i) the amount it will agree to pay or (ii) its belief that no payment is due. In this regard, shareholders should be aware that opinions of investment banking firms as to fairness from a financial point of view, including the opinion of National Capital Corporation described in this joint proxy statement and prospectus, are not opinions as to "fair value" under Louisiana law, and a determination of the fair cash value of the shares could be less than the consideration to be paid by Home Federal Bancorp in the merger.

If the shareholder does not agree to accept the offered amount, or disagrees with Home Federal Bancorp's assertion that no payment is due, he must, within 60 days after receipt of such notice, file suit against Home Federal Bancorp in the Civil District Court for the Parish of Caddo for a judicial determination of the fair cash value of the shares. Any shareholder entitled to file such suit may, within such 60-day period but not thereafter, intervene as a plaintiff in any suit filed against Home Federal Bancorp by another former shareholder for a judicial determination of the fair cash value of such other shareholder's shares. If a shareholder fails to bring or to intervene in such a suit within the applicable 60-day period, he will be deemed to have consented to accept Home Federal Bancorp's statement that no payment is due or, if Home Federal Bancorp does not contend that no payment is due, to accept the amount specified by Home Federal Bancorp in its notice of disagreement.

If, upon the filing of any such suit or intervention, Home Federal Bancorp deposits with the court the amount, if any, which it specified in its notice of disagreement, and if in that notice Home Federal Bancorp offered to pay such amount to the shareholder on demand, then the costs, not including legal fees, of the suit or intervention will be taxed against the shareholder if the amount finally awarded to him, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs, not including legal fees, will be taxed against Home Federal Bancorp.

Upon filing a demand for the value of his shares, a shareholder ceases to have any rights of a shareholder except the rights created by Section 131. The shareholder's demand may be withdrawn voluntarily at any time before Home Federal Bancorp gives its notice of disagreement, but thereafter only with the written consent of Home Federal Bancorp. If his demand is properly withdrawn, or if the shareholder otherwise loses his dissenters' rights, he will be restored to his rights as a shareholder as of the time of filing of his demand for fair cash value.

Until the effective date, dissenting shareholders of First Louisiana Bancshares should send any communications regarding their rights to Rhonda R. Hensley, Corporate Secretary, First Louisiana Bancshares, Inc., 1350 East 70th Street, Shreveport, Louisiana 71105.  After the effective date of the merger, dissenting shareholders should send any communications regarding their rights to DeNell W. Mitchell, Secretary, Home Federal Bancorp, Inc. of Louisiana, 624 Market Street, Shreveport, Louisiana 71101. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which his shares are registered on the books of First Louisiana Bancshares.

COMPARISON OF SHAREHOLDER RIGHTS FOR SHAREHOLDERS OF
FIRST LOUISIANA BANCSHARES

General.  At the effective date of the merger, First Louisiana Bancshares shareholders who receive shares of the new holding company common stock will become shareholders of the new holding company, and their rights as shareholders will be determined by the new holding company's articles of incorporation and bylaws.  The following discussion summarizes certain material differences between the rights of shareholders of the new holding company and shareholders of First Louisiana Bancshares.  The following discussion is necessarily general and is not intended to be a complete statement of all of the rights of shareholders of their respective entities.  The following discussion is qualified in its entirety by reference to the Louisiana Business Corporation Law, federal and state banking laws and regulations and the governing corporate instruments of the new holding company and First Louisiana Bancshares, to which the shareholders of First Louisiana Bancshares are referred.

Authorized Capital Stock

The New Holding Company. The new holding company's articles of incorporation authorize the issuance of 40,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which none are issued or outstanding as of the date of this joint proxy statement prospectus.  Holders of the new holding company common stock are entitled to one vote per share for all purposes.  They are entitled to such dividends, if any, as may be declared by the board of directors in compliance with the provisions of the Louisiana Business Corporation Law and the regulations of the appropriate regulatory authorities and to receive the net assets of the corporation upon dissolution.  The new holding company shareholders do not have any preemptive rights with respect to acquiring additional shares of the new holding company common stock.  The shares of the new holding company common stock to be issued in connection with the conversion and offering and the merger will be, when issued, fully paid and nonassessable.  The new holding company shareholders do not have cumulative voting rights in the election of directors.

The new holding company's board of directors may authorize the issuance of authorized but unissued shares of the new holding company's common stock without shareholder approval, unless such approval is required in a particular case by applicable laws or regulations.

The authorized but unissued shares of the new holding company common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. These shares could be used to dilute the stock ownership of persons seeking to obtain control of the new holding company.  In addition, the sale of a substantial number of shares of the new holding company common stock to persons who have an understanding with the new holding company concerning the voting of such shares, or the distribution or declaration of a common stock dividend to the new holding company shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the new holding company.

First Louisiana Bancshares. First Louisiana Bancshares' authorized common stock consists of 10,000,000 shares of First Louisiana Bancshares common stock, par value $2.00 per share, of which 788,524 shares were issued and outstanding as of December 31, 2007, and 1,000,000 shares of preferred stock, no par value per share, of which none are issued and outstanding.  Generally, holders of First Louisiana Bancshares common stock have the same rights and privileges with respect to First Louisiana Bancshares as the holders of the new holding company common stock have with respect to the new holding company, however First Louisiana Bancshares shareholders have cumulative voting rights in the election of directors.

Directors

The New Holding Company. The new holding company's articles of incorporation provide that the number of directors shall be no less than five and no more than 16 as specified in the bylaws. Currently the bylaws specify nine members. In connection with the merger agreement, we have agreed to amend the Bylaws on completion of the merger to increase the number of directors to 16.  Directors are divided into three classes as nearly equal in number as possible, with each class elected to a staggered three-year term. There is no cumulative voting on directors. The directors do not need to be shareholders of the new holding company.

The articles of incorporation of the new holding company provide generally that vacancies on the board of directors, including any vacancy resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors.

The provisions regarding election of the new holding company directors are designed to protect the ability of the board of directors to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the company by making it more difficult and time-consuming to change majority control of the board, even if holders of a majority of the capital stock believes that a change in the composition of the board is desirable. The general effect of these provisions will be to require at least two, and possibly three, annual shareholders' meetings, instead of one, to change control of the board. These requirements are intended to help ensure continuity and stability of management and policies and facilitate long-range planning.

First Louisiana Bancshares. First Louisiana Bancshares' articles of incorporation provide that the number of directors comprising the board will be no fewer than three and no more than 25. The articles further provide that the exact number will be fixed, and may be changed from time to time, within these limits, by the shareholders or the board. The bylaws provide that within the 3-25 range, the exact number of directors may be fixed from time to time by the board. Currently the board of directors has seven members. There is no cumulative voting on directors. The directors do not need to be shareholders. The First Louisiana Bancshares board of directors is divided into three classes, with each class elected to a staggered three-year term.

The bylaws of First Louisiana Bancshares provide generally that vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. A vacancy created by the removal of a director by the vote of shareholders may be filled only by the shareholders entitled to vote at an annual or special meeting called for that purpose. A director elected to fill a vacancy generally will be elected for the unexpired term of his or her predecessor in office.

Removal of Directors

The New Holding Company. The new holding company's articles of incorporation and bylaws provide that any director may be removed, without cause by the affirmative vote of no less than 75% of the total votes eligible to be cast at a duly constituted meeting called for such purpose, and with cause, as defined, upon the affirmative vote of the holders of a majority of the outstanding shares of the new holding company entitled to vote.

First Louisiana Bancshares. First Louisiana Bancshares' bylaws provide that a director may be removed at any time, with or without cause, at any special or annual meeting of shareholders, upon the affirmative vote of a majority of the shares present, in person or by proxy, at the meeting. The bylaws further provide that the notice to the shareholder meeting must state the intention to act upon the removal of a director at the meeting.

Special Meetings of Shareholders

The New Holding Company. The articles of incorporation provide that special meetings of the shareholders may be called only by the board of directors pursuant to a resolution approved by a majority of the directors, president or holders of at least 50% of the shares entitled to vote.

First Louisiana Bancshares. The articles of incorporation provide that special meetings of the shareholders may be called by the board of directors or any other person so authorized in the bylaws. The bylaws provide that special meetings may be called by the chairman of the board, the president, the board of directors or the holders of not less than 10% of the shares entitled to vote at the meeting.

Shareholder Nominations and Shareholder Proposals

The New Holding Company. The new holding company's articles of incorporation establishes advance notice requirements for shareholder proposals and the nomination (other than by or at the direction of the new holding company's board of directors or one of its committees) of candidates for election as directors. A shareholder of the new holding company wishing to nominate a person as a candidate for election to the board of directors must submit the nomination in writing at least 120 days before the one year anniversary of the initial mailing of proxy material for the most recent annual meeting of shareholders, together with as to each person the shareholder proposes to nominate, and as to the shareholder agreeing the notice, (1) their names, ages, business and residence addresses, (2) principal occupation or employment, (3) shareholdings, and to the extent known, (a) the name and address of other shareholders supporting the nominee(s), and (b) their shareholdings; (4) representation that the shareholder will continue to be a shareholder of record entitled to vote at the meeting and appear in person; (5) description of all arrangements or understandings between the shareholder and nominee; (6) other information required by Securities and Exchange Commission proxy rules; and (7) consent of the nominee.  Nominations that are not made in accordance with the foregoing provisions may be ruled out of order. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting that is not intended to be included in the proxy statement for the meeting must notify the new holding company in writing at least 120 days before the one year anniversary of the initial mailing of proxy material for the most recent annual meeting of the shareholder's intention. The notice must contain: (1) a brief description of the proposal, (2) the name, address and shareholdings of the shareholder submitting the proposal and other shareholders supporting the proposal, (3) shareholdings; (4) identification of any proxy solicitors retained by the shareholder, and (5) any material interest of the shareholder in the proposal.

In accordance with SEC Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by the new holding company at least 120 days before the anniversary of the date that previous year's proxy statement was first mailed to shareholder. As provided in SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year's meeting, or for special meetings, the proposal must be submitted within a reasonable time before the new holding company begins to mail its proxy materials.

The procedures regarding shareholder nominations provide the new holding company's board of directors with sufficient time and information to evaluate a shareholder nominee to the board and other relevant information, such as existing shareholder support for the nominee. The procedures, however, provide incumbent directors advance notice of a dissident slate of nominees for directors, and make it easier for the board to solicit proxies resisting shareholder nominees. This may make it easier for incumbent directors to retain their status as directors, even when certain shareholders view the shareholder nominations as in the best interests of the new holding company or its shareholders.

First Louisiana Bancshares. First Louisiana Bancshares' bylaws provide that all proposals of shareholders intended to be presented at an annual meeting of shareholders must be received by the corporation no later than 70 days prior to the meeting in order to be considered for inclusion in the proxy statement and form of proxy for the next annual meeting. Because First Louisiana Bancshares' common stock is not registered under the Securities Exchange Act of 1934, First Louisiana Bancshares is not subject to Rule 14a-8 under that Act.

Amendments to the Articles of Incorporation

The New Holding Company.  No amendment to the articles of incorporation of the new holding company will be made unless it is first approved by a majority of the board of directors and thereafter by the holders of a majority, except as provided below, of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof. The affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of any preferred stock, if then issued and outstanding, as may be required by the provisions thereof, is required to amend charter provisions relating to the number, nomination, election and removal of directors; preemptive rights; personal liability, indemnification, advancement of expenses and other rights of officers, directors, employees and agents; meetings of shareholders and shareholder proposals; restrictions on offers and acquisition of the new holding company's equity securities and amendment of the articles and bylaws.

First Louisiana Bancshares.  The articles of incorporation of First Louisiana Bancshares generally may be amended at any shareholder meeting upon the affirmative vote of the holders of a majority of the issued and outstanding shares. The articles of incorporation provide that the affirmative vote of 80% of the total voting power is required to amend the article governing indemnification of directors, officers and certain other persons by First Louisiana Bancshares and the article limiting the liability of directors and officers for monetary damages to First Louisiana Bancshares or its shareholders as a result of certain actions.

Amendments to the Bylaws

The New Holding Company.  The articles of incorporation of the new holding company provide that the board of directors or shareholders may amend the bylaws. Action by the board requires the affirmative vote of a majority of the directors then in office. Action by the shareholders requires the affirmative vote of a majority of the shares, as well as any additional vote of preferred stock if then issued and outstanding; provided that the affirmative vote of 75% of the shares is required to amend bylaws relating to meetings of shareholders, the board of directors, personal liability of directors and officers and amendments to the bylaws.

First Louisiana Bancshares.  The bylaws of First Louisiana Bancshares may be amended by the affirmative vote of a majority of the directors present at a duly called meeting of the board, subject to the power of the shareholders to change or repeal any amendment by a majority vote present at a shareholder meeting.

Exculpation and Indemnification

Louisiana Business Corporation Law.  The Louisiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	the director or officer reasonably believed such conduct was in, or not opposed to, the corporation's best interest; and

•	in connection with any criminal action or proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

However, the Louisiana Business Corporation Law provides that directors or officers may not be indemnified if they are held liable for willful or intentional misconduct in the performance of their duties to the corporation, unless a court determines that the director is entitled to indemnity for expenses which the court deems proper.

The Louisiana Business Corporation Law also permits a Louisiana corporation, in its articles of incorporation, to limit the personal liability of its directors and officers in actions brought on behalf of the corporation or its shareholders for monetary damages, with certain exceptions, as a result of a director's or officer's acts or omissions while acting in a capacity as a director or officer.

The New Holding Company.  The new holding company's articles of incorporation provide that a director or officer of the new holding company will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.  This provision may preclude shareholder derivative actions and may be construed to preclude other third-party claims against the directors and officers.

The new holding company's articles of incorporation provide that the new holding company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the new holding company, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the new holding company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the board of directors, provided that the indemnified person undertakes to repay the new holding company if it is ultimately determined that such person was not entitled to indemnification.

The rights of indemnification provided in the articles of incorporation are not exclusive of any other rights which may be available under the bylaws, any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the articles of incorporation authorize the new holding company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the new holding company, whether or not the new holding company would have the power to provide indemnification to such person. By action of the board of directors, the new holding company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions in the charter and bylaws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the company to attract and retain the best personnel available.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the new holding company pursuant to the foregoing provisions, the new holding company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

First Louisiana Bancshares. First Louisiana Bancshares' articles of incorporation include a provision that limits the personal liability of directors and officers to the fullest extent permitted by the Louisiana Business Corporation Law, with certain exceptions. This provision does not eliminate or limit the liability of the company's directors and officers for (a) any breach of the director's or officer's duty of loyalty to the company or its shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. The articles of incorporation also generally provide that First Louisiana Bancshares will indemnify and hold harmless any director, officer, fiduciary or other representative of another entity at the request of First Louisiana Bancshares and may indemnify any other person when that person is acting in a capacity for First Louisiana Bancshares, in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions.

Limitation on Voting Rights

The New Holding Company. Article 9.A of the new holding company's articles of incorporation provides that no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the new holding company's, or (ii) any securities convertible into, or exercisable for, any equity securities of the new holding company's if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of the new holding company.  The term "person" is broadly defined to prevent circumvention of this restriction.

The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to the new holding company by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by us and any trustee of such a plan or arrangement, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of our entire board of directors.  In the event that shares are acquired in violation of Article 9.A, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote, and the board of directors may cause such excess shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of sale.

First Louisiana Bancshares. The articles of incorporation and bylaws of First Louisiana Bancshares do not contain a similar limitation on voting rights.

Business Combinations and Control Share Acquisitions

The Louisiana Business Corporation Law sets forth heightened voting requirements with respect to certain mergers, consolidations and other business combinations between corporations and persons deemed to be interested shareholders. Interested shareholders include any person who beneficially owns at least 10% of the outstanding voting stock of the corporation. Generally, the business combination provisions require that transactions involving a Louisiana corporation and an interested shareholder be approved by shareholders owning at least 80% of the total voting power of the corporation and by at least two-thirds of the total voting power of the corporation (excluding the interested shareholder), unless certain pricing and procedural requirements are satisfied.

The Louisiana Business Corporation Law also sets forth certain procedures applicable to control share acquisitions with respect to Louisiana corporations. These provisions generally remove the voting rights of shares acquired by a shareholder whose ownership reaches certain stock ownership thresholds unless the remaining shareholders reinstate such voting rights.

A Louisiana corporation may elect to opt out of the business combination and control share acquisition provisions referenced above by providing in its articles of incorporation that the provisions shall not apply to the corporation. The articles of incorporation of the new holding company provide that the control share acquisition provisions will not apply to the new holding company.  The articles of incorporation of First Louisiana Bancshares provide that the business combination and control share acquisition provisions will not apply to First Louisiana Bancshares. Because the articles of incorporation of the new holding company do not expressly opt out of the business combination provisions, the business combination provisions apply to the new holding company.

COMPARISON OF SHAREHOLDER RIGHTS FOR SHAREHOLDERS OF
HOME FEDERAL BANCORP

General.  As a result of the conversion and offering, current holders of Home Federal Bancorp common stock will become shareholders of a newly formed Louisiana corporation.  The current Home Federal Bancorp is a federally chartered subsidiary holding company subject to the rules, regulations and orders of the Office of Thrift Supervision.  The new holding company is a Louisiana corporation subject to the Business Corporation Law of Louisiana.  The current charter and bylaws of Home Federal Bancorp and the articles of incorporation and bylaws of the new holding company are substantially similar, except as described below.

Authorized Capital Stock.  The new holding company's authorized capital stock consists of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock.  The current authorized capital stock of Home Federal Bancorp consists of 8,000,000 shares of common stock and 2,000,000 shares of preferred stock.  The number of the new holding company's authorized shares of stock is greater than what it will issue in the conversion and offering and the merger.  This will provide the new holding company's Board of Directors with greater flexibility in the future to effect, among other things, financings, other acquisitions, stock dividends, stock splits and employee stock options.

Issuance of Capital Stock.  Currently, pursuant to Office of Thrift Supervision laws and regulations, Home Federal Mutual Holding Company is required to own not less than a majority of the outstanding common stock of Home Federal Bancorp.  There will be no such restriction applicable to the new holding company following consummation of the conversion and offering, as Home Federal Mutual Holding Company will cease to exist.

The new holding company's Articles of Incorporation do not contain restrictions on the issuance of shares of capital stock to our directors, officers or controlling persons, whereas the current charter of Home Federal Bancorp restricts such issuance to general public offerings, or if qualifying shares, to directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.  Thus, we could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of our capital stock could be issued directly to directors or officers without shareholder approval.  The Marketplace Rules of the Nasdaq Stock Market, however, generally require corporations with securities which are quoted on the Nasdaq Stock Market to obtain shareholder approval of most stock compensation plans for directors, officers and key employees of the corporation.  Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal income tax law treatment under current laws and regulations.  We expect that our common stock will be listed on the Nasdaq Global Market and plan to submit the stock compensation plans discussed herein to our shareholders for their approval.

Neither the current charter and bylaws of Home Federal Bancorp nor the new holding company's articles of incorporation and bylaws provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Shareholder Nominations and Proposals.  The current bylaws of Home Federal Bancorp provide that all nominations for election to the board of directors, other than those made by the board acting as the nominating committee thereof or a shareholder proposal, shall be made by a shareholder who has complied with the notice provisions in the bylaws.  Written notice of a shareholder nomination or proposal must be delivered to the secretary of Home Federal Bancorp not later than five days prior to the date of the annual meeting of shareholders.

Home Federal Bancorp's articles of incorporation provide that nominations for the board of directors may be made by a majority of the board of directors or a shareholder entitled to vote at the annual meeting.  The new holding company's articles of incorporation provide that only such business as shall have been properly brought before an annual meeting of shareholders shall be conducted at the annual meeting.  To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, or otherwise properly brought before the meeting by a shareholder.  For a shareholder nominee to be eligible for election to the Board or for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice in writing to our secretary.  To be timely, a shareholder=s notice must be delivered to or mailed and received at the corporation=s principal executive offices not later than 120 days prior to the anniversary date of the mailing of proxy materials in connection with the immediately preceding annual meeting of shareholders.  The notice requirements for shareholder nominations and proposals for new business are set forth in the articles of incorporation, which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this joint proxy statement prospectus is a part.  See "Where You Can Find Additional Information" for procedures for obtaining a copy of those documents. With respect to the first annual meeting of shareholders, which is expected to be held in January 2009, the deadline for submitting such nominations or proposals will be August 31, 2008.

Mergers, Consolidations and Sales of Assets.  The Louisiana Business Corporation Law generally requires the approval of the Board of Directors and the affirmative vote of two-thirds of the voting power present in person or by proxy.

Louisiana Corporate Law.  In addition to the provisions contained in our articles of incorporation, the Louisiana Business Corporation Law includes certain provisions applicable to Louisiana corporations, such as the new holding company, which may be deemed to have an anti-takeover effect, unless the corporation opts out of their applicability.  Such provisions include (i) rights of shareholders to receive the fair value of their shares of stock following a control transaction from a controlling person or group and (ii) requirements relating to certain business combinations. The new holding company's articles of incorporation provide that the control shares provision will not apply to the new holding company.

The Louisiana Business Corporation Law defines a “Business Combination” generally to include (a) any merger, consolidation or share exchange of the corporation with an “Interested Shareholder” or affiliate thereof, (b) any sale, lease, transfer or other disposition, other than in the ordinary course of business, of assets equal to 10% or more of the market value of the corporation’s outstanding stock or of the corporation’s net worth to any Interested Shareholder or affiliate thereof in any 12-month period, (c) the issuance or transfer by the corporation of equity securities of the corporation with an aggregate market value of 5% or more of the total market value of the corporation’s outstanding stock to any Interested Shareholder or affiliate thereof, except in certain circumstances, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an Interested Shareholder or affiliate thereof, or (e) any reclassification of the corporation’s stock or merger which increases by 5% or more the ownership interest of the Interested Shareholder or any affiliate thereof.  “Interested Shareholder” includes any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock, or any affiliate thereof who had such beneficial ownership during the preceding two years, excluding in each case the corporation, its subsidiaries and their benefit plans.

Under the Louisiana Business Corporation Law, a Business Combination must be approved by any vote otherwise required by law or the articles of incorporation, and by the affirmative vote of at least each of the following:  (1) 80% of the total outstanding voting stock of the corporation; and (2) two-thirds of the outstanding voting stock held by persons other than the Interested Shareholder.  However, the supermajority vote requirement shall not be applicable if the Business Combination meets certain minimum price requirements and other procedural safeguards, or if the transaction is approved by the Board of Directors prior to the time that the Interested Shareholder first became an Interested Shareholder.

The Louisiana Business Corporation Law authorizes the board of directors of Louisiana business corporations to create and issue (whether or not in connection with the issuance of any of its shares or other securities) rights and options granting to the holders thereof (1) the right to convert shares or obligations into shares of any class, or (2) the right or option to purchase shares of any class, in each case upon such terms and conditions as the new holding company may deem expedient.

Amendment of Governing Instruments.  No amendment of the current charter of Home Federal Bancorp may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting.  The new holding company's articles of incorporation generally provide that no amendment of the articles of incorporation may be made unless it is first approved by its board of directors and thereafter approved by the holders of a majority of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any series thereof, provided, however, any amendment which is inconsistent with Articles VI (directors), VII (meetings of shareholders, actions without a meeting), VIII (liability of directors and officers), IX (restrictions on offers and acquisitions), XI (shareholder approval of mergers and other actions) and XII (amendments to the Articles of Incorporation) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the  shares entitled to vote thereon unless approved by the affirmative vote of 80% of directors then in office.

The current bylaws of Home Federal Bancorp may be amended by a majority vote of the full board of directors or by a majority vote of the shares entitled to vote at any legal meeting.  The new holding company's bylaws may similarly be amended by the majority vote of the full board of directors at a regular or special meeting of the board of directors or by a majority vote of the shares  entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote  the preferred stock as may be required by the provisions of any series thereof, provided, however, that the shareholder vote requirement for any amendment to the bylaws which is inconsistent with Sections 2.10 (shareholder proposals), 3.1 (number of directors and powers), 3.2 (classifications and terms of directors), 3.3 (director vacancies), 3.4 (director removals) and 3.12 (director nominations) and Article VI (indemnification) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

INFORMATIONAL PROPOSALS RELATED TO THE ARTICLES OF INCORPORATION OF
NEW HOME FEDERAL BANCORP

By their approval of the plan of conversion and reorganization as set forth in Proposal 1, the board of directors of Home Federal Bancorp has approved each of the informational proposals numbered 1A through 1C, all of which relate to provisions included in the articles of incorporation of the new holding company. Each of these informational proposals is discussed in more detail below.

As a result of the conversion, the public shareholders of Home Federal Bancorp, whose rights are presently governed by the charter and bylaws of Home Federal Bancorp, will become shareholders of the new holding company, whose rights will be governed by the articles of incorporation and bylaws of the new holding company.  The following informational proposals address the material differences between the governing documents of the two companies.  This discussion is qualified in its entirety by reference to the charter of Home Federal Bancorp and the articles of incorporation of the new holding company. See "Where You Can Find Additional Information" for procedures for obtaining a copy of those documents.

The provisions of the new holding company's articles of incorporation which are summarized as informational proposals 1A through 1C were approved as part of the process in which the board of directors of Home Federal Bancorp approved the plan of conversion and reorganization. These proposals are informational in nature only, because the Office of Thrift Supervision's regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Home Federal Bancorp's shareholders are not being asked to approve these informational proposals at the special meeting.

Informational Proposal 1A – Increase of Authorized Shares of Capital Stock.  Home Federal Bancorp's authorized capital stock consists of 2,000,000 shares of preferred stock and 8,000,000 shares of common stock.  The articles of incorporation of the new holding company authorize 10,000,000 shares of serial preferred stock and 40,000,000 shares of common stock.

At December 31, 2007, there were 3,383,287 issued and outstanding shares of common stock of Home Federal Bancorp and no outstanding shares of preferred stock.  At the maximum of the offering range, we expect to issue an aggregate of 4,604,446 shares of the new holding company common stock in the conversion and offering and as exchange shares in the merger, approximately 1/3 more than the existing number of outstanding shares of Home Federal Bancorp.  At the maximum of the offering range, an additional 169,053 shares of the new holding company common stock will be reserved for issuance pursuant to the existing 2005 stock option plan and another 158,921 shares would be reserved under the new stock option plan which is contemplated.  Given the increased number of shares of common stock to be issued and outstanding and reserved for issuance, an increase in the number of authorized shares of capital stock is believed to be appropriate.

The new holding company's board of directors currently has no plans for the issuance of additional shares of common stock, other than the issuance of shares of pursuant to the terms of the existing 2005 stock option plan and the proposed new stock option plan.

All authorized and unissued shares of the new holding company's common stock and preferred stock following the conversion and offering and the merger will be available for issuance without further action of the shareholders, unless such action is required by applicable law or the listing standards of The Nasdaq Stock Market or the listing standards of any other stock exchange on which the new holding company's securities may then be listed.

An increase in the number of authorized shares of capital stock may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of the new holding company, if such attempts are not approved by the board of directors. In the event that a tender offer or other takeover attempt is threatened, the board of directors could issue shares of stock from authorized and unissued shares in order to dilute the stock ownership of persons seeking to take control of the company.

Informational Proposal 1B.  Super-Majority Shareholder Approve Requirements to Amend Certain Provisions of the New Holding Company's Articles of Incorporation.  Any amendments of the charter of Home Federal Bancorp must be approved first by the board of directors and then by the holders of a majority of the shares entitled to vote generally at a legal meeting.  Under the articles of incorporation of the new holding company, any amendment to the articles of incorporation which is inconsistent with Articles 5 (directors), 6 (preemptive rights), 7 (liability of directors and officers and indemnification), 8 (shareholder meetings and proposals), 9 (restrictions on offers and acquisitions) and 11 (amendments to the Articles of Incorporation and Bylaws) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of the  shares entitled to vote thereon.

These limitations on amendments to specified provisions of the new holding company's articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.  While this limits the ability of shareholders to amend those provisions, Home Federal Mutual Holding Company, as a 63.1% shareholder, currently can effectively block any shareholder proposed change to the charter.

This provision in the new holding company's articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where to ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquiror.  The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of the new holding company and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

Informational Proposal 1C. – Super-majority Shareholder Approval Requirements to Amend Certain Provisions of the New Holding Company's Bylaws.  The current bylaws of Home Federal Bancorp may be amended by a majority vote of the full board of directors or by a majority vote of the shares entitled to vote at any legal meeting after receipt of any applicable regulatory approval.  The new holding company's bylaws may similarly be amended by the majority vote of the full board of directors at a regular or special meeting of the board of directors or by a majority vote of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote the preferred stock as may be required by the provisions of any series thereof, provided, however, that the shareholder vote requirement for any amendment to the bylaws which is inconsistent with Articles II (shareholder meetings), IV (board of directors), VIII (liability of directors and officers) and XII (amendment of bylaws) is the affirmative vote of the holders of not less than 75% of the voting power of the shares entitled to vote thereon.

This provision limits the ability of the new holding company's shareholders to revise certain bylaw provisions.  However, shareholders do retain the authority to authorize changes in the bylaws of the new holding company.  Currently, Home Federal Mutual Holding Company, as the owner of 63.1% of the outstanding shares of common stock of Home Federal Bancorp, has the ability to block any proposed change to the bylaws of Home Federal Bancorp.

This provision in the new holding company's bylaws could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through bylaw amendments is an important element of the takeover strategy of the potential acquiror.  The board of directors believes that the provision limiting certain amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of the new holding company and the fundamental rights of its shareholders, and to preserve the ability of all shareholders to have an effective voice in the outcome of such matters.

LEGAL AND TAX OPINIONS

The legality of the common stock issued in the conversion and offering and in the merger and the federal income tax consequences of the conversion and offering and the merger has been passed upon for Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., special counsel to Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan.  LaPorte Sehrt Romig & Hand has provided an opinion to us regarding the Louisiana income tax consequences of the conversion and offering to Home Federal Bancorp, Home Federal Mutual Holding Company and Home Federal Savings and Loan.  The federal income tax consequences of the merger have been passed upon for First Louisiana Bancshares by Hunton & Williams LLP. Certain legal matters will be passed upon for Sandler O'Neill & Partners, L.P. by Muldoon Murphy & Aguggia LLP, Washington, D.C.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

HOME FEDERAL BANCORP, INC. OF LOUISIANA,

HOME FEDERAL MUTUAL HOLDING COMPANY OF LOUISIANA

and

FIRST LOUISIANA BANCSHARES, INC.

dated as of December 11, 2007

(without appendixes)

AGREEMENT AND PLAN OF MERGER

4.7	Financial Statements	A-24
4.8	Material Adverse Change	A-24
4.9	Environmental Matters	A-24
4.10	Tax Matters	A-25
4.11	Legal Proceedings	A-25
4.12	Compliance with Laws	A-26
4.13	Certain Information	A-26
4.14	Employee Benefit Plans	A-27
4.15	Certain Contracts	A-28
4.16	Brokers and Finders	A-29
4.17	Insurance	A-29
4.18	Properties	A-29
4.19	Labor	A-29
4.20	Affiliates	A-29
4.21	Allowance for Losses on Loans	A-29
4.22	Disclosures	A-30
ARTICLE V	COVENANTS	A-30
5.1	Reasonable Best Efforts	A-30
5.2	Shareholder and Member Meetings	A-30
5.3	Regulatory Matters	A-31
5.4	Investigation and Confidentiality	A-31
5.5	Press Releases	A-32
5.6	Business of the Parties	A-32
5.7	Certain Actions	A-34
5.8	Current Information	A-35
5.9	Indemnification; Insurance.	A-36
5.10	Directors and Executive Officers	A-37
5.11	Employees and Employee Benefit Plans	A-38
5.12	Bank Merger	A-39
5.13	Organization of the Holding Company	A-40
5.14	Shareholder Agreements	A-40
5.15	Integration of Policies; Certain Modifications	A-40
5.16	Disclosure Supplements	A-40
5.17	Failure to Fulfill Conditions	A-41
5.18	Statutory Trust	A-41
ARTICLE VI	CONDITIONS PRECEDENT	A-41
6.1	Conditions Precedent – Home Bancorp and the Company	A-41
6.2	Conditions Precedent – The Company	A-42
6.3	Conditions Precedent – Home Bancorp and the MHC	A-42
ARTICLE VII	TERMINATION, WAIVER AND AMENDMENT	A-43
7.1	Termination	A-43
7.2	Effect of Termination	A-44
7.3	Survival of Representations, Warranties and Covenants	A-45
7.4	Waiver	A-45
7.5	Amendment or Supplement	A-45
ARTICLE VIII	MISCELLANEOUS	A-45
8.1	Expenses; Termination Fees	A-45

ii

8.2	Entire Agreement	A-46
8.3	No Assignment	A-46
8.4	Notices	A-46
8.5	Alternative Structure	A-47
8.6	Interpretation	A-47
8.7	Counterparts	A-48
8.8	Governing Law	A-48
Appendix A	Form of Company Shareholder Agreement
Appendix B	Form of Home Bancorp Shareholder Agreement
Appendix C	Form of Home Federal Mutual Holding Company of Louisiana Shareholder Agreement
Appendix D	Articles of Incorporation of Home Federal Bancorp, Inc. of Louisiana
Appendix E	Bylaws of Home Federal Bancorp, Inc. of Louisiana
Appendix F	Form of Employment Agreement between First Louisiana Bank and Daniel R. Herndon
Appendix G	Form of Employment Agreement between First Louisiana Bancshares, Inc. and Daniel R. Herndon
Appendix H	Form of Employment Agreement between First Louisiana Bank and Ron C. Boudreaux
Appendix I	Form of Employment Agreement between First Louisiana Bancshares, Inc. and Ron C. Boudreaux
Appendix J	Form of Accession to Agreement
Appendix K	Form of Affiliate’s Letter

iii

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger (the “Agreement”), dated as of December 11, 2007, by and among Home Federal Bancorp, Inc. of Louisiana (“Home Bancorp”), a federally-chartered subsidiary holding company, Home Federal Mutual Holding Company of Louisiana (the “MHC”), a federally-chartered mutual holding company, and First Louisiana Bancshares, Inc. (the “Company”), a Louisiana corporation.

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Home Bancorp, the MHC and the Company have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein;

WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

WHEREAS, the parties intend that the Merger, as hereinafter defined, contemplated hereby will qualify as a reorganization under Section 368 of the Code, as hereinafter defined, and that this Agreement constitutes a “plan of reorganization” within the meaning of the Code;

WHEREAS, as an inducement to Home Bancorp and the MHC to enter into this Agreement and simultaneously with the execution of this Agreement, each director of the Company and the Bank, as hereinafter defined, is entering into an agreement (the “Company Shareholder Agreement”), in the form of Appendix A hereto pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement;

WHEREAS, as an inducement to the Company to enter into this Agreement and simultaneously with the execution of this Agreement, (i) each director of Home Bancorp and Home Federal, as hereinafter defined, is entering into an agreement (the “Home Bancorp Shareholder Agreement”), in the form of Appendix B hereto, pursuant to which they have agreed (A) to vote, to the extent they are members of the MHC eligible to vote on the Plan of Conversion, in favor of the Plan of Conversion and (B) to vote their shares of Home Bancorp Common Stock in favor of this Agreement, and (ii) the MHC is entering an agreement (the “MHC Shareholder Agreement”) in the form of Appendix C hereto pursuant to which it has agreed to vote in favor of this Agreement as a shareholder of Home Bancorp, all the shares of Home Bancorp Common Stock owned thereby; and

WHEREAS, as an inducement to Home Bancorp and the MHC to enter into this Agreement, the Company, the Bank and Ron C. Boudreaux are simultaneously with the execution of this Agreement entering into a First Amendment to the Amended and Restated Executive Employment Agreement regarding the termination of said Amended and Restated Executive Employment Agreement in connection with the consummation of the Merger.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

ARTICLE I
DEFINITIONS

The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the Company’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company’s capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

“Accession Agreement” shall have the meaning set forth in Section 5.13 hereof.

“Application for Conversion” shall mean the application submitted by the MHC to the OTS pursuant to the HOLA and the regulations of the OTS promulgated thereunder in connection with the Conversion, as amended and supplemented.

“Bank” shall mean First Louisiana Bank, a state bank organized under the banking laws of the State of Louisiana and a wholly owned subsidiary of the Company.

“Banking Law” shall mean the Louisiana Banking Law, as amended.

“Bank Merger” shall have the meaning set forth in Section 5.12 hereof.

“Bank Merger Agreement” shall have the meaning set forth in Section 5.12 hereof.

“BCL” shall mean the Business Corporation Law of Louisiana, as amended.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Louisiana are authorized or obligated to close.

“Certificate of Merger” shall have the meaning set forth in Section 2.2 hereof.

“Closing” shall have the meaning set forth in Section 2.2 hereof.

“Closing Date” shall have the meaning set forth in Section 2.2 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Affiliate” shall mean any person who is deemed, for purposes of Rule 145 under the Securities Act, to be an “affiliate” of the Company.

“Company Common Stock” shall mean the common stock, par value $2.00 per share, of the Company.

“Company Employee Plans” shall have the meaning set forth in Section 3.14(a) hereof.

“Company Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of the Company as of December 31, 2006 and 2005 and the consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 2006, 2005 and 2004 as examined and reported upon by Heard McElroy & Vestal LLP, an independent registered public accounting firm, and the audited or unaudited, as the case may be, (ii) consolidated balance sheets of the Company (including related notes and schedules, if any) and consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of the Company with respect to each of the quarterly or fiscal year periods ended subsequent to December 31, 2006.

“Company Options” shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Option Plans.

“Company Option Plans” shall mean each of (i) the First Louisiana Bancshares, Inc. 1999 Stock Option Plan and (ii) the non-statutory stock option agreements entered into with each of the organizing directors of the Company (collectively, the “Company Option Plans”).

“Company Preferred Stock” shall mean the shares of preferred stock, par value $2.00 per share, of the Company.

“Conversion” shall mean the series of substantially simultaneous transactions as provided for in the Plan of Conversion including the conversion and the mergers whereby the MHC will convert from the mutual to the stock form of organization and as a result of which (i) the MHC will cease to exist and a liquidation account will be established by Home Federal for the benefit of members of the MHC, (ii) Home Federal will become a wholly owned subsidiary of the Holding Company, (iii) each share of Home Federal Bancorp Common Stock outstanding immediately prior to the effective time thereof other than shares of Home Federal Bancorp Common Stock owned by the MHC, which shares shall be cancelled in connection with the Conversion, will be converted into shares of Holding Company Common Stock based on an exchange ratio, plus cash in lieu of any fractional share interest, and (iv) the Holding Company will offer shares of Conversion Stock to Participants (as such term is defined in the Plan of Conversion) and the general public in the Conversion.

“DIF” shall mean the Deposit Insurance Fund administered by the FDIC or any successor thereto.

“Dissenting Shares” shall have the meaning set forth in Section 2.3(c).

“DOJ” shall mean the United States Department of Justice.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Environmental Claim” means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

“Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern.  The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §1101, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning set forth in Section 2.3 hereof.

“FDIA” shall mean the Federal Deposit Insurance Act, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean Federal Home Loan Bank.

“Final Purchase Price” shall mean the price per share at which Holding Company Common Stock is ultimately sold by the Holding Company to Participants (as defined in the Plan of Conversion) and others in connection with the Conversion.

“FRB” shall mean the Board of Governors of the Federal Reserve System.

“Form S-1” shall mean the registration statement on Form S-1, as amended and supplemented (or on any successor or other appropriate form) to be filed by the Holding Company in connection with the issuance of shares of Holding Company Common Stock in connection with the Merger and the Conversion.

“Governmental Entity” shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HOLA” shall mean the Home Owners’ Loan Act, as amended.

“Holding Company” shall mean Home Federal Bancorp, Inc. of Louisiana, a business corporation which shall be organized by Home Federal under the BCL for the purposes of becoming the stock-form holding company of Home Federal upon consummation of the Conversion and acquiring the Company pursuant to the terms of this Agreement.

“Holding Company Common Stock” shall mean the common stock, par value $.01 per share, of the Holding Company.

“Holding Company Preferred Stock” shall mean the preferred stock, par value $.01 per share, of the Holding Company.

“Home Federal” shall mean Home Federal Savings and Loan Association.

“Home Federal Employee Plans” shall have the meaning set forth in Section 4.14(a) hereof.

“Home Bancorp Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Home Bancorp as of June 30, 2007 and 2006 and the consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Home Bancorp for each of the three years ended June 30, 2007, 2006 and 2005 as filed by Home Bancorp in its Securities Documents, and (ii) the consolidated balance sheets of Home Bancorp (including related notes and schedules, if any) and the consolidated statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Home Bancorp, as filed by Home Bancorp in its Securities Documents, with respect to the periods ended subsequent to June 30, 2007.

“IRS” shall have the meaning set forth in Section 3.10(c) hereof.

“KSOP” shall mean the First Louisiana Bancshares, Inc. KSOP Plan.

“Material Adverse Effect” shall mean, (i) with respect to the Company, any effect that has or would be expected to have a material and adverse effect on the financial condition, results of operations or business of the Company and its Subsidiaries taken as whole, (ii) with respect to Home Bancorp, any effect that has or would be expected to have a material and adverse effect on the financial condition, results of operations, or business of Home Bancorp and its Subsidiaries taken as a whole, or (iii) any effect which materially impairs the ability of either the Company or the Bank, on the one hand, or Home Bancorp, the MHC or Home Federal, on the other hand, to consummate the Merger or any of the other transactions contemplated by this Agreement on a timely basis, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws, rules and regulations or interpretations thereof that are generally applicable to the banking institution or savings institution industries, (b) changes in generally accepted accounting principles or regulatory accounting requirements that are generally applicable to the banking institution or savings institution industries, (c) reasonable expenses incurred in connection with the transactions contemplated hereby, (d) actions or omissions of a party (or any of its Subsidiaries, as hereinafter defined,) taken or omitted to be taken with the prior express written consent of the other party or parties in contemplation of the transactions contemplated hereby, (e) any effect with respect to a Party hereto caused, in whole or substantial part, by another Party hereto, or (f) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

“Merger” shall have the meaning set forth in Section 2.1(a) hereof.

“Merger Consideration” shall have the meaning set forth in Section 2.3 (a)(iii) hereof.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“OFI” means the Louisiana Office of Financial Institutions.

“OTS” means the Office of Thrift Supervision.

“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

“Party” shall mean Home Bancorp, the MHC or the Company, whichever is applicable.

“Person” shall mean any individual, bank, savings association, corporation, partnership, association, joint stock company, business trust, limited liability company or unincorporated organization.

“Plan of Conversion” shall mean the written plan of conversion and reorganization adopted by the Boards of Directors of the MHC, Home Bancorp, the Holding Company and Home Federal pursuant to which the Conversion will be effected.

“Previously Disclosed” shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing Party to the other Parties specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered to the other Parties pursuant to Section 5.16 hereof.

“Prospectus” shall mean the prospectus, as amended and supplemented, to be delivered to (i) shareholders of the Company in connection with the offering of Holding Company Common Stock in connection with the Merger pursuant to this Agreement, (ii) shareholders of Home Bancorp in connection with the offering of Holding Company Common Stock in connection with the Conversion and (iii) Participants (as defined in the Plan of Conversion) and others in connection with the offering of Holding Company Common Stock in connection with the Conversion.

“Proxy Statements” shall mean the proxy statements, as amended and supplemented, to be delivered to (i) shareholders of the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, (ii) shareholders of Home Bancorp in connection with the solicitation of their approval of the adoption of (A) this Agreement and the transactions contemplated hereby and (B) the Plan of Conversion and the transactions contemplated thereby and (iii) the Voting Members (as defined in the Plan of Conversion) of the MHC in connection with the solicitation of their approval of the Plan of Conversion and the transactions contemplated thereby.

“Rights” shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the Commission promulgated thereunder with respect to the Securities Laws.

“Subsidiary” and “Significant Subsidiary” shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

“Surviving Bank” shall have the meaning set forth in Section 5.12 hereof.

Other terms used herein are defined in the preamble or elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1	The Merger

(a)           Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Holding Company (the “Merger”) in accordance with the provisions of Section 12:111 et. seq. of the BCL.  The Holding Company shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) of the Merger, and shall continue its corporate existence under the laws of the State of Louisiana.  Upon consummation of the Merger, the separate corporate existence of the Company shall terminate and the Articles of Incorporation of the Holding Company will be amended to provide that the name of the Surviving Corporation shall be “First Louisiana Bancshares, Inc.”

(b)           From and after the Effective Time, the Merger shall have the effects set forth in Section 12:115 of the BCL.

(c)           The Articles of Incorporation and Bylaws of the Holding Company in the forms attached hereto as Appendix D and Appendix E hereto, respectively, as in effect as of the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law and as set forth in Section 2.1(a) hereof.

(d)           The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of the Holding Company immediately prior to the Effective Time.

(e)           The directors and officers of the Holding Company immediately prior to the Effective Time, together with the directors and officers elected pursuant to Section 5.10 hereof, shall be the directors and officers of the Surviving Corporation, each to hold office until their successors shall have been duly elected, appointed or qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation as well as the provisions hereof.

2.2	Effective Time; Closing

The Merger shall become effective upon the occurrence of the filing of the certificate of merger with the Secretary of State of the State of Louisiana (the “Certificate of Merger”), unless a later date and time is specified as the effective time in such Certificate of Merger (the “Effective Time”).  The Effective Time will occur immediately after the consummation of the Conversion.  A closing (the “Closing”) shall take place immediately prior to the Effective Time at 10:00 a.m., Central Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the “Closing Date”), at such place and at such time as the parties may mutually agree upon.  At the Closing, there shall be delivered to the MHC, Home Bancorp and the Holding Company, on the one hand, and the Company, on the other hand, the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3	Treatment of Capital Stock

(a)           Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

(i)            each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time (consisting of shares issued or to be issued by the Holding Company in connection with the Conversion) shall be unchanged and shall remain issued and outstanding;

(ii)           each share of Company Common Stock owned by the Company (including treasury shares) or the Holding Company or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled and retired and shall not represent capital stock of the Holding Company and shall not be exchanged for shares of Holding Company Common Stock, or other consideration; and

(iii)           (A)          Subject to Sections 2.5 and 2.6, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 2.3(a)(ii) and any Dissenting Shares, as hereinafter defined, subject to Section 2.3(d)) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof:

(1)           the number of shares of Holding Company Common Stock which is equal to the quotient (the “Exchange Ratio”) determined by dividing (x) $28.00 by (y) the Final Purchase Price of Holding Company Common Stock (or 2.8 shares assuming a Final Purchase Price of $10.00 per share) (the “Per Share Stock Consideration”), or

(2)           a cash amount equal to $28.00 (the “Per Share Cash Consideration”).

The Per Share Stock Consideration and Per Share Cash Consideration are collectively referred to herein as the “Merger Consideration.”

(b)           For purposes of this Agreement, the “Aggregate Cash Consideration” shall be equal to the product of the number of shares of Company Common Stock (including any Dissenting Shares but excluding shares of Company Common Stock being cancelled pursuant to Section 2.3(a)(ii) or which are owned by the Holding Company other than in a fiduciary capacity) outstanding at the Effective Time multiplied by ..40 multiplied by the Per Share Cash Consideration.

(c)           Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under Section 12:131 of the BCL and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law.  The Company shall give Home Bancorp prompt notice upon receipt by the Company of any such demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”) and Home Bancorp and the Holding Company shall have the right to participate in all negotiations and proceedings with respect to any such demands.  The Company shall not, except with the prior written consent of Home Bancorp and/or the Holding Company, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under applicable law.  Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

(d)           If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder’s shares of Company Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.  If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Company Common Stock of such holder shall be converted on a share by share basis into either the right to receive the Per Share Cash Consideration or the Per Share Stock Consideration as the Surviving Corporation shall determine pursuant to the terms hereof in its sole determination.

2.4	Shareholder Rights; Stock Transfers

At the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under Sections 2.3 and 2.6 hereof.  After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled against delivery of (i) certificates for whole shares of Holding Company Common Stock (plus cash in lieu of any fractional share interest) equal to the Per Share Stock Consideration multiplied by the number of shares of Company Common Stock presented for transfer or (ii) the Per Share Cash Consideration multiplied by the number of shares of Company Common Stock presented for transfer or (iii) a combination of (i) and (ii), in each case as determined in accordance with this Agreement as herein provided.

2.5	Election and Exchange Procedures

(a)           Home Bancorp shall designate an exchange agent reasonably satisfactory to the Company to act as agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure as described in this Section 2.5 and Section 2.6.  No later than 15 days prior to the anticipated Effective Time or on such earlier date as Home Bancorp and the Company may mutually agree (the “Mailing Date”), Home Bancorp shall cause the Exchange Agent to mail or make available to each holder of record as of five (5) Business Days prior to the Mailing Date of a certificate or certificates representing issued and outstanding shares of Company Common Stock (each a “Certificate”) (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the Merger Consideration set forth in Section 2.3(a)(iii) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Home Bancorp and Company shall mutually agree (“Election Form”).  Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Holding Company Common Stock with respect to the designated number of such holder’s Company Common Stock (the “Stock Election Shares”), (ii) to elect to receive cash with respect to the designated number of such holder’s Company Common Stock (the “Cash Election Shares”), or (iii) to indicate that such holder makes no such election with respect to such holder’s shares of Company Common Stock (the “No-Election Shares”).  A holder of Company Common Stock may elect to receive a combination of Holding Company Common Stock and cash with respect to his shares of Company Common Stock.  Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares.  Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline (as defined below), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares.  For purposes of the allocation procedures set forth in this Section 2.5, any Dissenting Shares shall be deemed Cash Election Shares and with respect to such shares the holders thereof shall in no event receive consideration comprised of Holding Company Common Stock.

(b)           The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 15th Business Day following but not including the Mailing Date or such other date as Home Bancorp and the Company shall mutually agree upon.

(c)           Any election to receive Holding Company Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form, together with any duly executed transmittal materials included with the Election Form, by the Election Deadline.  An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of subsection (i) below of this Section 2.5.  Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline.  The Certificate or Certificates relating to any revoked Election Form shall be promptly returned without charge to the Person submitting the Election Form to the Exchange Agent.  The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made and to disregard any immaterial defects in any Election Form and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.  Neither Home Bancorp, the Holding Company nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.  In addition, in the event this Agreement is terminated prior to the Effective Date, the Exchange Agent shall promptly return any Certificate or Certificates to any Person who submitted an Election Form.

(d)           As soon as practicable after the Election Deadline, and provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates who has not previously surrendered such Certificate or Certificates with a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to Section 2.3 and this Section 2.5.  Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of shares of Holding Company Common Stock (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement, (ii) a check representing that amount of cash (if any) to which such former holder of Company Common Stock shall have become entitled pursuant to this Agreement and/or (iii) a check representing the amount of cash (if any) payable in lieu of a fractional share of Holding Company Common Stock which such former holder has the right to receive in respect of the Certificate surrendered pursuant to this Agreement, and the Certificate so surrendered shall forthwith be cancelled.

(e)           Within five (5) Business Days after the later to occur of the Election Deadline or the Effective Time, the Exchange Agent shall effect the allocation among holders of Company Common Stock immediately prior to the Effective Time of rights to receive Holding Company Common Stock or cash in the Merger in accordance with the Election Forms as follows:

(i)             If the number of Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

(A)           all Cash Election Shares shall be converted into the right to receive cash,

(B)           No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration.  If less than all of the No-Election Shares need to be treated as Cash Election Shares, the Exchange Agent shall convert on a pro rata basis as described below in Section 2.5(f) a sufficient number of No-Election Shares into Cash Election Shares (“Reallocated No-Election Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated No-Election Shares equals the Aggregate Cash Consideration.

(C)           If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 2.5(f) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

(D)           the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive Holding Company Common Stock.

(ii)            If the number of Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

(A)          all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Holding Company Common Stock,

(B)           the Exchange Agent shall convert on a pro rata basis as described below in Section 2.5(f) a sufficient number of Cash Election Shares (other than Dissenting Shares) (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Holding Company Common Stock, and

(C)           the Dissenting Shares and the Cash Election Shares which are not Reallocated Stock Shares shall be converted into the right to receive cash.

(iii)           If the number of Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (e)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Holding Company Common Stock and all Cash Election Shares will be converted into the right to receive cash.

(f)            In the event that the Exchange Agent is required pursuant to Section 2.5(e)(i)(C) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares.  Such proration shall reflect the proportion that the number of Stock Election Shares of each holder of Stock Election Shares bears to the total number of Stock Election Shares.  In the event the Exchange Agent is required pursuant to Section 2.5(e)(ii)(B) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.  Such proration shall reflect the proportion that the number of Cash Election Shares of each holder of Cash Election Shares bears to the total number of Cash Election Shares.  In the event the Exchange Agent is required pursuant to Section 2.5(e)(i)(B) to convert some No-Election Shares into Reallocated No-Election Shares, each holder of No-Election Shares shall be allocated a pro rata portion of the total Reallocated No-Election Shares.  Such proration shall reflect the proportion that the number of No-Election Shares of each holder of No-Election Shares bears to the total number of No-Election Shares.

(g)           Immediately prior to the Effective Time, the Holding Company shall (i) reserve for issuance a sufficient number of shares of Holding Company Common Stock and deliver to the Exchange Agent certificates evidencing such number of shares of Holding Company Common Stock issuable and (ii) deliver to the Exchange Agent the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of Company Common Stock).  No later than five (5) Business Days after the later to occur of the Election Deadline or the Effective Time, the Exchange Agent shall distribute Holding Company Common Stock and cash as provided herein.  The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Holding Company Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

(h)           After the completion of the foregoing allocation, each former holder of a Certificate or Certificates, other than with respect to any Dissenting Shares, who has surrendered such Certificate or Certificates to the Exchange Agent in accordance with the terms hereof will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Holding Company Common Stock and/or the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates so surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of Company Common Stock have been converted into Holding Company Common Stock, any other distribution theretofore paid with respect to Holding Company Common Stock issuable in the Merger including cash payable in lieu of a fractional share, in each case without interest.  The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except for any Dissenting Shares and as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence the right to receive the number of shares of Holding Company Common Stock or the right to receive the amount of cash into which such Company Common Stock shall have been converted.  After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further transfer on the stock transfer books of the Company of Certificates and if such Certificates are presented to the Holding Company for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock or cash as hereinabove provided.  No dividends which have been declared will be remitted to any Person entitled to receive shares of Holding Company Common Stock under this Section 2.5 until such Person surrenders the Certificate or Certificates, at which time such dividends shall be remitted to such Person, without interest.

(i)            The Holding Company shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Certificates would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates for exchange as provided in this Section 2.5, or, in lieu thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by the Holding Company.  If any certificates evidencing shares of Holding Company Common Stock are to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(j)            Any portion of the shares of the Holding Company Common Stock and cash delivered to the Exchange Agent by the Holding Company pursuant to Section 2.5(g) that remains unclaimed by the former shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof), at the request of the Holding Company, shall be delivered by the Exchange Agent to the Holding Company.  After delivery to the Holding Company, any former shareholders of the Company who have not theretofore complied with Section 2.5(h) shall thereafter look only to the Holding Company for the consideration deliverable in respect of each Certificate such Person holds as determined pursuant to this Agreement without any interest thereon.  If Certificates are not surrendered or the payment for them is not claimed prior to the date on which such shares of the Holding Company Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Holding Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property.  Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.  The Holding Company and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.  In the event of a dispute with respect to ownership of stock represented by any Certificate, the Holding Company and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(k)           The Holding Company (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Holding Company is required to deduct and withhold under applicable law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Holding Company.

(l)            Notwithstanding any other provision of this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Holding Company Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until the Holding Company has received a written agreement from such person as specified in Section 5.14 in the form of Appendix K hereto.

2.6	Fractional Shares

Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Company Common Stock.  In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder’s shares, receive an amount of cash (without interest) equal to the amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Final Purchase Price.  No such holder shall be entitled to dividends, voting rights or any other rights in respect of fractional shares.

2.7	Options

(a)           At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a right to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each Company Option, in accordance with the terms of the applicable Company Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) the Holding Company and either its Board of Directors or a committee consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, shall be substituted for the Company and the committee of the Company’s Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Option Plan, (ii) the number of shares of Holding Company Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded up or down, as the case may be, to the nearest whole share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.  Notwithstanding clauses (ii) and (iii) of the preceding sentence, each Company Option which is an “incentive stock option” shall be adjusted as required by Sections 409A and 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Sections 409A and 424(h) of the Code.  The Holding Company and the Company shall take all necessary steps to effect the foregoing provisions of this Section 2.7(a) including in the case of the Holding Company taking all corporate action necessary to reserve for issuance a sufficient number of shares of Holding Company Common Stock for delivery upon exercise of the options to issue shares of Holding Company Common Stock issued in accordance herewith.

(b)           As soon as practicable after the Effective Time, but in no event later than 10 Business Days, the Holding Company shall deliver to each participant in each Company Option Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants subject to such Company Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.7(a) hereof after giving effect to the Merger.  Within five Business Days after the Effective Time, the Holding Company shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such Company Options and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

(c)           With respect to those individuals who, subsequent to the Merger, will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, the Holding Company shall administer the Company Stock Option Plans in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

2.8	Additional Actions

If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Home Bancorp and the MHC as follows, except as Previously Disclosed:

3.1	Capital Structure

The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock.  As of the date hereof, 788,524 shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are held in treasury, and no shares of Company Preferred Stock are issued and outstanding.  All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity.  Except for Company Options to acquire not more than 87,979 shares of Company Common Stock as of the date hereof, a schedule of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2	Organization, Standing and Authority of the Company

The Company is a corporation duly organized and, validly existing under the laws of the State of Louisiana with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company.  The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the FRB thereunder.  The Company has heretofore delivered to Home Bancorp true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3	Ownership of the Company Subsidiaries

The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified the Bank as its only Significant Subsidiary.  Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly  or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, savings bank, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity.  The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable (except to the extent such shares may be deemed assessable under 262 of the Banking Law), and are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.  No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4	Organization, Standing and Authority of the Company Subsidiaries

Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company.  The deposit accounts of the Bank are insured by the DIF to the maximum extent permitted by the FDIA and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder.  The Company has heretofore delivered or made available to Home Bancorp true and complete copies of the Articles of Incorporation and Bylaws of the Bank as in effect as of the date hereof.

3.5	Authorized and Effective Agreement

(a)           The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of the approval of the Company’s shareholders of this Agreement) to perform all of its obligations under this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval by the requisite vote of this Agreement by the Company’s shareholders.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Home Bancorp, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

(c)           To the best knowledge of the Company, except for (i) the filing of applications with and the approvals, as applicable, of the OTS, the FDIC and the OFI, (ii) the filing and effectiveness of the Form S-1 and the Proxy Statement relating to the meetings of shareholders of Home Bancorp and the Company to be held pursuant to Section 5.2 hereof with the Commission, (iii) compliance, to the extent applicable, with applicable state securities or “blue sky” laws in connection with the issuance of Holding Company Common Stock in connection with the Merger and the Conversion, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the shareholders of Home Bancorp, (v) the approval of the Plan of Conversion by the requisite vote of the members of the MHC and the shareholders of Home Bancorp, (vi) the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana pursuant to the BCL in connection with the Merger, (vii) the filing of Articles of Combination with the OTS and, if necessary, a notice with the OFI in connection with the Bank Merger, (viii) review of the Merger by the DOJ under federal antitrust laws and (ix) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (x) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (y) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

(d)           As of the date hereof, the Company is not aware of any reasons relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Home Federal after the Effective Time of the business of the Company and the Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of the Company could have a Material Adverse Effect on the Company or the Bank or materially impair the value of the Company and the Bank to the Holding Company and Home Federal, respectively.

3.6	Regulatory Reports

Since January 1, 2004, each of the Company and the Bank has duly filed with the FRB, the FDIC and the OFI and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations.  In connection with the most recent examinations of the Company and the Bank by the FRB, the FDIC and the OFI, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Company.

3.7	Financial Statements

(a)           The Company has previously delivered or made available to Home Bancorp accurate and complete copies of the Company Financial Statements which, in the case of the consolidated balance sheets of the Company as of December 31, 2006 and 2005 and the consolidated statements of income, changes in stockholders’ equity and cash flows for each of the three years ended December 31, 2006, 2005 and 2004, are accompanied by the audit reports of Heard McElroy & Vestal LLP, independent certified public accountants with respect to the Company.  The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated balance sheets of the Company as of the respective dates set forth therein, and the consolidated income, changes in stockholders’ equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

(b)           Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein.  The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards.  The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

(c)           Except as Previously Disclosed or to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of the Company as of December 31, 2006 (including related notes), (ii) of liabilities incurred since December 31, 2006 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8	Material Adverse Change

Since September 30, 2007, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9	Environmental Matters

(a)           To the best of the Company’s knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company.  Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(b)           To the best of the Company’s knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

(c)           To the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

(d)           The Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof.

3.10	Tax Matters

(a)           The Company and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time.  Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

(b)           All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects.  Neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed.  The federal, state and local income tax returns of the Company and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid.  There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax.  As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company’s knowledge, threatened.

(c)           Neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service (the “IRS”) has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11	Legal Proceedings

There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12	Compliance with Laws

(a)           Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

(b)           Neither the Company nor any Company Subsidiary is in violation of its respective Articles of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or any Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company.  Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to state banks or holding companies thereof issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13	Certain Information

None of the information relating to the Company and its Subsidiaries supplied or to be supplied by them for inclusion in (i) the Form S-1, including the Prospectus, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act will, at the time filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is conditionally approved by the OTS under the regulations thereof, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company, shareholders of Home Bancorp and members of the MHC and up to and including the date or dates of the meetings of shareholders and members to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14	Employee Benefit Plans

(a)           The Company has Previously Disclosed all stock option, restricted stock, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of directors, employees or former employees of the Company or any Company Subsidiary (the “Company Employee Plans”), whether written or oral, and the Company has previously furnished or made available to Home Bancorp accurate and complete copies of the same together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

(b)           None of the Company, any Company Subsidiary, any Company Employee Plan constituting an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Company Pension Plan”) or, to the best of the Company’s knowledge, any fiduciary of such Company Pension Plan, has incurred any material liability to the PBGC or the IRS with respect to any such Company Pension Plan.  To the best of the Company’s knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Company Pension Plan.

(c)           Except as Previously Disclosed, neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as such term is defined in ERISA).

(d)           Except as Previously Disclosed, A favorable determination letter has been issued by the IRS with respect to each Company Pension Plan which is intended to qualify under Section 401 of the Code to the effect that such Company Pension Plan is qualified under Section 401 of the Code, and the trust associated with such Company Pension Plan is tax exempt under Section 501 of the Code.  No such letter has been revoked or, to the best of the Company’s knowledge, is threatened to be revoked, and the Company does not know of any ground on which such revocation may be based.  Neither the Company nor any Company Subsidiary has any liability under any such Company Pension Plan that is not reflected on the consolidated balance sheets of the Company at December 31, 2006 or the notes thereto included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

(e)           To the best of the Company’s knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

(f)           Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no “unfunded current liability” (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

(g)           To the best of the Company’s knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

(h)           There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

(i)           Except as Previously Disclosed none of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (A) result in any payment (including, without limitation, severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Company Employee Plan, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Employee Plans, (C) result in any breach or violation of, or a default under, any Company Employee Plan, (D) limit or restrict the ability to merge, amend or terminate any Company Employee Plan or (E) result in any payment which may be nondeductible for federal income tax purposes pursuant to Section 280G of the Code and the regulations issued thereunder.

3.15	Certain Contracts

(a)           Neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary; (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OFI, the FDIC, the FRB or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Annual Report on Form 10-KSB, the Quarterly Reports on Form 10-QSB or a Form 8-K under the Exchange Act (assuming, in each case, the Company was required to file such reports under the Exchange Act).

(b)           Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16	Brokers and Finders

Except for National Capital, L.L.C., neither the Company nor any Company Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17	Insurance

Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18	Properties

All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices.  The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated balance sheets of the Company as of December 31, 2006 included in the Company Financial Statements.  All real and personal property which is material to the Company’s business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19	Labor

No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened.  Neither the Company nor a Company Subsidiary is involved in or affected by, or, to the best knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse Effect on the Company.  Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company’s knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.20	Affiliates

The Company has Previously Disclosed to Home Bancorp a schedule of each person that, to the best of its knowledge, is deemed to be a Company Affiliate.

3.21	Allowance for Loan Losses

The allowance for possible loan losses reflected on the Company’s unaudited consolidated balance sheets included in the September 30, 2007 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, in the opinion of the Company’s management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries.  The other real estate owned reflected on the Company’s unaudited consolidated balance sheets included in the September 30, 2007 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

3.22	Fairness Opinion

The Company has received the opinion from National Capital, L.L.C. to the effect that, as of the date hereof, the consideration to be received by shareholders of the Company pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23	Disclosures

None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to Home Bancorp in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

3.24	State Takeover Statutes

No “business combination,” “fair price,” “control transaction,” “control share acquisition,” or other similar anti-takeover statute or regulation under state or federal law or provision contained in the Company’s Articles of Incorporation or Bylaws is applicable to the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HOME BANCORP AND THE MHC

Home Bancorp and the MHC represent and warrant to the Company as follows, except as Previously Disclosed:

4.1	Capital Structure

The authorized capital stock of Home Bancorp consists of 8,000,000 shares of Home Bancorp Common Stock and 2,000,000 shares of Home Bancorp Preferred Stock.  As of the date hereof, 3,383,287 shares of Home Bancorp Common Stock are issued and outstanding, 175,671 shares of Home Bancorp Common Stock are held in treasury, and no shares of Home Bancorp Preferred Stock are issued and outstanding.  All outstanding shares of Home Bancorp Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Home Bancorp Common Stock has been issued in violation of the preemptive rights of any person, firm or entity.  Except for Home Bancorp Options to acquire not more than 170,857 shares of Home Bancorp Common Stock as of the date hereof and grants of restricted shares of Home Bancorp Common Stock covering 40,588 shares, a schedule of each of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

4.2	Organization, Standing and Authority of Home Bancorp, the MHC and the Holding Company

(a)           Home Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Home Bancorp is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Home Bancorp.  Home Bancorp is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder.  Home Bancorp has heretofore delivered to the Company true and complete copies of the Charter and Bylaws of Home Bancorp as in effect as of the date hereof.

(b)           The MHC is a mutual holding company duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and the MHC is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Home Bancorp.  The MHC is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder.  The MHC has heretofore delivered to the Company true and complete copies of the Charter and Bylaws of Home Bancorp as in effect as of the date hereof.

(c)           At the Effective Time, the Holding Company will be duly organized and validly existing under the BCL with full corporate power and authority to own or lease all of its properties and assets.

4.3	Ownership of the Home Bancorp Subsidiaries

Home Bancorp has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Home Bancorp Subsidiary and identified Home Federal as its only Significant Subsidiary.  Except for (x) capital stock of the Home Bancorp Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Home Bancorp does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, savings bank, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity.  The outstanding shares of capital stock or other ownership interests of each Home Bancorp Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Home Bancorp free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.  No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Home Bancorp Subsidiaries and there are no agreements, understandings or commitments relating to the right of Home Bancorp to vote or to dispose of such capital stock or other ownership interests.

4.4	Organization, Standing and Authority of the Home Bancorp Subsidiaries

Each of the Home Bancorp Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Each of the Home Bancorp Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Home Bancorp.  The deposit amounts of Home Federal are insured by the DIF to the maximum extent permitted by the FDIA and Home Federal has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder.  Home Bancorp has heretofore delivered or made available to the Company true and complete copies of the Charter and Bylaws of Home Federal as in effect as of the date hereof.

4.5	Authorized and Effective Agreement

(a)           Home Bancorp and the MHC have, and following its organization the Holding Company will have, all requisite corporate power and authority to enter into this Agreement and (subject to the approval by the requisite vote of Home Bancorp’s shareholders of this Agreement and the Plan of Conversion and the approval of the Plan of Conversion by the members of the MHC) to perform all of its respective obligations under this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Home Bancorp and the MHC, except for the approval of this Agreement and the Plan of Conversion by Home Bancorp’s shareholders and the approval of the Plan of Conversion by the members of the MHC, and promptly following organization of the Holding Company and its execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, the execution and delivery of this Agreement by the Holding Company and the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Holding Company.  This Agreement has been duly and validly executed and delivered by Home Bancorp and the MHC and upon its execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, this Agreement will have been duly and validly executed and delivered by the Holding Company and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes or will constitute, as applicable, a legal, valid and binding obligation of Home Bancorp, the MHC and the Holding Company which is enforceable against Home Bancorp, the MHC and the Holding Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)           Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) nor compliance by Home Bancorp and the MHC or, upon its organization the Holding Company, with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Charter, Articles of Incorporation, Bylaws or similar organizational documents of Home Bancorp, the MHC, any Home Bancorp Subsidiary or, upon its organization the Holding Company, except that the Holding Company will not be authorized to issue capital stock until consummation of the Conversion, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Home Bancorp, the MHC, any Home Bancorp Subsidiary or, upon its organization the Holding Company, pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Home Bancorp, the MHC, any Home Bancorp Subsidiary or, upon its organization the Holding Company, is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and depositor approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Home Bancorp, the MHC, any Home Bancorp Subsidiary or upon its organization the Holding Company.

(c)           To the best knowledge of Home Bancorp and the MHC, except for (i) the filing of applications and notices with and the approvals, as applicable, of the OTS, the FDIC and the FRB, (ii) the filing and effectiveness of the Form S-1 and the Proxy Statement relating to the meetings of the shareholders of Home Bancorp and the Company, (iii) compliance, to the extent applicable, with applicable state securities or “blue sky” laws in connection with the issuance of Holding Company Common Stock in connection with the Merger and the Conversion, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the shareholders of Home Bancorp, (v) the approval of the Plan of Conversion by the requisite vote of the members of the MHC and the shareholders of Home Bancorp, (vi) the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana pursuant to the BCL in connection with the Merger, (vii) review of the Merger by the DOJ under federal antitrust laws, (viii) the filing of Articles of Combination with the OTS and, if necessary, a notice with the OFI in connection with the Bank Merger, and (ix) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained will not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Home Bancorp no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Home Bancorp or the Holding Company in connection with the (x) execution and delivery by Home Bancorp and the MHC of this Agreement, the execution and delivery by the Holding Company of an instrument of accession to this Agreement pursuant to Section 5.13 hereof and the consummation by Home Bancorp, the MHC and the Holding Company of the transactions contemplated hereby and (y) the execution and delivery by Home Federal of the Bank Merger Agreement and the consummation by Home Federal of the transactions contemplated thereby.

(d)           As of the date hereof, neither Home Bancorp nor the MHC is aware of any reasons relating to the MHC, Home Bancorp or Home Federal (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Home Federal after the Effective Time of the business of each of the Company and the Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of Home Bancorp and the MHC could have a Material Adverse Effect on the Holding Company or Home Federal or materially impair the value of the Company and the Bank to the Holding Company and Home Federal, respectively.

4.6	Securities Documents and Regulatory Reports

(a)           Since January 18, 2005, the date Home Bancorp was organized under the laws of the United States, Home Bancorp has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           Home Bancorp since January 18, 2005, MHC since January 18, 2005 and Home Federal since July 1, 2004, have duly filed with the OTS the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations.  In connection with the most recent examinations of Home Bancorp, MHC and Home Federal by the OTS, none of Home Bancorp, MHC or Home Federal was required to correct or change any action, procedure or proceeding which Home Bancorp, MHC or Home Federal believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Home Bancorp.

4.7	Financial Statements

(a)           Home Bancorp has previously delivered or made available to the Company accurate and complete copies of the Home Bancorp Financial Statements, which are accompanied by the audit reports of LaPorte, Sehrt, Romig & Hand, independent certified public accountants with respect to Home Bancorp.  The Home Bancorp Financial Statements, as well as the Home Bancorp Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated balance sheets of Home Bancorp as of the respective dates set forth therein, and the consolidated income, changes in stockholders’ equity and cash flows of Home Bancorp for the respective periods or as of the respective dates set forth therein.

(b)           Each of the Home Bancorp Financial Statements and the Home Bancorp Financial Statements to be delivered pursuant to Section 5.8 hereof has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein.  The audits of Home Bancorp and the Home Bancorp Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards.  The books and records of Home Bancorp and the Home Bancorp Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Home Bancorp and the Home Bancorp Subsidiaries.

(c)           Except as Previously Disclosed or to the extent (i) reflected, disclosed or provided for in the consolidated balance sheets of Home Bancorp as of June 30, 2007 (including related notes), (ii) of liabilities incurred since June 30, 2007 in the ordinary course of business and (iii) of liabilities in connection with consummation of the transactions contemplated by this Agreement, neither Home Bancorp nor any Home Bancorp Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Home Bancorp on a consolidated basis.

4.8	Material Adverse Change

Since September 30, 2007, (i) the MHC and Home Bancorp and Home Bancorp’s Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with the Conversion and with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Home Bancorp.

4.9	Environmental Matters

(a)           To the best of Home Bancorp’s and the MHC’s knowledge, Home Bancorp and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Home Bancorp.  Neither Home Bancorp nor any of its Subsidiaries have received any communication alleging that Home Bancorp or any of is Subsidiaries is not in such compliance and, to the best knowledge of Home Bancorp, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

(b)           To the best of Home Bancorp’s and the MHC’s knowledge, none of the properties owned, leased or operated by Home Bancorp or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Home Bancorp.

(c)           To the best of Home Bancorp’s and the MHC’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Home Bancorp or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Home Bancorp and its Home Bancorp Subsidiaries has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Home Bancorp.

(d)           Home Bancorp has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Home Bancorp Subsidiary as of the date hereof.

4.10	Tax Matters

(a)           Home Bancorp and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time.  Neither Home Bancorp nor any of its Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

(b)           All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Home Bancorp and its Subsidiaries are complete and accurate in all material respects.  Neither Home Bancorp nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed.  The federal, state and local income tax returns of Home Bancorp  and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Home Bancorp or any of its Subsidiaries as a result of such examinations or otherwise which have not been settled and paid.  There are currently no agreements in effect with respect to Home Bancorp or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any tax.  As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Home Bancorp’s and the MHC’s knowledge, threatened.

(c)           Neither Home Bancorp nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes other than an Inter-Company Tax Allocation Agreement between Home Bancorp and Home Federal dated as of October 12, 2005, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Home Bancorp or any of its Subsidiaries (nor does Home Bancorp have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11	Legal Proceedings

There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or to the best knowledge of Home Bancorp and the MHC threatened against Home Bancorp, MHC or any of the Home Bancorp Subsidiaries or against any asset, interest or right of Home Bancorp, MHC or any of the Home Bancorp Subsidiaries, or against any officer, director or employee of them that in any such case, if decided adversely, would have a Material Adverse Effect on Home Bancorp.  Neither Home Bancorp or the MHC nor any Home Bancorp Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on Home Bancorp.

4.12	Compliance with Laws

(a)           The MHC and Home Bancorp and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Home Bancorp; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Home Bancorp and the MHC, no suspension or cancellation of any of the same is threatened.

(b)           Neither Home Bancorp or MHC nor any of the Home Bancorp Subsidiaries is in violation of its Charter, Articles of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Home Bancorp; and none of Home Bancorp, MHC or any of the Home Bancorp Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that Home Bancorp, MHC or any of the Home Bancorp Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Home Bancorp.  None of Home Bancorp, MHC or any of the Home Bancorp Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and none of Home Bancorp, MHC or any of the Home Bancorp Subsidiaries have received any written communication requesting that it enter into any of the foregoing.

4.13	Certain Information

None of the information relating to Home Federal, the MHC or the Holding Company supplied by them and to be included in (i) the Form S-1, including the Prospectus, will, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any filing pursuant to Rule 165 or Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act, will, at the time filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (iii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is conditionally approved by the OTS under the regulations thereof, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iv) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company, shareholders of Home Bancorp and Members of the MHC and up to and including the date or dates of the respective meetings of shareholders and members to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.  The Prospectus and the Proxy Statements (except for such portions thereof as relate only to the Company or any of its Subsidiaries) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

4.14	Employee Benefit Plans

(a)           Home Bancorp and the MHC have Previously Disclosed all stock option, restricted stock, employee stock purchases and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of directors, employees or former employees of Home Bancorp or any of its Subsidiaries (the “Home Bancorp Employee Plans”), whether written or oral and Home Bancorp has previously furnished or made available to the Company accurate and complete copies of the same together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

(b)           None of the MHC, Home Bancorp, any of Home Bancorp’s Subsidiaries, any Home Bancorp Employee Plan constituting an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Home Bancorp Pension Plan”) or to the best of Home Bancorp’s and the MHC’s knowledge, any fiduciary of a Home Bancorp Pension Plan has incurred any material liability to the PBGC or the IRS with respect to any such Home Bancorp Pension Plan.  To the best of Home Bancorp’s and the MHC’s knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Home Bancorp Pension Plan.

(c)           Except as Previously Disclosed, neither Home Bancorp nor any of its Subsidiaries participate in and have not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

(d)           A favorable determination letter has been issued by the IRS with respect to each Home Bancorp Pension Plan which is intended to qualify under Section 401 of the Code to the effect that the Home Bancorp Pension Plan is qualified under Section 401 of the Code and the trust associated with such Home Bancorp Pension Plan is tax exempt under Section 501 of the Code.  No such letter has been revoked or, to the best of Home Bancorp’s and the MHC’s knowledge, is threatened to be revoked and Home Bancorp and the MHC do not know of any ground on which such revocation may be based.  Neither Home Bancorp nor any of its Subsidiaries have any liability under any such Home Bancorp Pension Plan that is not reflected on the consolidated balance sheets of Home Bancorp at September 30, 2007 or the notes thereto included in the Home Bancorp Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

(e)           To the best of Home Bancorp’s and the MHC’s knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Home Bancorp.

(f)           Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Home Bancorp Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Home Bancorp Pension Plan, and there is no “unfunded current liability” (as defined in Section 412 of the Code) with respect to any Home Bancorp Pension Plan.  Home Bancorp has not incurred and does not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle of Title IV of ERISA.

(g)           To the best of Home Bancorp’s and the MHC’s knowledge, the Home Bancorp Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

(h)           There are no pending or, to the best knowledge of Home Bancorp and the MHC, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Home Bancorp Employee Plans or any trust related thereto or any fiduciary thereof.

(i)            None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (A) result in any payment (including, without limitation, severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Home Bancorp or any of its Subsidiaries under any Home Bancorp Employee Plan, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Home Bancorp Employee Plans, (C) result in any breach or violation of, or a default under, any Home Bancorp Employee Plan, (D) limit or restrict the ability to merge, amend or terminate any Home Bancorp Employee Plan or (E) result in any payment which may be nondeductible for federal income tax purposes pursuant to Sections 162(m) or 280G of the Code and the regulations issued thereunder.

4.15	Certain Contracts

(a)           Neither Home Bancorp or the MHC nor a Home Bancorp Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the MHC, Home Bancorp or a Home Bancorp Subsidiary (other than in the case of Home Federal deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the MHC, Home Bancorp or a Home Bancorp Subsidiary of any obligation, other than by Home Federal in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the MHC, Home Bancorp or a Home Bancorp Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the MHC, Home Bancorp or a Home Bancorp Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the MHC, Home Bancorp or a Home Bancorp Subsidiary is obligated to indemnify any director, officer, employee or agent of the MHC, Home Bancorp or a Home Bancorp Subsidiary; (v) any agreement, arrangement or understanding to which the MHC, Home Bancorp or a Home Bancorp Subsidiary is a party or by which any of the same is bound which limits the freedom of the MHC, Home Bancorp or a Home Bancorp Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Annual Report on Form 10-KSB, the Quarterly Reports on Form 10-QSB or a Form 8-K under the Exchange Act and which has not been so filed.

(b)           Neither the MHC or Home Bancorp nor any of Home Bancorp’s Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Home Bancorp, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16	Brokers and Finders

Except for Sandler O’Neill & Partners, L.P., none of MHC, Home Bancorp, any of Home Bancorp’s Subsidiaries, or the Holding Company, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17	Insurance

The MHC, Home Bancorp and each of Home Bancorp’s Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18	Properties

All real and personal property owned by the MHC, Home Bancorp or any of Home Bancorp’s Subsidiaries or presently used by them in their business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with its past practices.  The MHC and Home Bancorp have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated balance sheets of Home Bancorp as of September 30, 2007 included in the Home Bancorp Financial Statements.  All real and personal property which is material to Home Bancorp’s business on a consolidated basis and leased or licensed by Home Bancorp or any of its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19	Labor

No work stoppage involving Home Bancorp or any of its Subsidiaries is pending or, to the best knowledge of Home Bancorp, threatened.  Neither Home Bancorp nor any of its Subsidiaries is involved in or to the best knowledge of Home Bancorp threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Home Bancorp or any of its Subsidiaries which could have a Material Adverse Effect on Home Bancorp.  Employees of Home Bancorp and its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Home Bancorp’s knowledge, there have been no efforts to unionize or organize any employees of Home Bancorp or any of its Subsidiaries during the past five years.

4.20	Affiliates

Home Bancorp has Previously Disclosed to the Company a schedule of each person that, to the best of its knowledge, is deemed to be a Home Bancorp Affiliate.

4.21	Allowance for Losses on Loans

The allowance for losses on loans reflected on Home Bancorp’s consolidated balance sheets included in the September 30, 2007 Home Bancorp Financial Statements is, or will be in the case of subsequently delivered Home Bancorp Financial Statements, as the case may be, in the opinion of Home Bancorp’s management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries.  The other real estate owned reflected on the consolidated balance sheets included in the September 30, 2007 Home Bancorp Financial Statements is, or will be in the case of subsequently delivered Home Bancorp Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

4.22	Disclosures

None of the representations and warranties of Home Bancorp or MHC or any of the written information or documents furnished or to be furnished by Home Bancorp and/or MHC to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

ARTICLE V
COVENANTS

5.1	Reasonable Best Efforts

Subject to the terms and conditions of this Agreement, each of the Company, Home Bancorp and the MHC (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Conversion and the Merger as promptly as reasonably practicable, it being the intention of the parties that the Conversion be consummated immediately prior to the Effective Time and that the Bank Merger be consummated immediately following the Effective Time in accordance with Section 5.12 hereof, and (ii) shall cooperate fully with each other to that end.

5.2	Shareholder and Member Meetings

(a)           The Company and Home Bancorp agree to take, in accordance with applicable law and the Company’s Articles of Incorporation and Bylaws and Home Bancorp’s Charter and Bylaws, respectively, all action necessary to convene as soon as reasonably practicable an annual or a special meeting of their respective shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company’s shareholders for consummation of the transactions contemplated hereby (including any adjournment or postponement, the “Company Meeting”) and any other matters required to be approved by Home Bancorp’s shareholders for consummation of the transactions contemplated hereby (including adoption of the Plan of Conversion and any adjournment or postponement, the “Home Bancorp Meeting”).  Except with the prior written approval of the Company or Home Bancorp, respectively, no other matters shall be submitted for the approval of the Company or Home Bancorp shareholders at the Company Meeting or the Home Bancorp Meeting, respectively, except, if the Company Meeting or Home Bancorp Meeting is an annual meeting, the election of directors and the ratification of the selection of independent auditors.  The Company Board and Home Bancorp Board shall at all times prior to and during their respective meetings recommend such approval and shall take all reasonable lawful action to solicit such approval by their respective shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company’s shareholders under applicable law; provided, further, that Section 5.7 shall govern the withholding, withdrawing, amending or modifying of such recommendation by the Company Board in the circumstances described therein.  Notwithstanding anything to the contrary herein, this Agreement shall be submitted to the shareholders of Home Bancorp at the Home Bancorp Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Home Bancorp of such obligation.

(b)           The MHC shall take all action necessary to properly call and convene a meeting of its members as soon as practicable to consider and vote upon the Conversion and the transactions contemplated thereby after receipt of all necessary approvals or non-objections of Governmental Entities.  The Board of Directors of the MHC will recommend that the members of the MHC approve the Conversion and the transactions contemplated thereby.

5.3	Regulatory Matters

(a)           The Parties hereto shall promptly cooperate with each other and use their reasonable best efforts to promptly prepare and file by February 1, 2008 or as soon as reasonably possible thereafter the Form S-1, the Prospectus and the Proxy Statements relating to the meetings of shareholders of the Company and Home Bancorp and the members of the MHC to be held pursuant to Section 5.2 of this Agreement (the “Company Proxy Statement”, the “Home Bancorp Proxy Statement” and the “MHC Proxy Statement,” respectively) under the Securities Act and the Exchange Act, as applicable.  Each of the Holding Company, Home Bancorp and the Company shall use its reasonable best efforts to have the Form S-1 declared effective under the Securities Act, the Home Bancorp Proxy Statement approved for mailing in definitive form under the Exchange Act and the MHC Proxy Statement approved or not objected to under the regulations of the OTS as promptly as practicable after such filings and the receipt of approval, of the Application for Conversion by the OTS and thereafter the Company and Home Bancorp shall promptly mail to their respective shareholders the Company Proxy Statement and Prospectus and Home Bancorp Proxy Statement and Prospectus, respectively, and the MHC shall promptly mail, or in the case of the Prospectus make available, to its members the MHC Proxy Statement and the Prospectus.  The Holding Company also shall use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the issuance of Holding Company Common Stock in connection with the Merger and the Conversion.  The Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any of the foregoing actions.  In the event that the Company has issued any securities, through its employee benefits plans or otherwise, in any offering which should have been registered or qualified under Federal or state securities laws which were not so registered or qualified, the Company shall promptly take such action as the parties hereto mutually agree in order to eliminate, reduce or mitigate, to the extent possible, any contingent or other liability which the Company may have as a result of such offering.

(b)           The Parties hereto shall promptly cooperate with each other and use their reasonable best efforts to promptly prepare and file by February 1, 2008 or as soon as reasonably possible thereafter all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Conversion, the Merger and the Bank Merger). Home Bancorp, the MHC and the Company shall have the right to review in advance, and to the extent practicable each will consult with the others on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement.  In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable.  The Parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the others apprised of the status of matters relating to completion of the transactions contemplated herein.

(c)           Home Bancorp, the MHC and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers and shareholders of the Company and Home Bancorp and such other matters as may be reasonably necessary or advisable in connection with the Form S-1 or any other statement, filing, notice or application made by or on behalf of Home Bancorp, Home Federal, the MHC, the Holding Company, the Company or the Bank to any Governmental Entity in connection with the Conversion, the Merger, the Bank Merger and the other transactions contemplated hereby.

(d)           Home Bancorp, the MHC and the Company shall promptly furnish each other with copies of written communications received by Home Bancorp, the MHC or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4	Investigation and Confidentiality

(a)           Each Party shall permit the other Party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other Party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective Parties providing such access, not unduly interfere with normal operations.  Each Party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

(b)           All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the Party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the Party receiving the information shall either destroy or return to the Party which furnished such information all documents or other materials containing, reflecting or referring to such information, and all copies thereof, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes.  The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the Party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days prior notice thereof.

5.5	Press Releases

Home Bancorp and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following prior notification to the other party, from making any disclosure which is required by law or regulation.

5.6	Business of the Parties

(a)           During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the other Party, each Party shall carry on their respective businesses in the ordinary course consistent with past practice.  During such period, each Party also will use, and will cause each of is subsidiaries to use, all reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and the other Party the present services of its respective employees and (z) preserve for itself and the other Party the goodwill of its respective customers and others with whom business relationships exist.  Without limiting the generality of the foregoing, except as Previously Disclosed or with the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, between the date hereof and the Effective Time, the Parties shall not, and shall cause each of their respective Subsidiaries not to:

(i)            declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock except Home Bancorp may pay regular quarterly cash dividends on the Home Bancorp Common Stock at a rate per share of Home Bancorp Common Stock not in excess of $0.06 per share; provided, however, that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary or a Home Bancorp Subsidiary to pay dividends on its capital stock to the Company or Home Bancorp, respectively;

(ii)            issue any shares of its capital stock, other than upon the exercise of the Company Options referred to in Section 3.1 hereof, the exercise of any options outstanding as of the date hereof under the Home Bancorp 2005 Stock Option Plan or the vesting of share awards outstanding as of the date hereof pursuant to the Home Bancorp 2005 Recognition and Retention Plan and Trust Agreement or issue, grant, modify or authorize any Rights; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

(iii)           amend its Articles of Incorporation, Charter, Bylaws or similar organizational documents other than as contemplated by the terms of this Agreement; impose, or suffer the imposition, on any share of stock or other ownership interest held by a Party in a Party Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

(iv)           increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law and (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

(v)           except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any of the Company’s or Home Bancorp’s Pension Plans or the Company’s or Home Bancorp’s respective KSOP or ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices) and except as specifically provided herein;

(vi)           enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Party or a Party Subsidiary or guarantee by a Party or any Party Subsidiary of any such obligation, except in the case of the Bank or Home Federal for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that the Company, the Bank, Home Bancorp and Home Federal may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by the Company, the Bank, Home Bancorp or Home Federal, as the case may be, at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

(vii)          change its method of accounting in effect for the Company’s fiscal year ended December 31, 2006, or Home Bancorp’s fiscal year ended June 30, 2007, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

(viii)         except as Previously Disclosed, make any capital expenditures in excess of $75,000 individually or $150,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $50,000;

(ix)           except as Previously Disclosed, file any applications or make any contract with respect to branching or site location or relocation;

(x)            acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

(xi)           enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

(xii)           change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

(xiii)         take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code;

(xiv)         enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(xv)          take any action that would result in any of the representations and warranties contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions set forth in Sections 6.1, 6.2 or 6.3 hereof not to be satisfied;

(xvi)         materially increase or decrease the rate of interest paid on time deposits or certificates of deposit, except in a manner and pursuant to policies consistent with past practices, or

(xvii)        agree to do any of the foregoing.

(b)           Each of the Company and Home Bancorp shall promptly notify the other Party in writing of the occurrence of any matter or event known to and directly involving it or any of its Subsidiaries, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on it.

5.7	Certain Actions

(a)           The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal.  The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary’s directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Board of Directors of the Company, from complying with its disclosure obligations under federal or state law, and, if and only if the Company Meeting shall not have occurred, from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement the terms of which are substantially identical to those of the confidentiality agreement entered into by the Company and Home Bancorp dated May 31, 2007; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (C) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (A), (B) or (C) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their fiduciary duties under applicable law and (ii) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Merger.  An Acquisition Proposal which is received and considered by the Company in compliance with this Section 5.7 and which meets the requirements set forth in clause (C) of the preceding sentence is herein referred to as a “Superior Proposal.”  The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals.  The Company agrees that it will notify Home Bancorp immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives.

(b)           In the event that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it has received a Superior Proposal, it shall notify Home Bancorp in writing of its intent to terminate this Agreement and concurrently with or after such termination cause the Company to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. Home Bancorp shall have five business days to evaluate and respond to the Company’s notice. If Home Bancorp notifies the Company in writing prior to the expiration of the five business day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the “Home Bancorp Proposal”), then the Company shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by Home Bancorp shall specify the new Merger Consideration.  The Company shall have five business days to evaluate the Home Bancorp Proposal.

(c)           In the event the Superior Proposal involves consideration to the Company’s shareholders consisting of securities, in whole or in part, a Home Bancorp Proposal shall be deemed to be at least equal to the Superior Proposal, if the Home Bancorp Proposal offers Merger Consideration that equals or exceeds the consideration being offered to the Company’s shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 20 trading days immediately preceding the date of the Home Bancorp Proposal or (b) the written valuation of such securities by a nationally recognized investment banking firm selected if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an exhibit to the Home Bancorp Proposal.

(d)           In the event that the Board of the Company determines in good faith, upon the advice of its financial advisor and outside counsel, that the Home Bancorp Proposal is not at least equal to the Superior Proposal, the Company can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to the Company’s shareholders of, the Superior Proposal as provided in Section 7.1(h).

5.8	Current Information

During the period from the date of this Agreement to the Effective Time, each of Home Bancorp and the Company shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby.  As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement, Home Bancorp will deliver to the Company its quarterly report on Form 10-QSB under the Exchange Act.  As soon as reasonably available, but in no event more than 45 days after December 31, 2007, the Company will deliver to Home Bancorp audited statements of consolidated balance sheets (including related notes and schedules, if any) of the Company as of December 31, 2007 and 2006 and statements of income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of the Company for each of the years in the three-year period ended December 31, 2007.  The Company also will deliver to Home Bancorp each Call Report filed by the Bank with the FDIC and any financial information filed by the Company with the FRB, including but not limited to FR Y-6 and FR Y-9SP, subsequent to the date of this Agreement, concurrently with the filing of such Call Report or information with the FRB, as applicable.  Within 25 days after the end of each month, Home Bancorp will deliver to the Company an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.  Within 25 days after the end of each month, the Bank shall deliver to Home Bancorp an unaudited balance sheet and an unaudited statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.  Within 25 days after the end of each quarter, the Company will deliver to Home Bancorp an unaudited consolidated balance sheet and an unaudited consolidated statement of income, without related notes, for such quarter prepared in accordance with generally accepted accounting principles.

5.9	Indemnification; Insurance

(a)           From and after the Effective Time, the Holding Company (the “Indemnifying Party”) shall provide indemnification to any present or former director, officer or employee of the Company and each Company Subsidiary, in each case determined as of the Effective Time (the “Indemnified Parties”), with respect to any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section 5.16 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party would have been entitled to indemnification by the Company or any Company Subsidiary under the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary as Previously Disclosed, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification.  Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation or Bylaws of the Company or any Company Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

(b)           Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

(c)           The Holding Company shall maintain the Company’s existing directors’ and officers’ liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company and the Company Subsidiaries for a period of six years following the Effective Time, provided, however, that in no event shall the Holding Company be required to expend on an annual basis more than 150% of the amount paid by the Company and the Company Subsidiaries as of the date hereof for such insurance coverage (the “Insurance Amount”) to maintain or procure such insurance coverage, and further provided that if the Holding Company is unable to maintain or obtain the insurance called for hereby, the Holding Company shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.  At the request of the Holding Company, the Company shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

(d)           In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby and the heirs and estates thereof.

5.10	Directors and Executive Officers

(a)           On or prior to the Effective Time, the Holding Company shall take all action necessary to increase the size of its Board of Directors to sixteen (16) members, effective as of the Effective Time, consisting of the current nine (9) members of the Board of Directors of Home Bancorp and the seven (7) members of the Company’s Board of Directors (the “Company Designees”).  In addition, Home Federal, on or prior to the effective time of the Bank Merger, shall take all action necessary to increase the size of its Board of Directors to fourteen (14) members, effective as of the effective time of the Bank Merger, consisting of the current nine (9) members of the Board of Directors of Home Federal and the five (5) members of the Bank’s Board of Directors (the “Bank Designees”).  Each of the Holding Company and Home Federal shall take all action to appoint or elect, effective as of the Effective Time or the effective time of the Bank Merger, as applicable, such persons in the classes as set forth below.

Directors of the Holding Company

Class I	Class II	Class III
(Term expiring in 2008)	(Term expiring in 2009)	(Term expiring in 2010)

David A. Herndon III	Henry M. Hearne	Walter T. Colquitt III
Woodus K. Humphrey	Clyde D. Patterson	Daniel R. Herndon
David L. Winkler	Amos L. Wedgeworth, Jr.	Scott D. Lawrence
John H. Meldrum Jr.	Winston E. Rice	Ron C. Boudreaux
Wayne L. Simpson	Armand L. Roos	Phillip L. Israel
Mark M. Harrison

Directors of the Home Federal

Class I	Class II	Class III
(Term expiring in 2008)	(Term expiring in 2009)	(Term expiring in 2010)

David A. Herndon III	Henry M. Hearne	Walter T. Colquitt III
Woodus K. Humphrey	Clyde D. Patterson	Daniel R. Herndon
David L. Winkler	Amos L. Wedgeworth, Jr.	Scott D. Lawrence
John H. Meldrum, Jr	Phillip L. Israel	Ron C. Boudreaux
	Armand L. Roos	Mark M. Harrison

(b)           At the end of the initial term for each of the directors of the Holding Company and Home Federal, each of the directors shall be re-nominated for an additional three-year term, subject to the fiduciary duties of the Board of Directors of the Holding Company.  As of the Effective Time, the Executive Committee of each of the Holding Company and Home Federal shall be comprised of Daniel R. Herndon, Henry M. Hearne, Ron C. Boudreaux and David L. Winkler.  The Executive Committees of the Holding Company and Home Federal may each make recommendations with respect to the composition of the other committees of the respective Boards of Directors of the Holding Company and Home Federal, as applicable.

(c)           On or prior to the Effective Time, each of Home Federal and the Holding Company agrees to take all action necessary to elect Daniel R. Herndon as Chairman of the Boards of Directors of Home Federal and the Holding Company and Chief Executive Officer of the Holding Company, Ron C. Boudreaux as the President and Chief Operating Officer of the Holding Company, President and Chief Executive Officer of Home Federal and Chairman of the Executive Committee of Home Federal and David L. Winkler as Vice Chairman of the Boards of Directors of Home Federal and the Holding Company.

5.11	Employees and Employee Benefit Plans

(a)           All employees of the Company, the Bank or any other Company Subsidiary as of the Effective Time (collectively, “Company Employees”) shall become employees of the Holding Company or a Holding Company Subsidiary as of the Effective Time, provided that, other than as provided by Section 5.11(f) hereof, the Holding Company or a Holding Company Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Holding Company or a Holding Company Subsidiary a right to continuing employment with the Holding Company or a Holding Company Subsidiary after the Effective Time.  To the extent that the Holding Company or a Holding Company Subsidiary terminates the employment of any Company, Bank, Home Bancorp or Home Federal Employee (other than those employees, if any, who receive payments pursuant to Section 5.11(d) hereof), other than for cause, within six months following the Effective Time, the Holding Company shall, or shall cause a Holding Company Subsidiary to, provide severance benefits in a cash amount as mutually agreed to by Home Bancorp and the Company, provided, however that in no event shall the Holding Company or a Holding Company Subsidiary have any obligation to provide severance benefits to any Company Employee whose termination of employment occurs due to resignation or discharge for cause or who is entitled to severance benefits or the equivalent thereof under the terms of an individual contract with the Company or the Bank.

(b)           Each Company Employee who remains employed by the Holding Company or a Holding Company Subsidiary following the Effective Time (each, a “Continuing Employee”) shall be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans that the Holding Company or a Holding Company Subsidiary may continue for the benefit of Continuing Employees following the Effective Time and (ii) whatever employee benefit plans and other compensation and benefit plans (other than any stock option or restricted stock grant plan implemented by the Holding Company or assumed thereby from Home Bancorp) that the Holding Company or a Holding Company Subsidiary may maintain for the benefit of its similarly situated employees on an equitably equivalent basis, if such Continuing Employee is not otherwise then participating in a similar plan described in Section 5.11(c) hereof.  The parties hereto acknowledge that Continuing Employees shall be eligible to participate in the stock option plan and the recognition and retention restricted stock plan anticipated to be implemented by the Holding Company within one year subsequent to the Effective Time (subject to receipt of necessary corporate, regulatory and shareholder approval) based upon the same criteria as other employees of Home Federal or the Holding Company and the level of grants shall give due regard to, among other factors, relative levels of title, duties, salary and other compensation and benefits.

(c)           (i)            At the Effective Time, the Holding Company or a Holding Company Subsidiary shall become the plan sponsor of each Company Employee Plan.  The Company agrees to take or cause to be taken such actions as the Holding Company or a Holding Company Subsidiary may reasonably request to give effect to such assumption.  The Holding Company or a Holding Company Subsidiary shall have the right and power at any time following the Effective Time to amend or terminate or cease benefit accruals under any Company Employee Plan or cause it to be merged with or its assets and liabilities to be transferred to a similar plan maintained by it.

(ii)           For purposes of its employee benefit plans, the Holding Company and each Holding Company Subsidiary shall treat Continuing Employees as new employees, but shall amend its plans to provide credit for all purposes (other than benefit accrual) for each Continuing Employee’s service with the Company, the Bank and any other Subsidiary of the Company to the extent that such service was recognized for similar purposes under the Company Employee Plans immediately prior to the Effective Time.  Continuing Employees and their covered dependents will not be deprived of any partial or complete coverage under any employee benefit plan of the Holding Company or a Holding Company Subsidiary (which provides the type of benefits similar to benefits under any Company Employee Plan) because of any waiting period or pre-existing condition or previous medical treatments, except to the extent that such pre-existing condition or previous medical treatments were excluded from coverage under a Company Employee Plan, in which case this Section 5.11(c)(ii) shall not require coverage for such pre-existing condition or previous medical treatments to the same extent such coverage was excluded under a Company Employee Plan.  To the extent that the initial period of coverage for Continuing Employees under any employee benefit plan of the Holding Company or a Holding Company Subsidiary that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA overlaps with the 12 months coverage period of an applicable Company Employee Plan, Continuing Employees shall be given credit during the initial period of coverage for any deductibles and coinsurance payments made by Continuing Employees under any Company Employee Plan during any partial period.  The Holding Company and each Holding Company Subsidiary shall use their best efforts (including making any amendments) to require that any lifetime limitation on benefits under any welfare benefit plan of the Holding Company or a Holding Company Subsidiary shall be applied without regard to benefits received under the Company’s welfare benefit plans on account of claims arising prior to the Effective Time.

(d)           At and following the Effective Time, Home Federal shall honor, and the Holding Company shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company and its Subsidiaries existing as of the Effective Time, as well as all employment, severance, deferred compensation or “change-in-control” agreements, plans or policies of the Company which are Previously Disclosed, other than any contractual rights which are superseded by the terms of the new employment agreements being entered into as of the Effective Time pursuant to Section 5.11(f) hereof.

(e)           The Company shall (1) take any actions necessary to cause the KSOP to be terminated immediately prior to the Effective Time, subject to the consummation of the Merger, and for the balances in all Participants’ Aggregate Accounts (as defined in the KSOP) to become fully vested and nonforfeitable as of the date of termination; (2) cause the account balances of all KSOP participants to be distributed in a lump sum (or transferred in accordance with Section 401(a)(31) of the Code) as soon as practicable following the later of (a) the Effective Time or (b) the date of a receipt of a favorable determination letter from the IRS regarding the qualified status of the KSOP upon its termination; and (3) adopt amendment(s) to the KSOP, in form and substance reasonably satisfactory to Home Bancorp, as may be requested by the IRS in connection with the request for a determination letter.  As soon as practicable after the date hereof, the Company shall file a request for a determination letter from the IRS regarding the continued qualified status of the KSOP upon its termination.  Prior to the Effective Time, Company and, following the Effective Time, the Holding Company shall use their respective best efforts to obtain such favorable determination letter (including, but not limited to, making such changes to the KSOP as may be requested by the IRS as a condition to its issuance of a favorable determination letter).  In addition, not later than the Effective Time, the Holding Company or Home Federal, as applicable, shall make any amendments necessary to its 401(k) plan or ESOP, as applicable to allow a direct rollover to such plans of amounts distributed under the KSOP excluding a direct rollover of any participant’s account subject to one or more loans that are outstanding under the KSOP unless such loans are satisfied in full prior to such direct rollover.

(f)            (i) As of the Effective Time, Home Federal and the Holding Company shall enter into employment agreements with Messrs. Daniel R. Herndon and Ron C. Boudreaux in the forms attached hereto as Appendix F, Appendix G, Appendix H and Appendix I, respectively, or in such form as such employment agreements are revised in connection with the review by Governmental Entities of the transactions contemplated by this Agreement, (ii) immediately prior to or as of the Effective Time, the Amended and Restated Executive Employment Agreement dated June 13, 2006 by and among the Company, the Bank and Ron C. Boudreaux will be terminated in accordance with the terms of the First Amendment thereto dated December 11, 2007 and (iii) Amendment Number Two  to the Supplemental Executive Retirement Plan of the Bank will have been adopted and remain in full force and effect.

(g)           With respect to each Company Employee Benefit Plan subject to Section 409A of the Code, the Company agrees to amend each such plan or cause each such plan to be amended to the extent necessary to comply with Section 409A of the Code (or to cause such plan, in whole or in part, to avoid the application of Section 409A of the Code by preserving the terms of such plan, and the law in effect, for benefits vested as of December 31, 2004) prior to the Effective Time.  Such amendments shall be provided to Home Bancorp and its counsel a reasonable time prior to their proposed adoption by the Company or the Bank and shall be subject to the prior consent of Home Bancorp, which shall not be unreasonably withheld.

5.12	Bank Merger

Home Bancorp, Home Federal, the Holding Company and the Company shall take, and the Company shall cause the Bank to take, all necessary and appropriate actions, including causing the Bank and Home Federal to enter into a merger agreement (the “Bank Merger Agreement”), to cause the Bank to merge with and into Home Federal (the “Bank Merger”) immediately after the Effective Time in accordance with the requirements of all applicable laws of the OTS and regulations promulgated thereunder.  Home Federal shall be the surviving corporation in the Bank Merger (the “Surviving Bank”), and shall continue its corporate existence under the laws of the OTS as a wholly-owned subsidiary of the Holding Company.  The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Home Federal immediately prior to the consummation of the Bank Merger, except as provided in Section 5.10 of this Agreement.  Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease and the name of the Surviving Bank shall be “First Louisiana Bank.”

5.13	Organization of the Holding Company

Prior to the Effective Time, Home Bancorp shall cause the Holding Company to be organized under the BCL.  Following the organization of the Holding Company and prior to the Effective Time, the Board of Directors shall approve this Agreement and the transactions contemplated hereby, and Home Bancorp shall cause the Holding Company to execute and deliver an appropriate instrument of accession to this Agreement in the form attached hereto as Appendix J (“Accession Agreement”), whereupon the Holding Company shall become a party to, and be bound by, this Agreement.

5.14	Shareholder Agreements

Shareholder Agreements, in the form attached as Appendix A and Appendix B hereto, shall have been executed and delivered by each director of the Company and Home Bancorp, respectively, in connection with the execution and delivery of this Agreement. In addition, the Shareholder Agreement in the form attached hereto as Appendix C shall have been executed by the MHC in connection with the execution and delivery of this Agreement.  Furthermore, the Company shall use its reasonable best efforts to cause each such person who is a Company Affiliate to execute and deliver to the Holding Company within 30 days of the date hereof an agreement in the form of Appendix K hereto.

5.15	Integration of Policies; Certain Modifications

During the period from the date of this Agreement to the Effective Time, the Company and the Bank shall, and shall cause their directors, officers and employees to, cooperate and assist Home Bancorp and Home Federal in the formulation of a plan of integration for the Holding Company and Home Federal and the Company and the Bank with respect to their combined operations subsequent to the Effective Time.  At or before the Effective Time, upon the request of Home Bancorp, the Company shall, consistent with GAAP, modify and change its employee benefits, loan, litigation and real estate valuation policies and practices so as to be applied consistently on a mutually satisfactory basis with those of Home Bancorp; provided, however, that the Company shall not be required to take such action (x) more than five Business Days prior to the Effective Time, and (y) unless Home Bancorp agrees in writing that all conditions to Closing set forth in Article VI have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further that no party’s representations, warranties and covenants contained in this Agreement shall be deemed to be untrue or breached in any respect for any purpose as a consequence of any such actions which may be undertaken on account of this Section 5.15.

5.16	Disclosure Supplements

From time to time prior to the Effective Time, each Party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other Party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other Party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the Parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.17	Failure to Fulfill Conditions

In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other Party.  Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger, the Conversion or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

5.18	Statutory Trust

Prior to the Effective Time, the Company, with the assistance of the Holding Company, shall use its best efforts to obtain a supplemental indenture with the trustees of the outstanding floating rate junior subordinated deferrable interest debentures to evidence the succession of the Holding Company as of the Effective Time. The form of the supplemental indenture shall be reasonably acceptable to the Holding Company, and the Holding Company agrees to assume the covenants, agreements and obligations of the Company under such indenture.

ARTICLE VI
CONDITIONS PRECEDENT

6.1	Conditions Precedent – Home Bancorp, the MHC and the Company

The respective obligations of Home Bancorp, the MHC and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

(a)           All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Conversion, the Merger, the Bank Merger and the other transactions contemplated hereby shall have been duly and validly taken by Home Bancorp, the MHC, the Holding Company, and the Company, including without limitation approval of this Agreement by the requisite respective votes of the shareholders of the Company and Home Bancorp and the approval of the Plan of Conversion by the requisite votes of the shareholders of Home Bancorp and the members of the MHC.

(b)           All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Home Bancorp, Home Federal, the MHC, the Holding Company, the Company and the Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Home Bancorp that had such condition or requirement been known, Home Bancorp, in its reasonable judgment, would not have entered into this Agreement.

(c)           None of Home Bancorp, Home Federal, the MHC, the Holding Company, the Company or the Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

(d)           The Form S-1 shall have become effective under the Securities Act, and Home Bancorp shall have received all state securities laws or “blue sky” permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Holding Company Common Stock in connection with the Merger and the Conversion, and neither the Form S-1 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

(e)           The shares of Holding Company Common Stock to be issued in connection with the Merger and the Conversion shall have been approved for listing on The Nasdaq Stock Market.

(f)           The Conversion shall have been consummated.

6.2	Conditions Precedent – The Company

The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

(a)           The representations and warranties of Home Bancorp and the MHC set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.  Notwithstanding the preceding sentence, except for the representations and warranties contained in Section 4.13, any inaccuracies in the representations and warranties of Home Bancorp and the MHC shall not prevent the satisfaction of the condition contained in this Section 6.2(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Home Bancorp.  In applying the preceding sentence, the determination of whether a representation and warranty of Home Bancorp and the MHC is inaccurate shall be made without regard to any language in Article IV which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

(b)           Home Bancorp and the MHC shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

(c)           Home Bancorp and the MHC shall have delivered to the Company a certificate, dated the date of the Closing and signed by their respective President and Chief Executive Officer and by their respective principal financial officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d)           No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

(e)           Home Bancorp shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Home Bancorp as the Company may reasonably request.

(f)           The Company shall have received the written opinion of Hunton & Williams LLP, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as constituting a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Home Bancorp, the Company and others, reasonably satisfactory in form and substance to such counsel.

6.3	Conditions Precedent – Home Bancorp and the MHC

The obligations of Home Bancorp and the MHC to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Home Bancorp and the MHC pursuant to Section 7.4 hereof.

(a)           The representations and warranties of the Company set forth in Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date.  Notwithstanding the preceding sentence, except for the representations and warranties contained in the second and fourth sentences of Section 3.1 and Section 3.13, any inaccuracies in the representations and warranties of the Company shall not prevent the satisfaction of the condition contained in this Section 6.3(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company.  In applying the preceding sentence, the determination of whether a representation and warranty of the Company is inaccurate shall be made without regard to any language in Article III which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

(b)           The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

(c)           The Company shall have delivered to Home Bancorp and the MHC a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its principal financial officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d)           No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

(e)           The Company shall have furnished Home Bancorp and the MHC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as Home Bancorp may reasonably request.

(f)           Home Bancorp and the MHC shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as constituting a reorganization within the meaning of Section 368(a) of the Code.  In rendering such opinion, such counsel may require and rely upon representations and covenants, including those contained in certificates of officers of Home Bancorp, the Company and others, reasonably satisfactory in form and substance to such counsel.

ARTICLE VII
TERMINATION, WAIVER AND AMENDMENT

7.1	Termination

This Agreement may be terminated:

(a)           at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

(b)           at any time on or prior to the Effective Time, by Home Bancorp in writing if the Company has, or by the Company in writing if Home Bancorp has, in any material respect, breached (provided that the terminating Party is not then in material breach of any representation or warranty or material covenant or agreement) (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, and in either case, such breach (x) is not cured within 30 days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching Party not to consummate the transactions contemplated hereby under Article VI hereof.

(c)            at any time, by either Home Bancorp or the Company in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger, the Conversion or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger, the Conversion or the other transactions contemplated by this Agreement;

(d)           at any time, by either Home Bancorp or the Company in writing, if (i) the shareholders of the Company do not approve this Agreement by the requisite vote at a meeting duly called for such purpose (or at any adjournment or postponement thereof), (ii) the shareholders of Home Bancorp do not approve this Agreement by the requisite vote at a meeting duly called for such purpose (or at any adjournment thereof) or (iii) (a) the members of the MHC do not approve the Plan of Conversion at a meeting duly called for such purpose (or at any adjournment thereof or (b) the shareholders of Home Bancorp do not approve the Plan of Conversion by the requisite vote at a meeting duly called for such purpose (or at any adjournment thereof), unless in either case the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

(e)           by either Home Bancorp or the Company in writing if the Effective Time has not occurred by the close of business on July 31, 2008, provided that this right to terminate shall not be available to any Party whose failure to perform an obligation in breach of such Party’s obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date.

(f)           At any time prior to the Company Meeting, by Home Bancorp if (i) the Company shall have breached Section 5.7, (ii) the Company Board shall have failed to make its recommendation referred to in Section 5.2(a), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Home Bancorp or (iii) the Company shall have materially breached its obligations under Section 5.2(a) by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 5.2(a).

(g)           By Home Bancorp if a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Home Bancorp or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

(h)           At any time prior to the Company Meeting, by the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an “Acquisition Agreement”) with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with Section 5.7 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 7.1(h) only after the fifth Business Day following Home Bancorp’s receipt of written notice from the Company in accordance with Section 5.7(b) advising Home Bancorp that the Company is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, Home Bancorp does not, in its sole discretion, make an offer to the Company that the Company Board determines in good faith, after consultation with its financial and legal advisors, is at least equal to the Superior Proposal.

(i)           At any time prior to the Home Bancorp Meeting, by the Company if (i) the Home Bancorp Board shall have failed to make its recommendation referred to in Section 5.2(a), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the Company or (ii) Home Bancorp shall have materially breached its obligations under Section 5.2(a) by failing to call, give notice of, convene and hold the Home Bancorp Meeting in accordance with Section 5.2(a)

For purposes of this Section 7.1, termination by Home Bancorp also shall be deemed to be a termination on behalf of the Holding Company and the MHC.

7.2	Effect of Termination

In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses and the termination fees set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (c), (d), (e), (f), (g), (h), (i) shall not relieve the breaching Party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3	Survival of Representations, Warranties and Covenants

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Home Bancorp, the MHC or the Company (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Home Bancorp or the Company.

7.4	Waiver

Each Party hereto by written instrument signed by an executive officer of such party, may at any time extend the time for the performance of any of the obligations or other acts of the other Parties hereto and may waive (i) any inaccuracies of the other Parties in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other parties of any of their obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5	Amendment or Supplement

This Agreement may be amended or supplemented at any time by mutual agreement of the Parties hereto, subject to the proviso to Section 7.4 hereof.  Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

  ARTICLE VIII
  MISCELLANEOUS

8.1	Expenses; Termination Fees

(a)           Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Home Bancorp or the MHC nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

(b)           In recognition of the efforts, expenses and other opportunities foregone by Home Bancorp and the MHC while structuring and pursuing the Merger, the Parties hereto agree that the Company shall pay to Home Bancorp a termination fee of $700,000 (the “Termination Fee”) in the manner set forth below if:

(i)             this Agreement is terminated by Home Bancorp pursuant to Section 7.1(f) or (g);

(ii)            this Agreement is terminated by (A) Home Bancorp pursuant to Section 7.1(b), (B) by either Home Bancorp or the Company pursuant to Section 7.1(e), or (C) by either Home Bancorp or the Company pursuant to Section 7.1(d)(i) (other than by reason of any breach by Home Bancorp or the Company, respectively), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of the Company or the Board of Directors of the Company (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

(iii)           this Agreement is terminated by the Company pursuant to Section 7.1(h).

In the event the Termination Fee shall become payable pursuant to Section 8.1(b)(i) or (ii), (x) the Company shall pay to Home Bancorp an amount equal to $250,000 on the first Business Day following termination of this Agreement, and (y) if within 24 months after such termination, the Company or a Company Subsidiary enters into any agreement with respect to, or consummates, any Acquisition Proposal, the Company shall pay to Home Bancorp the Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Proposal.  In the event the Termination Fee shall become payable pursuant to Section 8.1(b)(iii), the Company shall pay to Home Bancorp the entire Termination Fee on the first Business Day following the date of termination of this Agreement.  Any amount that becomes payable pursuant to this Section 8.1(b) shall be paid by wire transfer of immediately available funds to an account designated by Home Bancorp.

(c)           The Company, Home Bancorp and the MHC agree that the agreement contained in paragraph (b) of this Section 8.1 is an integral part of the transactions contemplated by this Agreement, that without such agreement Home Bancorp and the MHC would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by either the Company or Home Bancorp.  If the Company fails to pay Home Bancorp hereto the amounts due thereto under paragraph (b) above within the time periods specified therein, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by Home Bancorp in connection with any action in which Home Bancorp prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

8.2	Entire Agreement

This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors.  Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and 5.11 hereof.

8.3	No Assignment

None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4	Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

If to Home Bancorp and the MHC:

Home Federal Bancorp, Inc. of Louisiana
624 Market Street
Shreveport, Louisiana 71101
Attn:	Daniel R. Herndon
President and Chief Executive Officer
Fax:	(318) 674-2622

With a required copy to:

Elias, Matz, Tiernan & Herrick L.L.P.
734 15th Street, N.W.
Washington, DC 20005
Attn:	Raymond A. Tiernan, Esq.
Fax:	(202) 347-2172

If to the Company:

First Louisiana Bancshares, Inc.
1350 East 70th Street
Shreveport, Louisiana 71105
Attn:	Ron C. Boudreaux
President and Chief Executive Officer
Fax:	(318) 629-1440

With a required copy to:

Attn:	Zonnie Breckinridge, Esq.
Hunton & Williams LLP
401 Congress Avenue, Suite 2500
Austin, Texas 78701
Fax:	(512) 542-5049

8.5	Alternative Structure

Notwithstanding any provision of this Agreement to the contrary, Home Bancorp and the MHC may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) such modification will not adversely affect the tax treatment of the Company’s shareholders as a result of receiving shares of Holding Company Common Stock, (ii) the consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any other condition to the obligations of Home Bancorp and the MHC set forth in Sections 6.1 and 6.3 hereof.

8.6	Interpretation

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7	Counterparts

This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana applicable to agreements made and entirely to be performed within such jurisdiction.  Any dispute arising hereunder shall be brought before a court located in the State of Louisiana.  Each of the Parties hereto waives all rights to a trial by jury in any action, proceeding or counteraction related to or arising out of this Agreement and the transactions contemplated hereby.
[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Attest:
/s/ DeNell W. Mitchell		By:	/s/ Daniel R. Herndon
Name:	DeNell W. Mitchell	Name:	Daniel R. Herndon
Title:	Corporate Secretary	Title:	President and Chief Executive Officer

HOME FEDERAL MUTUAL HOLDING COMPANY OF LOUISIANA

Attest:
/s/ DeNell W. Mitchell		By:	/s/ Daniel R. Herndon
Name:	DeNell W. Mitchell	Name:	Daniel R. Herndon
Title:	Corporate Secretary	Title:	President and Chief Executive Officer

FIRST LOUISIANA BANCSHARES, INC.

Attest:
/s/ Rhonda R. Hensley		By:	/s/ Ron C. Boudreaux
Name:	Rhonda R. Hensley	Name:	Ron C. Boudreaux
Title:	Corporate Secretary	Title:	President and Chief Executive Officer

Appendix B

[Sandler O’Neill + Partners, L.P. Letterhead]

[Form of Fairness Opinion]

_______, 2008

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
624 Market Street
Shreveport, LA 71101-3643

Ladies and Gentlemen:

Home Federal Bancorp, Inc. of Louisiana (“Home Bancorp”), Home Federal Mutual Holding Company of Louisiana (the “MHC”) and First Louisiana Bancshares, Inc. (“First Louisiana”) have entered into an Agreement and Plan of Merger, dated as of December 11, 2007 pursuant to which First Louisiana will be merged with and into New Home Federal Bancorp, Inc.(“Holding Company”), a to be formed business corporation which shall be organized by Home Federal Savings and Loan Association (“Home Federal”) for the purposes of becoming the stock-form holding company of Home Federal upon the consummation of the Conversion and acquiring the Company pursuant to the terms of the Agreement (the “Merger”).  Pursuant to the terms of the Agreement, each share of Company common stock, other than certain shares as specified in the Agreement, will be converted into the right to receive, at the election of the holder thereof (a) a cash amount equal to $28.00 (the “Per Share Cash Consideration”) or (b) the number of shares of Holding Company commons stock equal to the quotient (the “Exchange Ratio”) determined by dividing (i) $28.00 by (ii) the Final Purchase Price of Holding Company common stock (or 2.8 shares assuming a Final Purchase Price of $10.00 per share) (the “Per Share Stock Consideration” and together with the Per Share Cash Consideration, the “Merger Consideration”).  Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement.  The other terms and conditions of the Merger are more fully set forth in the Agreement.  You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to Home Bancorp.

Sandler O’Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of  Home Bancorp that we deemed relevant; (iii) certain audited financial statements and other historical financial information of First Louisiana as provided by senior management of Home Bancorp that we deemed relevant; (iv) certain operating and financial information as provided by the management of Home Bancorp relating to Home Bancorp, its business and prospects; (v) certain operating and financial information as provided by the management of First Louisiana relating to First Louisiana, its business and prospects; (vi) the pro forma impact of the proposed conversion of the MHC from the mutual form of organization to the capital stock form of organization; (vii) the pro forma financial impact of the Merger on Home Bancorp, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by the senior management of Home Bancorp;  (viii) the publicly reported historical price and trading activity for Home Bancorp’s common stock, including a comparison of certain financial and stock market information for Home Bancorp and similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of Home Bancorp, the business, financial condition, results of operations and prospects of Home Bancorp and held similar discussions with certain members of senior management of First Louisiana regarding the business, financial condition, results of operations and prospects of First Louisiana.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources or that was provided to us by Home Bancorp and First Louisiana or its respective representatives and have assumed such accuracy and completeness for purposes of rendering this opinion.  We have further relied on the assurances of management of Home Bancorp and First Louisiana that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading.  We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof.  We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Home Bancorp and First Louisiana or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals.  We did not make an independent evaluation of the adequacy of the allowance for loan losses of Home Bancorp and First Louisiana nor have we reviewed any individual credit files relating to Home Bancorp and First Louisiana.  We have assumed, with your consent, that the respective allowances for loan losses for both Home Bancorp and First Louisiana are adequate to cover such losses.

With respect to the respective prospects reviewed with the respective managements of Home Bancorp and First Louisiana and the anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies reviewed with the management of Home Bancorp and used by Sandler O’Neill in its analyses, Home Bancorp’s and First Louisiana’s managements confirmed to us that they reflected the best currently available estimates and judgments of such respective management and we assumed that such performances would be achieved.  We express no opinion as to such prospects or the assumptions on which they are based.  We have also assumed that there has been no material change in Home Bancorp’s and First Louisiana’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us.  We have assumed in all respects material to our analysis that Home Bancorp and First Louisiana will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements, that the conditions precedent in the agreements are not waived and that the Merger will be a tax-free reorganization for federal income tax purposes.  Finally, with your consent, we have relied upon the advice Home Bancorp has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement.

Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.  Events occurring after the date hereof could materially affect this opinion.  We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.  We are expressing no opinion herein as to what the value of Holding Company’s common stock will be when issued to First Louisiana’s shareholders pursuant to the Agreement or the prices at which Home Bancorp’s or Holding Company’s common stock may trade at any time.

We have acted as Home Bancorp’s financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this Opinion, which is due upon our rendering of the Opinion.    Home Bancorp has also agreed to indemnify us against certain liabilities arising out of our engagement.  As you are aware, we are representing the MHC in its Conversion from the mutual form of organization to the capital stock form of organization and will receive a fee for those services.

This Opinion has been approved by Sandler O’Neill’s fairness opinion committee.  We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by the company’s officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of the company.

In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Home Bancorp and their affiliates.  We may also actively trade the equity or debt securities of Home Bancorp or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Home Bancorp in connection with its consideration of the Merger and is directed only to the fairness, from a financial point of view, of the Merger Consideration to Home Bancorp  and does not address the underlying business decision of Home Bancorp to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Home Bancorp or the effect of any other transaction in which Home Bancorp might engage.  Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, that the Merger Consideration is fair to Home Bancorp from a financial point of view.

Very truly yours

Sandler O'Neill & Partners

Appendix C

[National Capital Corporation Letterhead]

February 25, 2008

Board of Directors
First Louisiana Bancshares, Inc.
P.O. Box 52079
Shreveport, Louisiana  71135

Members of the Board:

National Capital Corporation (“National Capital”) has been engaged by the board of directors of First Louisiana Bancshares, Inc. (the “Company”) to provide a fairness opinion on the consideration to be paid to shareholders as a result of the proposed Agreement and Plan of Merger by and among Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company of Louisiana and First Louisiana Bancshares, Inc.

In rendering this fairness opinion, we reviewed, analyzed and relied upon certain financial and other factors as we deemed appropriate under the circumstances, including, among others:

1.	the proposed Agreement and Plan of Merger by and among Home Federal Bancorp, Inc. of Louisiana, Home Federal Mutual Holding Company of Louisiana and First Louisiana Bancshares, Inc.;

2.
the Company’s historical and current financial position and results of operations, including information related to interest income, interest expense, net interest margin, net non-interest margin, provision for loan losses, non-interest income, non-interest expense, earnings, dividends, book value, intangible assets, return on assets, return on shareholders’ equity, capitalization, the amount and type of non-performing assets, loan losses and the reserve for loan losses, all as set forth in the Company’s financial statements;

3.
the Company’s assets and liabilities, on a consolidated basis, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources, costs and liquidity;

4.	results of the Company’s recent regulatory examinations;

5.	the Company’s future earnings and dividend paying capacity;

6.	certain other publicly available financial and other information concerning the Company;

7.	the general economic, market and financial conditions affecting the operations and business prospects of the Company and Home Federal;

8.	Home Federal’s pro forma consolidated financial projections;

9.	Home Federal’s plan of conversion, encompassing the transactions whereby Home Federal will convert from the mutual to the stock form of organization;

10.	the competitive and economic outlook for the Company’s trade area and the banking industry in general; and

11.
publicly available information concerning certain other banks and bank holding companies, the trading markets and prevailing market prices for their securities, and the nature and terms of certain other merger or share exchange transactions involving banks or bank holding companies.

We also used our experience in securities valuation and knowledge of financial institutions, including banks, bank holding companies and other financial institutions in determining the fairness of the proposed transaction.  This opinion is based upon conditions as they existed, and could be evaluated, on the date of the opinion and upon information made available to National Capital through that date.

In rendering our appraisal and fairness opinion, we relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and did not attempt to independently verify the information.  National Capital is not an expert in the independent verification of the adequacy of loan and lease losses and assumed, without independent verification, that the aggregate allowances for loan and lease losses is adequate to cover the losses.  National Capital did not make or obtain any evaluations or appraisals of the properties of the Company, nor did we examine any individual loan credit files.

C-1

First Louisiana Bancshares, Inc.
Fairness Opinion

We have been retained by the board of directors of the Company to act as an independent financial advisor to the Company in connection with the proposed transaction and will receive a fee from the Company for our services, no portion of which is contingent upon the consummation of the proposed transaction or the analysis, opinions or conclusions expressed in this letter.

Our opinion is necessarily based upon market, economic and other conditions as of the date set forth above, and on the information made available to us.  Our opinion does not address the merits of the underlying decision by the Company to engage in the proposed transaction and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote on the transaction or any other matter related thereto.  We have not considered, nor are we expressing any opinion herein with respect to, the prices at which shares of Company stock will trade at any time prior to the completion of the transaction.  Neither are we expressing any opinion with respect to the prices at which shares of the merged institution will trade after the completion of the transaction.

On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof, the consideration to be paid to shareholders of the Company as set forth in the proposed transaction, is fair, from a financial point of view, to all shareholders of the Company, including those shareholders who are not directors or executive officers of the Company.

This opinion is available for disclosure to the shareholders of the Company.  Accordingly, we hereby consent to the inclusion of this opinion and the reference to our firm in the proxy statement provided to the shareholders of the Company.

Sincerely,

National Capital Corporation

By:	T. Jefferson Fair, AVAPresident

C-2

Appendix D

LOUISIANA REVISED STATUTES
TITLE 12.  CORPORATIONS AND ASSOCIATIONS
CHAPTER 1.  BUSINESS CORPORATION LAW
PART 13.  DISSENTING SHAREHOLDERS' RIGHTS, FAIR PRICE PROTECTION, AND
CONTROL SHARE ACQUISITION

§ 12:131. Rights of a shareholder dissenting from certain corporate actions

A.           Except as provided in Subsection B of this Section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(G), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

B.           The right to dissent provided by this Section shall not exist in the case of:

(1)           A sale pursuant to an order of a court having jurisdiction in the premises.

(2)           A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

(3)           Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or, except in the case of shareholders of a corporation surviving the merger or consolidation in which each share of such corporation outstanding immediately prior to the effective date of the merger or consolidation is an identical outstanding or treasury share of such corporation after the effective date of the merger or consolidation, the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

C.           (1)           (a)           Except as provided in Paragraph (4) of this Subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records.

(b)          An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(2)           Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this Section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock.

(3)           Unless the objection, demand, and acknowledgment are made and delivered by the shareholder within the period limited in Paragraphs (1) and (2), he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken.

D-1

(4)           In the case of a merger pursuant to R.S. 12:112(G), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as provided in Paragraph (2), and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as prescribed in Paragraph (2).

D.           If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

E.           In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

F.           When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

G.           If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

H.           Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

D-2

REVOCABLE PROXY

HOME FEDERAL BANCORP, INC. OF LOUISIANA
SPECIAL MEETING OF SHAREHOLDERS
☒ Please Mark Votes
        As in This Example

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ __, 2008 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby appoints the Board of Directors of Home Federal Bancorp, Inc. of Louisiana or any successors thereto, as proxies with full powers of substitution, to represent and vote, as designated below, all the shares of common stock of Home Federal Bancorp, Inc. held of record by the undersigned on __________ __, 2008 at the Special Meeting of Shareholders to be held at the ____________________, located at ____________________, ____________________, Louisiana on ______________, ______, ___, 2008, at __:__ __.m., Central time, or at any adjournment thereof.

1.
The approval of a Plan of Conversion and Reorganization and the transactions contemplated thereby pursuant to which, in a series of substantially simultaneous and interdependent transactions:  (i) Home Federal Mutual Holding Company will convert to a federally chartered interim stock savings association and Home Federal Bancorp, Inc. of Louisiana will convert to a federally chartered interim stock savings association and, immediately thereafter, each will merge with and into Home Federal Savings and Loan Association, with Home Federal Savings and Loan being the surviving entity; (ii) Home Federal Bancorp, Inc., a newly formed Louisiana-chartered stock corporation and subsidiary of Home Federal Savings and Loan, will form a federally chartered interim stock savings association as a wholly owned subsidiary, which will merge with and into Home Federal Savings and Loan, with Home Federal Savings and Loan as the surviving entity; and (iii) the outstanding shares of common stock of the existing Home Federal Bancorp, Inc. (other than those held by Home Federal Mutual Holding Company which will be canceled) will be converted into shares of common stock of the new holding company pursuant to an exchange ratios.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The approval of the Agreement and Plan of Merger, dated as of December 11, 2007, by and among Home Federal Bancorp, Inc., Home Federal Mutual Holding Company and First Louisiana Bancshares, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.
The adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The information proposals 1A through 1C, below, are for informational purposes only and may not be voted upon by shareholders due to Office of Thrift Supervision regulations governing mutual-to-stock conversions.

1A.	Increasing the authorized capital stock to 10,000,000 shares of serial preferred stock and 40,000,000 shares of common stock.

1B.
A provision in the Articles of Incorporation of Home Federal Bancorp requiring that amendments to specified provisions of the articles of incorporation must be approved by at least 75% of the shares entitled to vote.

1C.
A provision in the Articles of Incorporation of Home Federal Bancorp requiring that amendments to specified provisions of the bylaws must, in order to be approved by shareholders, be approved by at least 75% of the shares entitled to vote generally in an election of directors.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The Board of Directors recommends that you vote "FOR" approval of the Plan of Conversion, "FOR" the proposal to approve the agreement and plan of merger and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

THE SHARES OF HOME FEDERAL BANCORP'S COMMON STOCK WILL BE VOTED AS SPECIFIED.  IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION, FOR THE APPROVAL OF THE MERGER AGREEMENT AND FOR THE PROPOSAL TO ADJOURN THE MEETING, IF NECESSARY, AND OTHERWISE AT THE DISCRETION OF THE PROXIES.  YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of Home Federal Bancorp, Inc. called for __________ __, 2008, the accompanying Joint Proxy Statement Prospectus prior to the signing of this proxy.

Please be sure to date this Proxy and sign in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

▲           Detach above card, sign, date and mail in postage paid envelope provided.▲

HOME FEDERAL BANCORP, INC. OF LOUISIANA
Please sign this Proxy exactly as your name(s) appear(s) on this proxy.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.
PLEASE ACT PROMPTLY
MARK, SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

SEC filing fees*	$1,543
Office of Thrift Supervision filing fees	20,000
Nasdaq filing fees	100,000
FINRA filing fees*	5,939
Printing, postage, mailing and EDGAR expenses	165,000
Legal fees and expenses (1)	300,000
Blue Sky filing fees and expenses	10,000
Accounting fees and expenses (1)	100,000
Appraiser's fees (1)	37,500
Business plan	45,000
Marketing agent expenses (2)	100,000
Conversion center fees and expenses	20,000
Transfer agent fees and expenses	10,000
Certificate printing	5,000
Miscellaneous	30,018
Total	$950,000
________________________
*	Estimated
(1)	Excludes legal, accounting and financial advisor fees and expenses related to the merger with First Louisiana Bancshares.
(2)
In addition to the foregoing expenses, Sandler O'Neill & Partners, L.P. will receive fees based on the number of shares sold in the conversion and offering.  Based upon the assumptions and the information set forth under "Pro Forma Data" and "The Conversion and Offering - Marketing Arrangements" in the Prospectus, it is estimated that such fees will be $170,660, $202,790, $239,078, $275,366 and $317,097 at the adjusted minimum, minimum, midpoint, maximum and maximum, as adjusted, of the offering range, respectively.

Item 14.	Indemnification of Directors and Officers.

In accordance with the Louisiana Business Corporation Law, Article 7 of the Registrant's Articles of Incorporation provides as follows:

A.            Personal Liability of Directors and Officers.  A director or officer of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited.

B.             Indemnification.

(i)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer or former director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

(ii)         The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a employee or agent of the Corporation, or such employee or agent or former employee or agent is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Louisiana law.

C.            Advancement of Expenses.  Reasonable expenses incurred by an officer, director, employee or agent of the Corporation in defending an action, suit or proceeding described in Section B of this Article 7 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if authorized by the board of directors (without regard to whether participating members thereof are parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

D.            Other Rights.  The indemnification and advancement of expenses provided by or pursuant to this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, insurance or other agreement, vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

E.             Insurance.  The Corporation shall have the power to purchase and maintain insurance or other similar arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any liability asserted against or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 7.

F.             Security Fund; Indemnity Agreements.  By action of the Board of Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or other fund or form of self insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 7.

G.            Modification.  The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 7 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 7, and no amendment or termination of any trust or other fund or form of self insurance arrangement created pursuant to Section F of this Article 7, shall alter to the detriment of such person the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

H.            Proceedings Initiated by Indemnified Persons or Settlement of Claim.  Notwithstanding any other provision of this Article 7, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. The Corporation shall not be obligated to reimburse the amount of any settlement of any claim by any person unless it has agreed, by the affirmative vote of a majority of the directors then in office, to such settlement.  If any person shall unreasonably fail to enter into a settlement of any proceeding within the scope of this Article 7, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then notwithstanding any other provision of this Article 7, the indemnification obligation of the Corporation in connection with such action, suit, or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

I.              Authority of Board to Regulate.  The Board of Directors of the Corporation may establish rules and procedures, not inconsistent with the provisions of this Article 7, to implement the provisions of this Article 7.

Item 15.	Recent Sales of Unregistered Securities

Not applicable.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

(a)           List of Exhibits (filed herewith unless otherwise noted)

No.	Description
1.1	Form of Agency Agreement with Sandler O'Neill & Partners, L.P.(1)
1.2	Engagement Letter with Sandler O'Neill & Partners, L.P. as conversion agent(1)
1.3	Engagement Letter with Sandler O'Neill & Partners, L.P. as marketing agent(1)
2.1	Plan of Conversion and Reorganization (4)
2.2	Agreement and Plan of Merger(2)
3.1	Articles of Incorporation of Home Federal Bancorp, Inc. of Louisiana(1)
3.2	Amended and Restated Bylaws of Home Federal Bancorp, Inc. of Louisiana (4)
4.1	Form of Stock Certificate of Home Federal Bancorp, Inc. of Louisiana(1)
4.2	Form of Stock Certificate of First Louisiana Bancshares, Inc. (4)
5.0	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality (5)
8.1	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters related to the conversion (5)
8.2	Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: Federal tax matters related to the merger (5)
8.3	Opinion of LaPorte Sehrt Romig & Hand re: Louisiana tax matters (5)
8.4	Opinion of Hunton & Williams L.L.P. re: Federal tax matters related to the merger (5)
8.5	Letter of Feldman Financial Advisors, Inc. re: Subscription Rights(1)
10.1	Home Federal Bancorp, Inc. of Louisiana 2005 Stock Option Plan(3)
10.2	Home Federal Bancorp, Inc. of Louisiana 2005 Recognition and Retention Plan and Trust Agreement(3)
10.3	Form of Employment Agreement between First Louisiana Bank and Daniel R. Herndon (4)
10.4	Form of Employment Agreement between First Louisiana Bancshares, Inc. and Daniel R. Herndon (4)
10.5	Form of Employment Agreement between First Louisiana Bank and Ron C. Boudreaux (4)
10.6	Form of Employment Agreement between First Louisiana Bancshares, Inc. and Ron C. Boudreaux (4)
10.7	Form of Loan Purchase Agreement
23.1	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0, Exhibit 8.1 and Exhibit 8.2, respectively) (5)
23.2	Consent of LaPorte Sehrt Romig & Hand (4)
23.3	Consent of Heard, McElroy & Vestal, L.L.P. (4)
23.4	Consent of Feldman Financial Advisors, Inc.(1)
23.5	Consent of Sandler O’Neill & Partners, L.P.(1)
23.6	Consent of Hunton & Williams LLP (included in Exhibit 8.4) (5)
24.0	Power of Attorney (included in Signature Page of this Registration Statement)(1)
99.1	Subscription Order Form and Instructions (4)
99.2	Additional Solicitation Material (4)
99.3	Appraisal Report of Feldman Financial Advisors, Inc.(1)
99.4	Form of proxy statement and proxy for members of Home Federal Mutual Holding Company(1)
99.5	Consent of Ron C. Boudreaux to be identified as a proposed director(1)
99.6	Consent of Phillip L. Israel to be identified as a proposed director(1)
99.7	Consent of John H. Meldrum Jr. to be identified as a proposed director(1)
99.8	Consent of Winston E. Rice to be identified as a proposed director(1)
99.9	Consent of Armand L. Roos to be identified as a proposed director(1)
99.10	Consent of Wayne L. Simpson to be identified as a proposed director(1)
99.11	Consent of David L. Winkler to be identified as a proposed director(1)
99.12	Additional Marketing Material (4)

_____________
(1)	Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-149677) filed with the SEC on March 12, 2008.
(2)
Incorporated herein by reference from Home Federal Bancorp, Inc. of Louisiana's Form 8-K, dated December 11, 2007 and filed with the SEC on December 17, 2007 (File No. 000-51117).  The registrant agrees to supplementally furnish a copy of any omitted schedules to the Commission upon request.

(3)	Incorporated herein by reference from Home Federal Bancorp, Inc. of Louisiana's Definitive Schedule 14A filed with the SEC on June 29, 2005 (File No. 000-51117).
(4)	Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-149677) filed with the SEC on April 30, 2008.
(5)	To be filed by amendment.

(b)           Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)           That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the Common Stock, so as to make delivery to each purchaser promptly following completion of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No.2 to Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shreveport, Louisiana on May 7, 2008.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

By:	/s/ Daniel R. Herndon
Daniel R. Herndon
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel R. Hernodon	Chairman of the Board, President and Chief Executive Officer	May 7, 2008
Daniel R. Herndon

/s/ Walter T. Colquitt III*	Director	May 7, 2008
Walter T. Colquitt III

/s/ David A. Herndon III*	Director	May 7, 2008
David A. Herndon III

/s/ Scott D. Lawrence*	Director	May 7, 2008
Scott D. Lawrence

/s/ Mark Malloy Harrison*	Director	May 7, 2008
Mark Malloy Harrison

/s/ Clyde D. Patterson*	Director and Executive Vice President (Principal Financial and Accounting Officer)	May 7, 2008
Clyde D. Patterson

/s/ Henry M. Hearne*	Director	May 7, 2008
Henry M. Hearne

/s/ Woodus K. Humphrey*	Director	May 7, 2008
Woodus K. Humphrey

/s/ Amos L. Wedgeworth Jr.*	Director	May 7, 2008
Amos L. Wedgeworth Jr.

*By Daniel R. Herndon, attorney-in-fact